[EXECUTION COPY]













                        Pooling and Servicing Agreement
                           Dated as of August 1, 1996


                          EQCC RECEIVABLES CORPORATION
                          EQCC ASSET BACKED CORPORATION
                                  (Depositors)


                                       and


                        EQUICREDIT CORPORATION OF AMERICA
                          (Representative and Servicer)


                                       and


                         FIRST BANK NATIONAL ASSOCIATION
                                    (Trustee)



                EQCC Home Equity Loan Asset Backed Certificates,
                                  Series 1996-3

                                TABLE OF CONTENTS

                                                                                                                Page
                                    ARTICLE I

                                   DEFINITIONS

         Account  ..............................................................................................  3
         Account Party..........................................................................................  3
         Accrual Period.........................................................................................  3
         Advance  ..............................................................................................  3
         Affiliate..............................................................................................  3
         Agreement..............................................................................................  3
         Assignment of Beneficial Interest......................................................................  4
         Assignment of Mortgage.................................................................................  4
         Authorized Denominations...............................................................................  4
         Available Payment Amount...............................................................................  4
         Bankruptcy Loan........................................................................................  4
         Base Spread Account Requirement........................................................................  5
         Base Spread Account Requirement Trigger Event..........................................................  5
         Basic Documents........................................................................................  5
         Basic Principal Amount.................................................................................  5
         Book-Entry Certificates................................................................................  6
         Business Day...........................................................................................  6
         Certificate............................................................................................  6
         Certificate Depository Agreement.......................................................................  6
         Certificate Insurance Policy...........................................................................  6
         Certificate Insurer....................................................................................  7
         Certificate Owner......................................................................................  7
         Certificate Register...................................................................................  7
         Certificateholder or Holder............................................................................  7
         Class    ..............................................................................................  7
         Class A Certificates...................................................................................  7
         Class A-1 Certificate..................................................................................  8
         Class A-2 Certificate..................................................................................  8
         Class A-3 Certificate..................................................................................  8
         Class A-4 Certificate..................................................................................  8
         Class A-5 Certificate..................................................................................  8
         Class A-6 Certificate..................................................................................  8
         Class A-7 Certificate..................................................................................  8
         Class A Certificateholder..............................................................................  8
         Class A-1 Pass-Through Rate............................................................................  8


                                                                                                                Page

         Class A-2 Pass-Through Rate............................................................................  8
         Class A-3 Pass-Through Rate............................................................................  8
         Class A-4 Pass-Through Rate............................................................................  8
         Class A-5 Pass-Through Rate............................................................................  8
         Class A-6 Pass-Through Rate............................................................................  8
         Class A-7 Pass-Through Rate............................................................................  9
         Class A Carry-Forward Amount...........................................................................  9
         Class A Interest Remittance Amount.....................................................................  9
         Class A Pool Factor....................................................................................  9
         Class A Principal Balance..............................................................................  9
         Class A Principal Remittance Amount...................................................................  10
         Class A Remittance Amount.............................................................................  10
         Class R Certificate...................................................................................  10
         Class R Certificateholder.............................................................................  10
         Closing Date..........................................................................................  10
         Code     .............................................................................................  10
         Collection Account....................................................................................  10
         Combined Loan-To-Value Ratio or CLTV..................................................................  10
         Commission............................................................................................  10
         Corporate Trust Office................................................................................  11
         Cross-over Date.......................................................................................  11
         Cumulative Excess Spread Receipts.....................................................................  11
         Cumulative Losses.....................................................................................  11
         Current CLTV..........................................................................................  11
         Curtailment...........................................................................................  11
         Custodial Agreement.................................................................................... 11
         Custodian.............................................................................................. 11
         Cut-off Date........................................................................................... 12
         Default  .............................................................................................. 12
         Definitive Certificates................................................................................ 12
         Deleted Mortgage Loan.................................................................................. 12
         Depositor.............................................................................................. 12
         Depository............................................................................................. 12
         Depository Participant................................................................................. 12
         Destroyed Mortgage Note................................................................................ 12
         Destroyed Mortgage Note Affidavit...................................................................... 12
         Determination Date..................................................................................... 13
         Disqualified Organization.............................................................................. 13
         Draw Amount............................................................................................ 13
         Due Date .............................................................................................. 13
         Due Period............................................................................................. 13

                                                                                                               Page

         Eligible Account....................................................................................... 13
         Event of Nonpayment.................................................................................... 14
         Excess Proceeds........................................................................................ 14
         Excess Spread.......................................................................................... 15
         Exchange Act........................................................................................... 15
         FDIC     .............................................................................................. 15
         FHLMC    .............................................................................................. 15
         Fidelity Bond.......................................................................................... 15
         Final Scheduled Payment Date........................................................................... 15
         First Lien............................................................................................. 15
         FNMA     .............................................................................................. 15
         Holder   .............................................................................................. 15
         Home Equity Loan Ratio................................................................................. 15
         IBCA     .............................................................................................. 16
         Illinois Land Trust.................................................................................... 16
         Increased LC Costs..................................................................................... 16
         Independent............................................................................................ 17
         Insurance Account...................................................................................... 18
         Insurance Proceeds..................................................................................... 18
         Insured Payment........................................................................................ 18
         LC Obligation:......................................................................................... 18
         Latest Maturity Date................................................................................... 19
         Letter of Credit....................................................................................... 19
         Letter of Credit Bank.................................................................................. 19
         Letter of Credit Fee Account........................................................................... 19
         Letter of Credit Fee Amount............................................................................ 19
         Letter of Credit Proceeds Sub-Account.................................................................. 19
         Lien     .............................................................................................. 19
         Liquidated Mortgage Loan............................................................................... 19
         Liquidation Proceeds................................................................................... 20
         Majority in Aggregate Voting Interest.................................................................. 20
         Monthly Excess Spread Amount........................................................................... 20
         Monthly Payment........................................................................................ 20
         Monthly Premium........................................................................................ 20
         Moody's  .............................................................................................. 20
         Mortgage .............................................................................................. 20
         Mortgage File.......................................................................................... 20
         Mortgage Impairment Insurance Policy................................................................... 21
         Mortgage Interest Rate................................................................................. 21
         Mortgage Loan.......................................................................................... 21
         Mortgage Loan Losses................................................................................... 21

                                                                                                               Page

         Mortgage Loan Schedule................................................................................. 21
         Mortgage Note.......................................................................................... 22
         Mortgage Pool.......................................................................................... 22
         Mortgaged Property..................................................................................... 22
         Mortgaged Property State............................................................................... 22
         Mortgagor.............................................................................................. 22
         Net Liquidation Proceeds............................................................................... 22
         Net Mortgage Interest Rate............................................................................. 22
         Net Spread Account Excess.............................................................................. 22
         Nondisqualification Opinion............................................................................ 23
         Nonrecoverable Advances................................................................................ 23
         Non-United States Person............................................................................... 23
         Officer's Certificate.................................................................................. 23
         Opinion of Counsel..................................................................................... 23
         Optional Purchase Date................................................................................. 23
         Original Class A-1 Principal Balance................................................................... 23
         Original Class A-2 Principal Balance................................................................... 23
         Original Class A-3 Principal Balance................................................................... 24
         Original Class A-4 Principal Balance................................................................... 24
         Original Class A-5 Principal Balance................................................................... 24
         Original Class A-6 Principal Balance................................................................... 24
         Original Class A-7 Principal Balance................................................................... 24
         Original Pool Principal Balance........................................................................ 24
         Originator............................................................................................. 24
         Owner-Occupied Mortgaged Property...................................................................... 24
         Pass-Through Rate...................................................................................... 24
         Payment Date........................................................................................... 24
         Percentage Interest.................................................................................... 24
         Performance Default.................................................................................... 25
         Permitted Instruments.................................................................................. 25
         Permitted Transferee................................................................................... 26
         Person   .............................................................................................. 26
         Plan     .............................................................................................. 27
         Pool Factor............................................................................................ 27
         Pool Principal Balance................................................................................. 27
         Premium Factor......................................................................................... 27
         Pre-Plan Interest...................................................................................... 27
         Pre-Plan Interest Payments............................................................................. 27
         Principal and Interest Account......................................................................... 27
         Principal Balance...................................................................................... 27
         Principal Prepayment................................................................................... 28

                                                                                                               Page

         Proceeding............................................................................................. 28
         Projected Excess Spread................................................................................ 28
         Prospectus............................................................................................. 28
         Qualified Substitute Mortgage Loan..................................................................... 28
         Rating Agencies........................................................................................ 29
         Reassignment of Assignment of Beneficial Interest...................................................... 29
         Record Date............................................................................................ 29
         Registered Holder...................................................................................... 29
         Reimbursable Amounts................................................................................... 29
         Released Mortgaged Property Proceeds................................................................... 29
         Remainder Excess Spread Amount......................................................................... 30
         REMIC    .............................................................................................. 30
         REMIC Provisions....................................................................................... 30
         Remittance Report...................................................................................... 30
         REO Disposition........................................................................................ 30
         REO Property........................................................................................... 30
         Representative......................................................................................... 30
         Representative's Yield................................................................................. 30
         Residential Dwelling................................................................................... 30
         Responsible Officer.................................................................................... 31
         Rule of 78s Method..................................................................................... 31
         Rule of 78s Mortgage Loan.............................................................................. 32
         Series   .............................................................................................. 32
         Servicer .............................................................................................. 32
         Servicer Default....................................................................................... 32
         Servicer Employees..................................................................................... 32
         Servicing Advances..................................................................................... 32
         Servicing Compensation................................................................................. 33
         Servicing Fee.......................................................................................... 33
         Servicing Officer...................................................................................... 33
         Specified Spread Account Requirement................................................................... 33
         Spread Account......................................................................................... 34
         Spread Account Amount.................................................................................. 34
         Spread Account Excess:................................................................................. 34
         S&P      .............................................................................................. 34
         Startup Day............................................................................................ 34
         Subordinated Amount.................................................................................... 34
         Subservicer............................................................................................ 36
         Subservicing Agreement................................................................................. 36
         Substitution Adjustment................................................................................ 37
         Targeted Amount........................................................................................ 37

                                                                                                               Page

         Tax Matters Person..................................................................................... 37
         Termination Price...................................................................................... 37
         Transfer Agreement..................................................................................... 37
         Trust    .............................................................................................. 37
         Trust Fund............................................................................................. 37
         Trustee  .............................................................................................. 38
         Trust REMIC............................................................................................ 38
         UCC      .............................................................................................. 38
         United States Person................................................................................... 38

                                   ARTICLE II

                         CONVEYANCE OF THE TRUST ASSETS

         Section 2.01      Sale and Conveyance of Trust Assets;
                           Priority and Subordination of Ownership
                           Interests............................................................................ 38
         Section 2.02      Possession of Mortgage Files......................................................... 40
         Section 2.03      Books and Records.................................................................... 40
         Section 2.04      Delivery of Mortgage Loan Documents.................................................  41
         Section 2.05      [Reserved]........................................................................... 45
         Section 2.06      Acceptance by Trustee of the Trust Fund;
                           Certain Substitutions; Certification by
                           Trustee.............................................................................. 45
         Section 2.07      REMIC Administration................................................................. 47
         Section 2.08      Execution of Certificates............................................................ 54
         Section 2.09      Application of Principal and Interest................................................ 54

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.01      Representations of the Servicer and the
                           Depositors........................................................................... 54
         Section 3.02      Assignment of Transfer Agreement;
                           Representations and Warranties as to the
                           Individual Mortgage Loans and the
                           Mortgage Pool........................................................................ 60
         Section 3.03      Purchase and Substitution............................................................ 74

                                                                                                               Page

                                   ARTICLE IV
                                THE CERTIFICATES

         Section 4.01      The Certificates..................................................................... 77
         Section 4.02      Registration of Transfer and Exchange of
                           Certificates......................................................................... 79
         Section 4.03      Mutilated, Destroyed, Lost or Stolen
                           Certificates......................................................................... 84
         Section 4.04      Persons Deemed Owners................................................................ 84

                                    ARTICLE V

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

         Section 5.01      Duties of the Servicer............................................................... 85
         Section 5.02      Liquidation of Mortgage Loans........................................................ 89
         Section 5.03      Establishment of Principal and Interest
                           Accounts; Deposits in Principal and
                           Interest Accounts.................................................................... 90
         Section 5.04      Permitted Withdrawals From the Principal
                           and Interest Account................................................................. 91
         Section 5.05      Payment of Taxes, Insurance and Other
                           Charges.............................................................................. 94
         Section 5.06      Transfer of Accounts; Monthly Statements
                            .................................................................................... 95
         Section 5.07      Maintenance of Hazard Insurance...................................................... 96
         Section 5.08      Maintenance of Mortgage Impairment
                           Insurance Policy..................................................................... 97
         Section 5.09      Fidelity Bond........................................................................ 97
         Section 5.10      Title, Management and Disposition of REO
                           Property............................................................................. 98
         Section 5.11      Collection of Certain Mortgage Loan
                           Payments............................................................................ 100
         Section 5.12      Access to Certain Documentation and
                           Information Regarding the Mortgage Loans
                            ................................................................................... 101
         Section 5.13      Superior Liens...................................................................... 101

                                                                                                               Page

                                   ARTICLE VI

                       PAYMENTS TO THE CERTIFICATEHOLDERS

         Section 6.01      Establishment of Collection Account;
                           Deposit in Collection Account....................................................... 102
         Section 6.02      Permitted Withdrawals from Collection
                           Account............................................................................. 102
         Section 6.03      Establishment of Insurance Account;
                           Deposits in Insurance Account; Permitted
                           Withdrawals from Insurance Account.................................................. 104
         Section 6.04      Investment of Accounts.............................................................. 105
         Section 6.05      Priority and Subordination of
                           Distributions....................................................................... 106
         Section 6.06      Certificate Insurer Default......................................................... 111
         Section 6.07      Statements.......................................................................... 112
         Section 6.08      Advances by the Servicer............................................................ 117
         Section 6.09      Establishment of Spread Account;
                           Deposits in Spread Account; Permitted
                           Withdrawals from Spread Account..................................................... 118
         Section 6.10      Establishment of Letter of Credit Fee
                           Account; Deposits in Letter of Credit
                           Fee Account; Permitted Withdrawals from
                           Letter of Credit Fee Account.........................................................122
         Section 6.11      Letters of Credit....................................................................124

                                   ARTICLE VII

                          GENERAL SERVICING PROCEDURES

         Section 7.01      Assumption Agreements................................................................127
         Section 7.02      Satisfaction of Mortgages and Release of
                           Mortgage Files.......................................................................129
         Section 7.03      Servicing Compensation...............................................................131
         Section 7.04      Annual Statement as to Compliance....................................................131
         Section 7.05      Annual Independent Public Accountants'
                           Servicing Report.....................................................................132
         Section 7.06      Right to Examine Servicer Records....................................................132
         Section 7.07      Reports to the Trustee; Principal and
                           Interest Account Statements..........................................................132

                                                                                                               Page

                                  ARTICLE VIII

                       REPORTS TO BE PROVIDED BY SERVICER

         Section 8.01      Financial Statements.................................................................133

                                   ARTICLE IX

                                  THE SERVICER

         Section 9.01      Indemnification; Third Party Claims..................................................133
         Section 9.02      Merger or Consolidation of the Servicer..............................................134
         Section 9.03      Limitation on Liability of the Servicer
                           and Others...........................................................................135
         Section 9.04      Servicer Not to Resign...............................................................135
         Section 9.05      Removal of Servicer..................................................................135

                                    ARTICLE X

                                SERVICER DEFAULT

         Section 10.01     Servicer Default.....................................................................136
         Section 10.02     Trustee to Act; Appointment of Successor
                           Servicer.............................................................................140
         Section 10.03     Waiver of Defaults...................................................................143
         Section 10.04     Control by Majority in Aggregate Voting
                           Interest.............................................................................143

                                   ARTICLE XI

                                   TERMINATION

         Section 11.01     Termination..........................................................................144
         Section 11.02     Additional Termination Requirements..................................................146
         Section 11.03     Accounting Upon Termination of Servicer..............................................147
         Section 11.04     Representative's Right to
                           Representative's Yield Absolute......................................................148
         Section 11.05     Termination Upon Loss of REMIC Status................................................149

                                                                                                               Page

                                   ARTICLE XII

                                   THE TRUSTEE

         Section 12.01     Duties of Trustee....................................................................150
         Section 12.02     Certain Matters Affecting the Trustee................................................153
         Section 12.03     Trustee Not Liable for Certificates or
                           Mortgage Loans.......................................................................155
         Section 12.04     Trustee May Own Certificates.........................................................156
         Section 12.05     Servicer to Pay Trustee's Fees and
                           Expenses.............................................................................156
         Section 12.06     Eligibility Requirements for Trustee.................................................157
         Section 12.07     Resignation and Removal of the Trustee...............................................158
         Section 12.08     Successor Trustee....................................................................159
         Section 12.09     Merger or Consolidation of Trustee...................................................160
         Section 12.10     Appointment of Co-Trustee or Separate
                           Trustee..............................................................................160
         Section 12.11     [Reserved]...........................................................................162
         Section 12.12     Appointment of Custodians............................................................162
         Section 12.13     Protection of Trust Fund.............................................................162

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         Section 13.01     The Certificate Insurer..............................................................163
         Section 13.02     Amendment............................................................................164
         Section 13.03     Recordation of Agreement.............................................................165
         Section 13.04     Duration of Agreement................................................................166
         Section 13.05     Governing Law........................................................................166
         Section 13.06     Notices..............................................................................166
         Section 13.07     Severability of Provisions...........................................................167
         Section 13.08     No Partnership.......................................................................167
         Section 13.09     Counterparts.........................................................................167
         Section 13.10     Successors and Assigns...............................................................167
         Section 13.11     Headings.............................................................................167
         Section 13.12     Limitation of Liability of Trustee...................................................168
         Section 13.13     Limitations on Rights of Others......................................................168
         Section 13.14     No Petition..........................................................................168

                                                     EXHIBITS

EXHIBIT A              -     Contents of Mortgage File


NY1-158653.4

EXHIBIT B-1            -     Form of Class A Certificate
EXHIBIT B-2            -     Form of Class R Certificate
EXHIBIT C              -     Certificate Depository Agreement
EXHIBIT D              -     Mortgage Loan Schedule
EXHIBIT E              -     Form of Trustee Initial Certification
EXHIBIT F-1            -     Form of Trustee Interim Certification
EXHIBIT F-2            -     Form of Trustee Final Certification
EXHIBIT G              -     List of Bankruptcy Loans
EXHIBIT H              -     Form of Delinquency Report
EXHIBIT I              -     Certificate Insurance Policy
EXHIBIT J              -     Request For Release of Documents
EXHIBIT K              -     List of Originators
EXHIBIT L-1            -     Certification for Transfers Made Other Than
                             Pursuant to Rule 144A
EXHIBIT L-2            -     Certification for Transfers Made Pursuant to Rule
                             144A
EXHIBIT M-1            -     Form of Transfer Affidavit
EXHIBIT M-2            -     Form of Transferee's Letter
EXHIBIT N              -     Form of Custodial Agreement
EXHIBIT O              -     Form of Liquidation Report
EXHIBIT P              -     Principal and Interest Account Letter Agreement
EXHIBIT Q              -     Form of Notice of Event of Nonpayment
EXHIBIT R              -     Monthly Information Delivered by Servicer
EXHIBIT S              -     List of Delinquent Loans
EXHIBIT T              -     Schedule of Mortgage Loans subject to the Home
                             Ownership and Equity Protection Act of 1994
EXHIBIT U              -     Destroyed Mortgage Note Affidavit
EXHIBIT V              -     Targeted Amounts for Class A-1 Principal Payments

                         POOLING AND SERVICING AGREEMENT


         This Pooling and Servicing Agreement, dated as of August 1, 1996 (the "Agreement"), is by and among EQUICREDIT CORPORATION OF AMERICA, as representative (the "Representative") and as servicer (the "Servicer"), EQCC RECEIVABLES CORPORATION and EQCC ASSET BACKED CORPORATION (collectively, the "Depositors") and FIRST BANK NATIONAL ASSOCIATION, as trustee (the "Trustee"):


                                               PRELIMINARY STATEMENT

     In order to transfer certain Mortgage Loans from the Depositors to the Trustee for the benefit of the Certificateholders and to facilitate the servicing of certain Mortgage Loans by the Servicer, the Representative, the Servicer and the Depositors are entering into this Agreement with the Trustee. The Depositors are transferring the Mortgage Loans to the Trustee for the benefit of the Certificateholders under this Agreement, pursuant to which eight classes of Certificates are being issued, denominated on the face thereof as EQCC Home Equity Loan Asset Backed Certificates, Series 1996-3, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class R, respectively, representing in the aggregate a 100% ownership interest in the Mortgage Loans and all payments and other collections thereon received on or after August 1, 1996 (the "Cut-off Date") (exclusive of the Representative's Yield and amounts received after the Cut-off Date in respect of interest accrued prior to the Cut-off Date). As of the Cut-off Date, the Mortgage Loans have an aggregate outstanding principal balance of $326,594,692.74 after application of payments received by the Depositors on or before such date.

         As provided herein, the Trustee will make an election to treat the assets of the Trust Fund other than the Spread Account as a REMIC (as defined herein) for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates will constitute "regular interests" in the Trust REMIC and the Class R Certificates will constitute the "residual interests" in the Trust REMIC, for purposes of the REMIC Provisions (as defined herein).

         The following table sets forth the designation, type, Pass-Through Rate, aggregate Original Principal Balance and Final Scheduled Payment Date for each Class of Certificates comprising the interests in the Trust REMIC created hereunder.

                                                  Pass-Through                Aggregate Original          Final Scheduled
Designation              Type                         Rate                     Principal Balance            Payment Date
Class A-1                Senior                      5.90%                     $12,945,000.00            June 15, 2000
Class A-2                Senior                      6.30%                     $45,164,000.00            July 15, 2005
Class A-3                Senior                      6.20%                     $58,109,000.00            July 15, 2005
Class A-4                Senior                      6.70%                    $113,126,000.00            June 15, 2008
Class A-5                Senior                      7.05%                     $30,202,000.00            March 15, 2010
Class A-6                Senior                      7.40%                     $46,956,000.00            December 15, 2019
Class A-7                Senior                      7.60%*                    $20,092,000.00            September 15, 2027
Class R                  Residual                 Variable**                   $         0.00            September 15, 2027

* The Pass-Through Rate on the Class A-7 Certificates for any Accrual Period will equal the lower of (i) the weighted average Net Mortgage Interest Rate of the Mortgage Loans as of the end of the last day of the Due Period preceding such Accrual Period and (ii) 7.60% per annum.

** Class R Certificateholders will be entitled to distributions pursuant to Section 6.05(d) and 6.09(b) and (c).

     All calculations of interest pursuant to this Agreement are based on a 360-day year consisting of twelve 30-day months. Unless otherwise noted, references in this Agreement to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, based on the outstanding balances of the Mortgage Loans as of the Cut-off Date, and giving effect to principal payments received prior to the Cut-off Date.

         The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings.

         Account: The Principal and Interest Account, the Collection Account, the Spread Account, the Insurance Account or the Letter of Credit Fee Account.

         Account Party: With respect to any Letter of Credit, the Person obligated to reimburse the related Letter of Credit Bank for any drawings thereunder; provided, however, that if such Letter of Credit Bank is to be reimbursed only from amounts deposited into the Spread Account, then such Letter of Credit Bank shall be deemed to be the Account Party.

         Accrual Period: With respect to each Payment Date and the Class A Certificates, the period from and including the fifteenth day of the immediately preceding calendar month, commencing August 15, 1996, to but not including the fifteenth day of the calendar month in which such Payment Date occurs.

         Advance:  An advance made by the Servicer pursuant to
Section 6.08 hereof.

         Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         Assignment of Beneficial Interest: With respect to each Mortgage Loan secured by an interest in an Illinois Land Trust, an instrument executed by all of the beneficiaries of such Illinois Land Trust and by any Person having any interest in such Illinois Land Trust or the power to direct the trustee under such Illinois Land Trust, which assigns and transfers to the respec tive Depositor as a secured party, all of the beneficiaries' rights, powers, privileges and beneficial interest in such Illinois Land Trust.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument sufficient, upon proper recordation thereof, under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of the Mortgage to the party named as assignee therein.

         Authorized Denominations: The authorized denominations of the Certificates, as set forth in Section 4.01 of this Agreement.

         Available Payment Amount: With respect to any Payment Date, an amount equal to (i) the sum of all amounts described in clauses (i) through (vii), inclusive, of Section 5.03 received by the Servicer or any Subservicer (including any amounts paid by the Servicer and the Representative and excluding any amounts not required to be deposited in the Principal and Interest Account pursuant to Section 5.03 and excluding any amounts withdrawn by the Servicer pursuant to Section 5.04(ii), (iii), (v), (vi), (vii) and (x) as of the related Determination Date) during the related Due Period with respect to the Mortgage Loans and on deposit in the Collection Account on such Payment Date, plus (ii) the amount of any Advances remitted pursuant to Section 6.08 for such Payment Date with respect to the Mortgage Loans on deposit in the Collection Account on such Payment Date, less (iii) the Excess Spread with respect to such Payment Date. No amount included in the Available Payment Amount by virtue of being described by any component of the definition thereof shall be included more than once by virtue of also being described by any other component or otherwise.

         Bankruptcy Loan: Each Mortgage Loan set forth on Exhibit G hereto (as such Exhibit G may be supplemented in accordance with an Assignment Agreement).

         Base Spread Account Requirement: (x) $12,631,425 or (y) for any Payment Date on or after a Base Spread Account Requirement Trigger Event occurs, $13,880,274; provided, however, that (i) the Certificate Insurer may, in its sole discretion, reduce the Base Spread Account Requirement to such amount as is specified in a notice delivered to the Trustee, the Representative and each Rating Agency; provided, further, that (i) such reduction shall not affect the rating assigned to the Certificates and (ii) the Certificate Insurer may, in its sole discretion, increase the amount of the Base Spread Account Requirement for any period during which a Letter of Credit is used to fund the Spread Account.

         Base Spread Account Requirement Trigger Event: (a) Prior to the 25th Payment Date, any Payment Date on which the Cumulative Losses exceed 1.25% of the Original Pool Balance; (b) on or after the 25th Payment Date and before the 37th Payment Date, any Payment Date on which the Cumulative Losses exceed 2.75% of the Original Pool Balance; (c) on or after the 37th Payment Date and before the 49th Payment Date, any Payment Date on which the Cumulative Losses exceed 4.75% of the Original Pool Balance; and (d) on or after the 49th Payment Date, any Payment Date on which the Cumulative Losses exceed 6.25% of the Original Pool Balance.

         Basic Documents: The Transfer Agreement, this Pooling and Servicing Agreement, the Custodial Agreement, the Certificate
Depository Agreement, and the other documents and certificates delivered in connection therewith.

         Basic Principal Amount: With respect to the Mortgage Loans and any Payment Date and related Due Period, the sum (without duplication) of (i) the principal portion of all Monthly Payments received by the Servicer or any Subservicer in the related Due Period, (ii) all Curtailments and all Principal Prepayments received during such related Due Period, (iii) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received during the related Due Period, (iv) (A) that portion of the purchase price (as set forth in Section 2.06(b)) of any purchased Mortgage Loans which represents principal and (B) the principal portion of any Substitution Adjustments deposited into the Principal and Interest Account as of the related Determination Date and (v) the Principal Balance of each Mortgage Loan as of the beginning of the related Due Period which became a Liquidated Mortgage Loan during the related Due Period (exclusive of any principal payments in respect thereof included in clauses (i) through (iv) above).

         Book-Entry Certificates: A beneficial interest in the Certificates, the ownership and transfer of which shall be made through book entries by the Depository as described in Section 4.01 hereof.

         Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of Illinois, New York or Florida are authorized or obligated by law or executive order to be closed; provided, however, that on the Closing Date the Servicer shall provide the Trustee and the Certificate Insurer with an Officer's Certificate listing the dates on which banking institutions in the States of Illinois, Florida and New York are authorized or obligated by law or executive order to be closed and the Servicer shall deliver a new Officer's Certificate annually thereafter to the Trustee and the Certificate Insurer prior to the expiration of the most recent list provided. Failure to provide such an Officer's Certificate shall not constitute an Event of Default; provided that the Trustee and the Certificate Insurer may rely on the most recently delivered list without further investigation.

         Certificate: Any Class A Certificate or Class R Certificate executed by the Trustee on behalf of the Trust Fund and authenticated by the Trustee or its authenticating agent, substantially in the form annexed hereto as Exhibits B-1 or B-2, respectively.

         Certificate Depository Agreement: The agreement, dated as of the Closing Date, among the Depositors and the initial Depository, relating to the Class A Certificates and substantially in the form of Exhibit C hereto.

         Certificate Insurance Policy: The certificate guaranty surety bond, policy number 96010448, in the name of the Trustee, dated the Closing Date, issued by the Certificate Insurer for the benefit of the Certificateholders, pursuant to which the Certificate Insurer guarantees Insured Payments, a copy of which is attached hereto as Exhibit I.

         Certificate Insurer: Financial Guaranty Insurance Company, a New York stock company, or any successor thereof, as issuer of the Certificate Insurance Policy.

         Certificate Owner:  With respect to a Book-Entry
Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant.

         Certificate Register:  As described in Section 4.02 hereof.

         Certificateholder or Holder: Each Person in whose name a Certificate is registered in the Certificate Register; provided, however, that, solely for the purposes of giving any consent (except any consent required to be obtained pursuant to Section 10.02), waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Representative, the Servicer, any Originator or either Depositor, or any Affiliate of any of them, shall be deemed not to be outstanding and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained. For purposes of any consent, waiver, request or demand of Certificateholders pursuant to this Agreement, upon the Trustee's or the Certificate Insurer's request, the Servicer, the Representative, any Originator and either Depositor shall provide to the Trustee and the Certificate Insurer a notice identifying any of their respective Affiliates that is a Certificateholder as of the date(s) specified by the Trustee or the Certificate Insurer in such request.

         Class: Collectively, Certificates bearing the same alphabetical designation (A-1, A-2, A-3, A-4, A-5, A-6, A-7 or
R).

         Class  A   Certificates:   The  Class  A-1   Certificates,   Class  A-2
Certificates,   Class  A-3  Certificates,  Class  A-4  Certificates,  Class  A-5
Certificates, Class A-6 Certificates and Class A-7 Certificates.

         Class A-1 Certificate:  A Certificate denominated as an EQCC
Home Equity Loan Asset Backed Certificate, Series 1996-3, Class A-1 Certificate, 5.90% Pass-Through Rate.

         Class A-2 Certificate:  A Certificate denominated as an EQCC
Home Equity Loan Asset Backed Certificate, Series 1996-3, Class A-2 Certificate, 6.30% Pass-Through Rate.

         Class A-3 Certificate:  A Certificate denominated as an EQCC
Home Equity Loan Asset Backed Certificate, Series 1996-3, Class A-3 Certificate, 6.20% Pass-Through Rate.

         Class A-4 Certificate:  A Certificate denominated as an EQCC
Home Equity Loan Asset Backed Certificate, Series 1996-3, Class A-4 Certificate, 6.70% Pass-Through Rate.

         Class A-5 Certificate:  A Certificate denominated as an EQCC
Home Equity Loan Asset Backed Certificate, Series 1996-3, Class A-5 Certificate, 7.05% Pass-Through Rate.

         Class A-6 Certificate:  A Certificate denominated as an EQCC
Home Equity Loan Asset Backed Certificate, Series 1996-3, Class A-6 Certificate, 7.40% Pass-Through Rate.

         Class A-7 Certificate: A Certificate denominated as an EQCC Home Equity Loan Asset Backed Certificate, Series 1996-3, Class
A-7 Certificate, 7.60% Pass-Through Rate (subject to limitations described herein).

         Class A Certificateholder:  A Holder of a Class A Certificate.

         Class A-1 Pass-Through Rate:  5.90% per annum.

         Class A-2 Pass-Through Rate:  6.30% per annum.

         Class A-3 Pass-Through Rate:  6.20% per annum.

         Class A-4 Pass-Through Rate:  6.70% per annum.

         Class A-5 Pass-Through Rate:  7.05% per annum.

         Class A-6 Pass-Through Rate:  7.40% per annum.

         Class A-7 Pass-Through Rate: The lower of (i) the weighted average Net Mortgage Interest Rate of the Mortgage Loans as of the end of the last day of the Due Period preceding such Accrual Period and (ii) 7.60% per annum.

         Class A Carry-Forward Amount: As of any Payment Date, the sum of (i) the amount, if any, by which the Class A Remittance Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution made to the Class A Certificateholders pursuant to Section 6.05 hereof, exclusive of any portion of such amount attributable to any Insured Payment, on such immediately preceding Payment Date and (ii) if any portion of the amount in clause (i) represents Insured Payments made by the Certificate Insurer, interest on such portion, if any, described in clause (i) above, at the Pass-Through Rate with respect to the Class of Class A Certificates to which such Insured Payment was applied from such immediately preceding Payment Date.

         Class A Interest Remittance Amount: For any Payment Date, the aggregate interest accrued during the related Accrual Period at the Class A-1 Pass-Through Rate, Class A-2 Pass-Through Rate, Class A-3 Pass-Through Rate, Class A-4 Pass-Through Rate, Class A-5 Pass-Through Rate, Class A-6 Pass-Through Rate and Class A-7 Pass-Through Rate on the principal balance of the related Class A Certificates outstanding during such Accrual Period (after giving effect to payments of principal made on the preceding Payment Date).

         Class A Pool Factor: As of any date of determination with respect to any Class of Class A Certificates, the principal balance of such Class divided by the original principal balance of such Class.

         Class A Principal Balance: As of any date of determination, the sum of the Original Class A-1 Principal Balance, the Original Class A-2 Principal
Balance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance, the Original Class A-5 Principal Balance, the Original Class A-6 Principal Balance and the Original Class A-7 Principal Balance, reduced by the sum of all amounts (including, except for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments, if any, made in respect of principal) previously distributed to Class A Certificateholders in respect of principal.

         Class A Principal Remittance Amount: As to any Payment Date, the lesser of (A) the Class A Principal Balance as of such Payment Date and (B) the sum of
(a) the Basic Principal Amount for such Payment Date and (b) the Class A Carry-Forward Amount.

         Class A Remittance Amount: As to any Payment Date, the sum of (i) the Class A Principal Remittance Amount and (ii) the Class A Interest Remittance Amount.

         Class R Certificate: A certificate denominated as an EQCC Home Equity Loan Asset Backed Certificate, Series 1996-3, Class R.

         Class R Certificateholder:  A Holder of a Class R
Certificate.

         Closing Date:  August 15, 1996.

         Code: The Internal Revenue Code of 1986, as amended from time to time.

         Collection Account: The collection account established and maintained by the Trustee pursuant to Section 6.01 hereof.

         Combined Loan-To-Value Ratio or CLTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of (a) the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of any related First Lien as of the date of origination of the Mortgage Loan, divided by (b) (i) the lesser of (1) the value of the related Mortgaged Property, based upon the appraisal made at the time such Mortgage Loan was originated, or (2) the purchase price of the Mortgaged Property if the Mortgage Loan proceeds were used to purchase the Mortgaged Property or (ii) in the case of a Mortgage Loan that has been deemed reissued for purposes of Section 1001 of the Code as a result of modifications thereto, the value of the Mortgaged Property based upon the appraisal made at the date of the most recent deemed reissuance.

         Commission:  The Securities and Exchange Commission.

         Corporate Trust Office: With respect to the Trustee, the principal office at which at any particular time the corporate trust business of the Trustee shall be principally administered, which offices at the Closing Date are located at First Bank National Association, c/o First Trust of Illinois, National Association, 400 North Michigan Avenue, Chicago, Illinois 60611.

         Cross-over Date: The date on which the Subordinated Amount is reduced to zero.

         Cumulative Excess Spread Receipts: As of any date of determination, the aggregate amount of Excess Spread from and after the Closing Date paid to the Class A Certificateholders pursuant to Section 6.09(b)(iii), to the extent attributable to Mortgage Loan Losses.

         Cumulative Losses: As of any date of determination, the aggregate Mortgage Loan Losses from and after the Closing Date for all Due Periods since the Cut-off Date.

         Current CLTV: With respect to any Bankruptcy Loan, the ratio (expressed as a percentage) of (a) the sum of (i) the outstanding principal balance as of the Cut-off Date of such Mortgage Loan and (ii) the outstanding principal balance of any related First Lien as of the Cut-off Date divided by (b) the current appraised value of the related Mortgaged Property, as determined by an independent fee appraiser acceptable to the Certificate Insurer within 60 days of the Closing Date.

         Curtailment: With respect to a Mortgage Loan, any payment of principal received in any month during a Due Period as part of a payment which is neither intended to satisfy the Mortgage Loan in full nor to cure a delinquency.

         Custodial Agreement: The agreement for the retention of the Mortgage Files initially in the form attached hereto as Exhibit N.

         Custodian: Initially, with respect to all Mortgage Loans, The First National Bank of Boston, and thereafter, any successor custodian approved by the Certificate Insurer appointed pursuant to either Custodial Agreement which is not affiliated with the Servicer, the Representative, the Depositors or the Originators.

         Cut-off Date: August 1, 1996; provided, that with respect to a Mortgage Loan included in the Mortgage Pool on the Closing Date but originated after August 1, 1996, if any, Cut-off Date shall mean the date of origination of such Mortgage Loan.

         Default: Any occurrence that is, or with notice or the lapse of time or both would become, a Servicer Default under
Section 10.01 hereof.

         Definitive Certificates: As set forth in Section 4.01 hereof.

         Deleted Mortgage Loan: A Mortgage Loan replaced by or to be replaced by a Qualified Substitute Mortgage Loan.

         Depositor:  Either EQCC Asset Backed Corporation or EQCC
Receivables Corporation, each of which is a direct or an indirect wholly-owned subsidiary of the Representative.

         Depository: Initially, The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates evidencing an amount in the Original Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Principal Balances, respectively, as designated by the Servicer. The Depository shall at all times constitute a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

         Destroyed Mortgage Note Affidavit: An affidavit in the form of Exhibit U delivered pursuant to Section 2.04(a)(i)(B) with respect to a Destroyed Mortgage Note.

         Determination Date: With respect to each Payment Date, the seventh Business Day of the month in which such Payment Date occurs.

         Disqualified Organization: Either (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a Disqualified Organization by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of the determination. Notwithstanding the foregoing, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

         Draw Amount:  As defined in Section 6.05(b)(iii).

         Due Date: The day of the month on which the Monthly Payment is due from the Mortgagor on a Mortgage Loan.

         Due Period: With respect to any Payment Date, the calendar month immediately preceding the calendar month in which such Payment Date occurs.

         Eligible Account: Either (A) a segregated account or segregated accounts maintained with an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, (x) the unsecured and uncollateralized debt obligations of which shall be rated "A" or better by S&P or have the highest short-term rating by S&P and (y) the unsecured and uncollateralized debt obligations of which shall be rated A1 or better by Moody's and have the highest short-term rating by Moody's and which is either
(i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Certificate Insurer, S&P and Moody's or (B) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity, and has a rating from Moody's for long-term deposits of at least Baa3; provided, that any Eligible Account maintained with any Affiliate of Barnett Banks, Inc. must be consented to by the Certificate Insurer. Any Eligible Accounts maintained with the Trustee shall conform to the preceding clause (B).

         Event of Nonpayment: An event of nonpayment shall occur with respect to any Payment Date if the amount remitted by the Servicer pursuant to Sections 5.04(i), 6.04(e) and 6.08 and on deposit in the Collection Account on such Payment Date that are not subject to any automatic stay under Section 362 of the United States Bankruptcy Code pursuant to an order of a United States bankruptcy court of competent jurisdiction, will not, taken together, be sufficient to pay the Class A Remittance Amount (exclusive of the portion of the Class A
Carry-Forward Amount representing amounts previously paid to the Class A Certificateholders and as Insured Payments, and (Y) the amount to be withdrawn from the Collection Account for deposit into the Insurance Account and Letter of Credit Fee Account pursuant to Sections 6.02(i) and (iii), respectively, in respect of such Payment Date, unless such insufficiency results from a failure by the Certificate Insurer to perform in accordance with the terms of this Agreement or the Certificate Insurance Policy or a failure by the Trustee to perform in accordance with this Agreement.

         Excess Proceeds: With respect to any Liquidated Mortgage Loan, the excess, if any, of (a) the Net Liquidation Proceeds received in respect thereof over (b) the Principal Balance of such Mortgage Loan as of the date such Mortgage Loan became a Liquidated Mortgage Loan plus accrued but unpaid interest thereon at the Mortgage Interest Rate.

         Excess Spread: With respect to any Payment Date the excess (if any) of the aggregate interest accrued for the related Due Period on the Mortgage Loans at their respective Mortgage Interest Rates over the sum of (i) interest accrued on the Class A Certificates, since the immediately prior Payment Date, (ii) the Monthly Premium due with respect to the Class A Certificates for such Payment Date, (iii) the Letter of Credit Fee Amount accrued during the related Due Period with respect to the Class A Certificates and (iv) the Servicing Fee accrued during the related Due Period on the Mortgage Loans.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

         FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

         Fidelity Bond:  As described in Section 5.09.

         Final Scheduled Payment Date: With respect to the Class A-1 Certificates, June 15, 2000; with respect to the Class A-2 Certificates, July 15, 2005; with respect to the Class A-3 Certificates, July 15, 2005; with respect to the Class A-4 Certificates, June 15, 2008; with respect to the Class A-5 Certificates, March 15, 2010; with respect to the Class A-6 Certificates, December 15, 2019; and with respect to the Class A- 7 Certificates, September 15, 2027.

         First Lien: With respect to any Mortgage Loan secured by a second priority lien, the mortgage loan relating to the corresponding Mortgaged Property secured by a first priority lien.

         FNMA: The Federal National Mortgage Association and any successor thereto.

         Holder:  A Certificateholder.

         Home Equity Loan Ratio: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of (a) the original principal balance of such Mortgage Loan, divided by (b) the lesser of (i) the value of the related Mortgaged Property, based upon the appraisal made at the time such Mortgage Loan was originated or (ii) the purchase price of the Mortgaged Property if the Mortgage Loan proceeds were used to purchase the Mortgaged Property.

         IBCA:  International Bank Credit Agency.

         Illinois Land Trust: A trust formed under a trust agreement between the trustee and one or more beneficiaries named therein, pursuant to which such trustee holds legal and equitable title to a Mortgaged Property located in the State of Illinois and such beneficiaries are the owners of the beneficial interest in such trust.

         Increased LC Costs: With respect to any Letter of Credit Bank and the related Letter of Credit, costs which are imposed on such Letter of Credit Bank and charged to the related Account Party in accordance with an agreement between such Letter of Credit Bank and such Account Party following the date of delivery of the related Letter of Credit to the Trustee resulting from:

                           (A) any  enactment,  promulgation  or  adoption of or
                  change in any applicable law, regulation or rule or in the interpretation or administration thereof by any court, administrative or governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Letter of Credit Bank with any guideline, request or directive issued after the date of such delivery (whether or not having the force of law) of any such authority, central bank or comparable agency, which shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, a guideline, request or directive which affects the manner in which such Letter of Credit Bank allocates capital resources to its commitments, including its obligations under the related Letter of Credit), (ii) subject such Letter of Credit Bank to any tax or change the basis of taxation of such Letter of Credit Bank (other than a change in a rate of tax based on overall net income of such Letter of Credit Bank), or (iii) impose on such Letter of Credit Bank any other condition regarding the related Letter of Credit, with the result that the direct or indirect cost to such Letter of Credit Bank of issuing or maintaining the related Letter of Credit is increased or that the amounts receivable by such Letter of Credit Bank hereunder are reduced (which increase in cost or reduction in amounts receivable shall be determined by such Letter of Credit Bank's reasonable allocation of such cost increase or reduction in amounts receivable resulting from such event); or

                           (B) any  enactment,  promulgation  or  adoption of or
                  change in any applicable law, regulation, rule or guideline regarding capital adequacy, or in the interpretation or administration thereof, by any administrative or governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Letter of Credit Bank (or any controlling affiliate) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply thereunder would be unlawful) of any such authority, central bank or comparable agency, with the result that the amount of capital required or expected to be maintained by such Letter of Credit Bank (or any controlling affiliate) is affected and such Letter of Credit Bank determines, on the basis of reasonable allocations, that the amount of such capital is increased by or is based on its issuance or maintenance of the related Letter of Credit.

         Independent: When used with respect to any specified Person, that the Person (i) does not have any direct financial interest or any material indirect financial interest in the Depositors, the Representative, the Servicer, the Originators or any Affiliate of any of the foregoing Persons and (ii) is not connected with the Representative, the Servicer, the Originators or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Insurance Account: The insurance account established and maintained by the Trustee in accordance with Section 6.03 hereof.

         Insurance Proceeds: Proceeds paid to the Trustee or the Servicer by any insurer (except the Certificate Insurer) or by the Servicer pursuant to a deductible clause under a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans pursuant to Section 5.08, in either event pursuant to any insurance policy covering a Mortgage Loan, Mortgaged Property, or REO Property or any other insurance policy net of any expenses which are incurred by the Servicer or the Trustee in connection with the collection of such proceeds and not otherwise reimbursed to the Servicer, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with customary second mortgage servicing procedures.

         Insured Payment:  As of each Payment Date, the amount, if any, by which
(A) the Class A Remittance Amount (excluding from such amount any amount thereof attributable to clause (iv) of the definition of "Basic Principal Amount", to the extent such amount is due but not paid by the Representative, the Depositors, or the Originators) exceeds (B) the sum of (x) the Available Payment Amount (minus the amount withdrawable from the Collection Account pursuant to Sections 6.02(i), (ii) and (iii)) plus any amount transferred from the Spread Account to the Collection Account pursuant to Section 6.09(b)(iii) and (y) the aggregate amount of any previous Insured Payments for which the Certificate Insurer has not been reimbursed pursuant to Section 6.05(c); provided, however, that the determination of Insured Payments shall not be affected in any way by any recharacterization of the transactions contemplated by this Agreement as a financing in any bankruptcy, insolvency or similar proceeding to which the Depositors or the Originators may be subject, and the Available Payment Amount shall for the purpose of this definition be deemed to be decreased by the amount thereof that has been deposited in the Collection Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code.

         LC Obligation:  As defined in Section 6.11(c) hereof.

         Latest Maturity Date:  With respect to any Class of
Certificates, its Final Scheduled Maturity Date.

         Letter of Credit: An unconditional irrevocable letter of credit (i) issued by a bank holding company, commercial bank or trust company acceptable to the Certificate Insurer, the short-term debt obligations of which (or, in the case of the principal bank in a bank holding system, the short-term obligations of the bank holding company) at the date of delivery of such Letter of Credit are rated "A-2" or better by S&P and Prime-1 or better by Moody's, (ii) in form and substance reasonably acceptable to the Certificate Insurer and the Trustee,
(iii) with a maximum  term of one year,  (iv) for the benefit of the Trustee and
(v) providing for the amount thereof to be available to the Trustee in multiple drawings conditioned only upon presentation of the applicable certificate in the form attached to such Letter of Credit.

         Letter of Credit Bank: Any bank holding company, commercial bank or trust company issuing a Letter of Credit to the Trustee.

         Letter of Credit Fee Account: The letter of credit fee account established and maintained by the Trustee in accordance with Section 6.10 hereof.

         Letter of Credit Fee Amount: Any monthly fees due to any Letter of Credit Bank, in such amount as certified in writing to the Trustee by the Account Party and the Servicer for the related Letter of Credit, which amounts, in the aggregate, to the extent funded from cash flows on the Mortgage Loans, shall in no event exceed $4,000 per month.

         Letter of Credit Proceeds Sub-Account: The sub-account established as part of the Spread Account pursuant to
Section 6.09 hereof and maintained by the Trustee.

         Lien:  Any  security  interest,   lien,  charge,   pledge,   equity  or
encumbrance of any kind other than tax liens, mechanics' liens and any liens that attach by operation of law.

         Liquidated Mortgage Loan:  Any defaulted Mortgage Loan or
REO Property as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such Mortgage Loan.

         Liquidation Proceeds: Cash, including Insurance Proceeds, proceeds of any REO Disposition, amounts required to be deposited in the Principal and Interest Account pursuant to Section 5.10 hereof, and any other amounts received in connection with the liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise.

         Majority in Aggregate Voting Interest: Class A Certificateholders representing Class A Certificates voting together as a single class, the aggregate denominations of which, when divided by the sum of the Original Class A-1, Original Class A-2, Original Class A-3, Original Class A-4, Original Class A-5, Original Class A-6 and Original Class A-7 Principal Balances, would be at least 51% when expressed as a percentage rounded to four decimal places.

         Monthly Excess Spread Amount: On any Payment Date, the amount equal to the product of 100% and the amount of the Excess Spread as of such Payment Date; provided, however, that the percentage set forth above may be reduced at any time, solely at the discretion of the Certificate Insurer, with the consent of each Account Party, at which time written notice shall be sent to the Representative, the Trustee, S&P and Moody's.

         Monthly Payment: The scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on the related Mortgage Loan, as set forth in the related Mortgage Note.

         Monthly Premium: The monthly premium payable to the Certificate Insurer pursuant to the Certificate Insurance Policy.

         Moody's: Moody's Investors Service, Inc. or any successor thereto.

         Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on the Mortgaged Property.

         Mortgage File:  As described in Exhibit A.

         Mortgage Impairment Insurance Policy:  As defined in Section
5.08.

         Mortgage Interest Rate: With respect to each Mortgage Loan, the fixed per annum rate of interest borne by a Mortgage Note, as shown on the Mortgage Loan Schedule.

         Mortgage Loan: An individual mortgage loan which is assigned and transferred to the Trustee pursuant to this Agree ment, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom, the Mortgage Loans originally subject to this Agreement being identified on the Mortgage Loan Schedule annexed hereto as Exhibit D. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trustee by the applicable Depositor, in fact was not transferred and assigned to the Trustee for any reason whatsoever, including, without limitation, the incorrectness of the statement set forth in
Section 3.02(g) hereof with respect to such mortgage loan, shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement. As applicable, Mortgage Loan shall be deemed to refer to the related REO Property.

         Mortgage Loan Losses: With respect to any Payment Date, the sum of the following amounts for each Mortgage Loan that became a Liquidated Mortgage Loan during the related Due Period: the amount, if any, by which (i) the sum of (A) the Principal Balance of such Mortgage Loan (determined immediately before such Mortgage Loan became a Liquidated Mortgage Loan) and (B) accrued and unpaid interest thereon at the Mortgage Interest Rate to the date on which such Mortgage Loan became a Liquidated Mortgage Loan exceeds (ii) the Net Liquidation Proceeds received during such Due Period in connection with the liquidation of such Mortgage Loan which have not theretofore been used to reduce the Principal Balance of such Mortgage Loan. For purposes of this definition, a Mortgage Loan as to which the related Mortgaged Property is held by the Trust Fund shall be deemed to have continued to accrue interest at the related Mortgage Interest Rate.

         Mortgage Loan Schedule: The schedule of Mortgage Loans attached hereto as Exhibit D as may be amended to reflect

Qualified Substitute Mortgage Loans, such schedule identifying each applicable Mortgage Loan by address of the Mortgaged Property and the name of the Mortgagor and setting forth as to each such Mortgage Loan the following information: (i) the Principal Balance as of the Cut-off Date, (ii) the account number, (iii) the original principal amount, (iv) the CLTV and Home Equity Loan Ratio as of the date of the origination of the related Mortgage Loan, (v) the Due Date, (vi) the Mortgage Interest Rate, (vii) the first date on which a Monthly Payment is due under the Mortgage Note, (viii) the Monthly Payment, (ix) the original stated maturity date of the Mortgage Note, (x) the remaining number of months to maturity as of the Cut-off Date and (xi) the Mortgaged Property State.

         Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         Mortgage Pool: The Mortgage Loans indicated on the Mortgage Loan Schedule.

         Mortgaged Property: The underlying property securing a Mortgage Loan, consisting of a fee simple estate or, with respect to certain properties located in Maryland, a leasehold estate, in a single parcel of land improved by a Residential Dwelling.

         Mortgaged Property State: The state in which the Mortgaged Property related to a Mortgage Loan is located, as set forth on the Mortgage Loan Schedule.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Liquidation Proceeds: Liquidation Proceeds net of any reimbursements to the Servicer made therefrom pursuant to
Section 5.04(ii).

         Net Mortgage Interest Rate: With respect to any Mortgage Loan (i) the related Mortgage Interest Rate less (ii) the sum of (A) with respect to any such Mortgage Loan having a related Mortgage Interest Rate greater than or equal to 8.30%, 0.10% and (B) the applicable Servicing Fee percentage as set forth in the definition of "Servicing Fee."

         Net Spread Account Excess:  As defined in Section 6.09(b).

         Nondisqualification Opinion: An Independent Opinion of Counsel addressed to the Trustee that a contemplated action will neither cause the Trust REMIC to fail to qualify as a REMIC at any time the Class A Certificates are outstanding nor cause an unindemnified "prohibited transaction" or a "prohibited contribution" tax to be imposed on the Trust REMIC.

         Nonrecoverable Advances: With respect to any Mortgage Loan, (i) any Servicing Advance or Advance previously made and not reimbursed pursuant to
Section 5.04(ii), or (ii) a Servicing Advance proposed to be made, in respect of any Mortgage Loan or REO Property which, in the good faith business judgment of the Servicer would not be ultimately recoverable from late collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property or otherwise.

         Non-United States Person:  Any Person other than a United
States Person.

         Officer's Certificate: A certificate delivered hereunder or under any other Basic Document signed by the President or a Vice President or an Assistant Vice President of the Representative, a Depositor, the Trustee or the Servicer, as required hereunder or thereunder.

         Opinion of Counsel: A written opinion of counsel delivered hereunder or under any Basic Document, reasonably acceptable to the Trustee, and experienced in matters relating to the subject of such opinion; except that any opinion of counsel relating to (a) the qualification of the Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of counsel who (i) is in fact Independent of the Representative and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Representative or the Servicer or in an affiliate thereof and (iii) is not connected with the Representative or Servicer as an officer, employee, director or person performing similar functions.

         Optional Purchase Date:  As defined in Section 11.01.

         Original Class A-1 Principal Balance:  $12,945,000.

         Original Class A-2 Principal Balance:  $45,164,000.

         Original Class A-3 Principal Balance:  $58,109,000.

         Original Class A-4 Principal Balance:  $113,126,000.

         Original Class A-5 Principal Balance:  $ 30,202,000.

         Original Class A-6 Principal Balance:  $ 46,956,000.

         Original Class A-7 Principal Balance:  $ 20,092,000.

         Original Pool Principal Balance: The Pool Principal Balance as of the Cut-off Date, which amount is equal to $326,594,692.74.

         Originator: Any of the entities listed on Exhibit K hereto, each of which is an "Originator" pursuant to the Transfer Agreement and, other than EquiCredit Corporation of America, is (i) a direct wholly-owned subsidiary of the Representative, and (ii) a Subservicer as of the date hereof with respect to the Mortgage Loans sold by it to either Depositor pursuant to the Transfer Agreement.

         Owner-Occupied Mortgaged Property: A Residential Dwelling that the related Mortgagor represented an intent to occupy as such Mortgagor's primary or secondary residence at the origination of the Mortgage Loan.

         Pass-Through Rate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 or Class A-7 Pass- Through Rates.

         Payment Date: The 15th day of any month, or if such 15th day is not a Business Day, the first Business Day immediately following, commencing on September 16, 1996.

         Percentage Interest: With respect to a Class A-1, Class A- 2, Class A-3, Class A-4, Class A-5, Class A-6 or Class A-7 Certificate, the portion of the Certificates evidenced by such Class A-1, Class A-2, Class A-3, Class A-4 or Class A-5 or Certificate, as the case may be, expressed as a percentage rounded to four decimal places, equal to a fraction the numerator of which is the denomination represented by such Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 or Class A-7 Certificate and the denominator of which is the Original Class A- 1, Original Class A-2, Original Class A-3, Original Class A-4, Class A-5, Original Class A-6 or Original Class A-7 Principal Balance, as the case may be. With respect to a Class R Certificate, the portion of the Class evidenced thereby as stated on the face of such Certificate, which shall be either a portion of 99.9999% or, but only with respect to the Class R Certificate held by the Tax Matters Person, 0.0001%.

         Performance Default: Any Servicing Default described in clauses (vii), (viii) and (ix) of Section 10.01(a).

         Permitted Instruments:  As used herein, Permitted
Instruments shall include the following:

                    (i) (A) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, and (B) Federal Housing Administration debentures, FHLMC senior debt obligations, and FNMA senior debt obligations assigned ratings in at least one of the top two long-term rating categories by S&P and Moody's, but excluding any of such securities described in clauses (A) and (B) whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

                   (ii) federal funds, certificates of deposit, time and demand deposits and banker's acceptances (in each case having maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that (A) the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated "A-1+" or better by S&P and
         (B) the short-term and long-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated Prime-1 and A1 or better, respectively, by Moody's;

                  (iii) deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000, which deposits are not in excess of the applicable limits insured by the Bank

         Insurance Fund or the Savings Association Insurance Fund of the FDIC, provided that the long-term deposits of such bank or savings and loan association are rated at least "BBB" by S&P and Baa3 by Moody's;

                   (iv) commercial paper (having original maturities of not more than 180 days) rated "A-1+" or better by S&P and Prime-1 by Moody's;

                    (v) investments in money market funds rated "AAAm" or "AAAm-G" by S&P and Aaa by Moody's;

                   (vi) investments in Permitted Instruments on an overnight basis in investment accounts maintained at the Trustee or Bank of America Illinois; provided, however, that any such account shall be an Eligible Account; and

                  (vii) any other obligation or security acceptable to the Rating Agencies and the Certificate Insurer (as certified by a letter from each Rating Agency and the Certificate Insurer to the Trustee); provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity; and provided, further that no instrument shall be a Permitted Instrument unless such instrument is a "permitted investment" within the meaning of Section 860G(a)(5) of the Code.

         Permitted Transferee: Any Person other than a Disqualified Organization or an agent or nominee acting on behalf of a Disqualified Organization.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

         Plan: A Plan filed by a Mortgagor pursuant to the Bankruptcy Code (11 U.S.C. Section 1321) and either confirmed or pending confirmation by a court of competent jurisdiction pursuant to the Bankruptcy Code (11 U.S.C. Section 1325), providing for, among other things, the payment of defaulted Mortgage Loan payments all of which were due prior to, but in no event after, the effectiveness of the Plan.

         Pool Factor:  As of any date of determination, the Pool
Principal Balance as of such date divided by the Original Pool
Principal Balance.

         Pool Principal Balance: The aggregate Principal Balance of the Mortgage Loans, as of any date of determination.

         Premium Factor: With respect to any Payment Date, the quotient of (i) the aggregate Principal Balances of all Mortgage Loans in the Mortgage Pool having Mortgage Interest Rates less than 8.30% divided by (ii) the aggregate Principal Balance of all Mortgage Loans in the Mortgage Pool.

         Pre-Plan Interest: With respect to a Bankruptcy Loan, accrued but unpaid interest relating to the period prior to the filing of the related Plan.

         Pre-Plan Interest Payments: With respect to a Bankruptcy Loan, payments made by a Mortgagor on account of Pre-Plan
Interest.

         Principal and Interest Account: One of the principal and interest accounts established and maintained by the Trustee pursuant to Section 5.03 hereof.

         Principal Balance: With respect to any Mortgage Loan or related REO Property, at any date of determination, the principal balance of the Mortgage Loan outstanding as of such date. The Principal Balance of any REO Property as of the date on which such REO Property became an REO Property shall be the Principal Balance of the related Mortgage Loan as of the date referred to in the preceding sentence, and the Principal Balance of a

Mortgage Loan at the time it becomes a Liquidated Mortgage Loan shall be zero.

         Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date, that is intended to satisfy a Mortgage Loan in full.

         Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

         Projected Excess Spread: With respect to any Payment Date, five (5) times the amount of the Monthly Excess Spread Amount deposited in the Spread Account pursuant to Section 6.09(a) hereof as of such Payment Date.

         Prospectus: The prospectus (including the prospectus supplement) prepared by the Representative and the Depositors in connection with the initial issuance and sale of the Class A
Certificates.

         Qualified Substitute Mortgage Loan: A mortgage loan or mortgage loans substituted for a Deleted Mortgage Loan pursuant to Section 2.05 or 3.03 hereof, which (i) has or have a mortgage interest rate or rates of not less than (and not more than two percentage points more than) the Mortgage Interest Rate for the Deleted Mortgage Loan, (ii) relates or relate to the same type of Residential Dwelling as the Deleted Mortgage Loan, or relates to a one- to four-family dwelling, and has or have a lien priority that is no more junior or subordinate than that of the Deleted Mortgage Loan, (iii) matures or mature no later than (and not more than one year earlier than) the Deleted Mortgage Loan,
(iv) has or have a Combined Loan-to-Value Ratio or Combined Loan-to-Value Ratios at the time of such substitution no higher than the Combined Loan-to-Value Ratio of the Deleted Mortgage Loan, (v) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance of the Deleted Mortgage Loan as of such date, (vi) is of equal or better Class quality (as described in the Prospectus) as the Deleted Mortgage Loan, (vii) complies or comply as of the date of substitution with each representation and warranty set forth in Sections 3.01(b) and 3.02 and (viii) is of the same type, either a balloon loan or fully-amortizing Mortgage Loan, as the Deleted
Mortgage Loan.

         Rating Agencies:  Collectively, Moody's and S&P.

         Reassignment of Assignment of Beneficial Interest: With respect to each Mortgage Loan secured by an interest in an Illinois Land Trust, an assignment of the Assignment of Bene ficial Interest, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to effect the transfer of the entire beneficial interest in such Illinois Land Trust to the Depositors and the sale of such beneficial interest to the Trustee for the benefit of the Certificateholders.

         Record Date: The calendar day immediately preceding each Payment Date or, if Definitive Certificates are issued, the last calendar day of the month preceding the month in which each such Payment Date occurs.

         Registered Holder: The Person in whose name a Certificate is registered on the Certificate Register.

         Reimbursable Amounts: As of any date of determination, an amount payable to the Servicer, the Representative or the Depositors with respect to
(i) the Servicing Advances and Advances reimbursable pursuant to Section 5.04(ii) not previously reimbursed, (ii) any advances reimbursable pursuant to
Section 9.01 and not previously reimbursed pursuant to Section 6.05(d)(viii), and (iii) any other amounts reimbursable to the Servicer or the Depositors prior to a distribution to the Class R Certificateholders pursuant to this Agreement.

         Released Mortgaged Property Proceeds: As to any Mortgage Loan, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with applicable law, customary mortgage servicing procedures and this Agreement.

         Remainder Excess Spread Amount: As of any Payment Date, the amount equal to the excess of the aggregate Excess Spread over the Monthly Excess Spread Amount.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and temporary and final Treasury regulations promulgated thereunder, as the foregoing may be in effect from time to time (or proposed, if proposed to be retroactive).

         Remittance Report:  As defined in Section 6.07.

         REO Disposition: The final sale by the Servicer of a Mortgaged Property acquired by the Servicer in foreclosure or by deed in lieu of foreclosure. The proceeds of any REO Disposition constitute part of the definition of Liquidation Proceeds.

         REO Property:  As described in Section 5.10.

         Representative: EquiCredit Corporation of America, or its successor in interest.

         Representative's Yield: For each Mortgage Loan, the sum of (A) prepayment penalties and premiums collected on the Mortgage Loans and (B) any sum or other finance charge payable by the Mortgagor on a prepaid Rule of 78s Mortgage Loan that is in addition to (i) the Curtailment or Principal Prepayment (as the case may be) on the related Mortgage Loan, together with accrued and unpaid interest thereon at the Mortgage Interest Rate, plus (ii) the Servicing Compensation exclusive of Servicing Fees. The Representative's Yield is retained by the Representative and is not part of the assets of the Trust Fund.

         Residential Dwelling: Any of the following: (i) a one- to four-family dwelling, (ii) a unit in a planned unit development, (iii) a unit in a condominium development, or (iv) a permanently affixed mobile home or a permanently affixed manufactured housing unit, as defined in the FNMA Selling Guide, which does not constitute other than real property under state law provided that such home or housing would qualify as a single family residence under ss. 25(c)(10) of the Code.

         Responsible Officer: When used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto) with direct responsibility for the administration of this Agreement, including any Vice President, Senior Trust Officer, Trust Officer, Assistant Trust Officer, any Assistant Secretary, any trust officer or any other officer of such Trustee customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Representative, a Depositor, an Originator or the Servicer, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary authorized to perform the actions required, including, without limitation, each Person whose name appears on a list of Responsible Officers furnished to the Trustee and the Certificate Insurer on the Closing Date, as such list may be amended from time to time.

         Rule of 78s Method: The method of calculating interest on indebtedness represented by a Mortgage Note under which (a) the total of the Monthly Payments specified in the Mortgage Note represents the principal amount borrowed plus interest in an amount calculated on the basis of the stated Mortgage Interest
Rate for the term of the Mortgage Loan, (b) the portion of a Monthly Payment allocated to reduction of the outstanding
Principal Balance is determined by multiplying the total amount of add-on interest payable over the term of the Mortgage Loan by a fraction (i) the numerator of which is the sum of the series of numbers representing the number of each Monthly Payment remaining due under the Mortgage Loan (prior to giving effect to the payment to which the fraction is being applied) and (ii) the denominator of which is the sum of the series of numbers representing the number of each Monthly Payment originally due under the Mortgage Loan (from the first to the last, inclusive) and (c) upon the prepayment in full of the Mortgage Loan, a rebate is made in an amount equal to the difference between the amount described in the preceding clause (b) minus the amount of interest calculated on the basis of the stated Mortgage Interest
Rate at the origination of the Mortgage Loan. Notwithstanding the foregoing or any provision of this Agreement to the contrary, payments to the Certificateholders and the Servicing Fee and with respect to Rule of 78s Mortgage Loans will be computed as if such Mortgage Loans were simple interest Mortgage Loans.

         Rule of 78s Mortgage Loan: A Mortgage Loan that uses the Rule of 78s Method of allocating interest payments during the term of such Mortgage Loan.

         Series:  1996-3.

         Servicer: EquiCredit Corporation of America or any successor appointed as herein provided.

         Servicer Default:  As specified in Section 10.01(a).

         Servicer Employees:  As defined in Section 5.09.

         Servicing Advances: All reasonable and customary "out-of-pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, including, without limitation, advances in respect of real estate taxes and assessments and insurance premiums on fire, hazard and flood insurance policies and leasehold payments, (ii) any enforcement or judicial proceedings, including foreclosures,
(iii) the management and liquidation of the REO Property, (iv) compliance with the obligations under Sections 5.02, 5.05 and 5.07, which Servicing Advances are reimbursable to the Servicer to the extent provided in Section 5.04(ii), and (v) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of the First Lien pursuant to Section 5.13, for all of which costs and expenses the Servicer is entitled to reimbursement in accordance with this Agreement. Notwithstanding anything herein to the contrary, no Servicing Advance shall be required to be made hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate delivered to the Certificate Insurer, the

Depositors and the Trustee no later than the Business Day following such determination.

         Servicing Compensation: The Servicing Fee and other amounts to which the Servicer is entitled pursuant to Section 7.03.

         Servicing Fee: As to each Mortgage Loan (including any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the annual fee payable to the Servicer, which is calculated at a rate equal to (i) 0.60% per annum or (ii) 0.50% per annum, with respect to each Mortgage Loan in the Mortgage Pool having a Mortgage Interest Rate of less than 8.20%, which fee shall be payable monthly and shall be computed on the same basis as interest is accrued on such Mortgage Loan. The Servicing Fee is payable solely from the interest portion of (i) Monthly Payments, (ii) Liquidation Proceeds or (iii) Released Mortgaged Property Proceeds collected by the Servicer or as otherwise provided in Section 5.04. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

         Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date, as such list may from time to time be amended.

         Specified Spread Account Requirement:  As of:

         (x) any date on or prior to the thirtieth Payment Date (occurring in February 1999), the greatest of (a) the Base Spread Account Requirement as of such date; (b) the sum of the Principal Balances of the three largest Mortgage Loans as of such date; and (c) two times the excess of (i) one-half of the aggregate Principal Balance of the Mortgage Loans which are 90 or more days delinquent (including REO Properties) over (ii) the Projected Excess Spread as of such date;

         (y) any date after the  thirtieth  Payment Date  (occurring in February
1999), the greatest of (a) the lesser of (A) the Base Spread Account Requirement as of such date and (B) the product of (x) 7.74%, and (y) the Pool Principal Balance as of such date; (b) the sum of the Principal Balances of the three largest Mortgage Loans as of such date; and (c) two times the excess of

(i) one-half of the aggregate Principal Balance of the Mortgage Loans which are 90 or more days delinquent (including REO Properties) over (ii) the Projected Excess Spread as of such date. Notwithstanding the foregoing, however, the Specified Spread Account Requirement for any date shall in no event be greater than the Subordinated Amount as of such date and may be reduced by the Certificate Insurer at any time after the amount in the Spread Account is equal to the Base Spread Account Requirement; provided that such reductions shall not affect the rating assigned by S&P or Moody's to the Class A Certificates.

         Spread Account:  The account maintained pursuant to
Section 6.09.

         Spread Account Amount: As defined in Section 6.09(b)(iii) hereof.

         Spread Account Excess: As defined in Section 6.09(b)(v) hereof.

         S&P: Standard & Poor's Ratings Group, a division of McGraw- Hill, Inc., or any successor thereto.

         Startup Day:  The day designated as such pursuant to Section
2.06 hereof.

         Subordinated Amount: (a) The Subordinated Amount as of the Cut-off Date shall be 10.16% times the sum of the Original Pool
Principal Balance (which is initially equal to $33,182,021).

         (b) As of any Payment Date, the Subordinated Amount shall equal the Subordinated Amount as of the preceding August 1, minus Cumulative Excess Spread Receipts since such preceding August 1, through the last day of the month preceding such Payment Date. After giving effect to such adjustment, the Subordinated Amount may be further adjusted on each respective August 1 as follows to equal:

                    (i) on each August 1 up to but not including August 1, 2001 the amount, if any, by which (A) 10.16% of the Original Pool Principal Balance exceeds (B) Cumulative Excess Spread Receipts since the Cut-off Date through the last day of January preceding such August 1;

                   (ii) on August 1, 2001, the lesser of (A) the Subordinated Amount as of the preceding Payment Date, and (B) the sum of (x) 10.16% of the Pool Principal Balance at the close of business on August 1, 2001, and (y) 80% of the amount, if any, by which the amount set forth under (A) exceeds the amount computed under clause (B)(x) of this paragraph (ii);

                  (iii) on August 1, 2002, the lesser of (A) the Subordinated Amount as of the preceding Payment Date, and (B) the sum of (x) 10.16% of the Pool Principal Balance at the close of business on August 1, 2002, and (y) 75% of the amount, if any, by which the amount set forth under (A) exceeds the amount computed under clause (B)(x) of this paragraph (iii);

                   (iv) on August 1, 2003, the lesser of (A) the Subordinated Amount as of the preceding Payment Date, and (B) the sum of (x) 10.16% of the Pool Principal Balance at the close of business on August 1, 2003, and (y) 66 2/3% of the amount, if any, by which the amount set forth under (A) exceeds the amount computed under clause (B)(x) of this paragraph (iv);

                    (v) on August 1, 2004, the lesser of (A) the Subordinated Amount as of the preceding Payment Date, and (B) the sum of (x) 10.16% of the Pool Principal Balance at the close of business on August 1, 2004, and (y) 50% of the amount, if any, by which the amount set forth under (A) exceeds the amount computed under clause (B)(x) of this paragraph (v); and

                   (vi) on August 1, 2005, and on each August 1, thereafter, the lesser of (A) the applicable Subordinated Amount on the preceding August 1, minus Cumulative Excess Spread Receipts since such preceding August 1, through the last day of the preceding February, as appropriate, and (B) 10.16% of the Pool Principal Balance at the close of business on such current August 1;

provided, however, that the amount determined for part (B) of clauses (ii) through (vi) above shall not be less than the sum of the Principal Balances of the three largest Mortgage Loans at the beginning of each such period. Subject to the preceding sentence, the Subordinated Amount as of any date other than a Payment Date shall be equal to the Subordinated Amount as of the immediately preceding Payment Date; and provided, further, however, that in no event shall the Subordinated Amount be less than zero.

         Notwithstanding anything to the contrary herein contained, no reduction to the Subordinated Amount described in clauses (ii) through (vi) hereof shall be permitted to take effect if (x) as of August 1, 2001, the amount equal to aggregate Cumulative Excess Spread Receipts exceeds 1% of the Original Pool Principal Balance or (y) as of any August 1, after August 1, 2001, (I) the amount equal to aggregate Cumulative Excess Spread Receipts exceeds 5% of the Subordinated Amount in effect on the preceding August 1, or (II) on any Payment Date occurring within the annual period immediately preceding such August 1, the aggregate principal balance of all Mortgage Loans which were 60 or more days delinquent on such Payment Date equalled or exceeded 2.5% of the aggregate principal balance of all Mortgage Loans outstanding on such Payment Date. If, by reason of the application of the provisions of clause (y) of the immediately preceding sentence, reduction of the Subordinated Amount pursuant to the provisions of any one of clauses (ii) through (vi) shall not have taken effect, and, if as of any subsequent August 1, no event shall have occurred the effect of which would be to prohibit a reduction in the Subordinated Amount as of such August 1, then the Subordinated Amount shall be reduced on such August 1, to the amount permitted by the clause which would have otherwise taken effect had the provisions of the immediately preceding sentence not been applied.

         Subservicer: Any Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies any requirements set forth in Section 5.01(b) hereof in respect of the qualifica tion of a Subservicer. As of the Closing Date, the only Subservicers are the Originators (other than EquiCredit Corporation of America).

         Subservicing Agreement: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administra tion of certain Mortgage Loans as provided in Section 5.01(b), a copy of which shall be delivered, along with any modifications thereto, to the Certificate Insurer and the Trustee.

         Substitution Adjustment: As to any date on which a substitution occurs pursuant to Section 2.06 or 3.03, the amount (if any) by which the aggregate Principal Balances of any Qualified Substitute Mortgage Loans as of the date of substitution, together with accrued and unpaid interest thereon (but only to the extent deposited in the Principal and Interest Account and transferred to the Collection Account), are less than the aggregate of the Principal Balances (after application of principal payments received on or before the date of substitution and deposited into the Principal and Interest Account), together with accrued and unpaid interest thereon to the date of substitution, of the related Deleted Mortgage Loans plus any unreimbursed Servicing Advances.

         Targeted Amount:  With respect to any Payment Date the
"Targeted Amount" set forth for such Payment Date on Exhibit V attached hereto.

         Tax Matters Person: The Person designated from time to time to act as the "tax matters person" (within the meaning of the REMIC Provisions) of the Trust REMIC.

         Termination Price:  As defined in Section 11.01.

         Transfer  Agreement:  The agreement,  dated as of August 1, 1996, among
the  Originators   and  the  Depositors,   pursuant  to  which  the  Originators
transferred the Mortgage Loans to the Depositors.

         Trust:  EQCC Home Equity Loan Trust 1996-3.

         Trust Fund: The segregated pool of assets subject hereto, constituting the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all proceeds thereof, (ii) such assets as from time to time are identified as REO Property or are deposited in the Collection Account, Principal and Interest Account, Spread Account and Insurance Account, including amounts on deposit in the foregoing accounts and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any Insurance Proceeds, (iv) the Certificate Insurance Policy, (v) Liquidation Proceeds and (vi) Released Mortgaged Property Proceeds. The Representative's Yield and amounts received on and after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date do not constitute part of the Trust Fund.

         Trustee: First Bank National Association, not in its individual capacity but solely as trustee under this Agreement, or its successor in interest, or any successor trustee appointed pursuant to this Agreement.

         Trust REMIC:  As defined in Section 2.07(a)(1).

         UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction.

         United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.


                                   ARTICLE II

                         CONVEYANCE OF THE TRUST ASSETS

         Section 2.01 Sale and Conveyance of Trust Assets; Priority and Subordination of Ownership Interests.

         (a) The Depositors do hereby sell, transfer, assign, set over and convey to the Trustee (for the benefit of the Certificateholders) without recourse, all of the right, title and interest of the Depositors in and to (i) the Mortgage Loans (excepting the Representative's Yield and amounts received on and after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date), (ii) the Mortgage

Files relating to the Mortgage Loans,  (iii) the related  Mortgaged  Properties,
(iv) the Depositors' rights under all insurance policies with respect to the Mortgage Loans required to be maintained by it, (v) all right, title and interest of the Depositors in, to and under the Transfer Agreement, including the right to cause the Originators to repurchase the Mortgage Loans under certain circumstances, (vi) all right, title and interest of the Depositors in each of the Accounts established and maintained pursuant to Articles V and VI and (vii) the interest of the Depositors in any proceeds of the property described in clauses (i), (ii), (iii), (iv), (v) and (vi), including all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation, all amounts from time to time held or invested in the Accounts.

         (b) The rights of the Holders to receive payments with respect to the Mortgage Loans in respect of the Certificates, and all ownership interests of the Certificateholders in such payments, shall be as set forth in this Agreement.

         (c) It is the intention of this Agreement that the transfer of the Depositors' right, title and interest in and to the assets of the Trust pursuant to this Agreement shall constitute an absolute sale by the Depositors to the Trustee of the Mortgage Loans for the benefit of the Certificateholders and not a loan. If a transfer of Mortgage Loans from an Originator to a Depositor pursuant to the Transfer Agreement is characterized as a pledge and not an absolute sale, then such Depositor shall be deemed to have transferred to the Trustee for the benefit of the Certificateholders all of such Depositor's right, title and interest in, to and under the obligations of such Originator deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositors shall also be deemed to have granted to the Trustee for the benefit of the Certificateholders a first priority security interest in all of the Depositors' right, title, and interest in, to and under the obligations of the Originators to the Depositors deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositors. If the transfer of the Mortgage Loans and the other assets of the Trust from the Depositors to the Trustee for the benefit of the Certificateholders is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositors shall be deemed to have granted to the Trustee for the benefit of the Certificateholders a first priority security interest in all of the Depositors' right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the assets of the Trust, and all proceeds of any thereof, including all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Accounts. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

         Section 2.02      Possession of Mortgage Files.

         (a) Upon the issuance of the Certificates, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee for the benefit of the Certificateholders.

         (b) Pursuant to Section 2.04, the Depositors have delivered or caused to be delivered each Mortgage File to the Custodian.

         Section 2.03      Books and Records.

         The sale of each Mortgage Loan shall be reflected on the Depositor's balance sheets and other financial statements prepared in accordance with generally accepted accounting principles as a sale of assets by each Depositor. The Depositors shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trustee for the benefit of the Certificateholders.

         Section 2.04      Delivery of Mortgage Loan Documents.

         Contemporaneously with the delivery of this Agreement, the Depositors delivered or caused to be delivered hereunder to the Trustee the Certificate Insurance Policy, and each Depositor has delivered to the Trustee (which may be by delivery to the Custodian on behalf of the Trustee) each of the following documents for each Mortgage Loan:

         (a) (i) (A) The original Mortgage Note, with any intervening endorsements, endorsed "Pay to the order of The First National Bank of Boston, as Custodian under the Custodial Agreement dated as of August 1, 1996, without recourse" and signed, by facsimile or manual signature, in the name of the Originator transferring such Mortgage Loan to the applicable Depositor pursuant to the Transfer Agreement by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to such Originator, if the Originator from whom the Depositor acquired such Mortgage Loan was not the originator or (B) if such Mortgage Note is a Destroyed Mortgage Note, an original Destroyed Mortgage Note Affidavit together with a copy of such Mortgage Note attached thereto and, (ii) with respect to manufactured housing units, the certificate of title, if any;

         (b) Either: (i) the original Mortgage, with evidence of recording thereon (and, in the case of a Mortgage Loan secured by a Mortgaged Property held in an Illinois Land Trust, signed by the trustee of such Illinois Land Trust), (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer of the Originator transferring such Mortgage Loan to the applicable Depositor pursuant to the Transfer Agreement (provided, however, that such Responsible Officer may complete one or more blanket certificates attaching copies of one or more Mortgages relating thereto) or by the closing attorney, or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy, or commitment therefor, if the original has been transmitted for recording until such time as the original is returned by the public recording office or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or not yet returned;

         (c) the original Assignment of Mortgage from the Originator transferring such Mortgage Loan to the applicable Depositor pursuant to the Transfer Agreement by assignment to "The First National Bank of Boston, as Custodian under the Custodial Agreement dated as of August 1, 1996, without recourse" or in blank; any such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county if permitted by applicable local law;

         (d) The original policy of title insurance or a true copy thereof or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue same;

         (e) All intervening assignments, if any, showing a complete chain of assignment from the originator to the applicable Originator, including any recorded warehousing assignments, with evidence of recording thereon, certified by a Responsible Officer of the applicable Originator as a true copy of the original of such intervening assignments;

         (f) A copy of all assumption and modification agreements, if any, certified as a true copy by a Responsible Officer of the applicable Originator;

         (g) If the Mortgaged Property is held in an Illinois Land Trust, the original Assignment of Beneficial Interest, or, if the trustee of such Illinois Land Trust retains such original Assignment of Beneficial Interest, a certified true copy of such Assignment of Beneficial Interest so certified by such trustee;

         (h) If the Mortgaged Property is held in an Illinois Land Trust, an original Reassignment of Assignment of Beneficial Interest from the applicable Originator to "The First National Bank of Boston, as Custodian under the Custodial Agreement dated as of August 1, 1996, Series 1996-3" or in blank. In the event that the Mortgage Loan was acquired by the applicable Originator in a merger, the Reassignment of the Assignment of Beneficial Interest must be by "Originator, successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the applicable Originator while doing business under another name, the Reassignment of Assignment of

Beneficial Interest must be by "Originator, formerly known as [previous name]";

         (i) If the Mortgaged Property is held in an Illinois Land Trust, originals of all intervening Reassignments of Assignment of Beneficial Interest, showing a complete chain of assignment from the beneficiaries of such Illinois Land Trust to the applicable Originator of all of such beneficiaries' right, title, and interest in, to, and under the trust agreement with respect to such Illinois Land Trust; and

         (j) If the Mortgaged Property is held in an Illinois Land Trust, (A) a certified copy of the instrument creating the Illinois Land Trust, (B) a copy of the UCC-1 Financing Statement evidencing the assignment of the Mortgagor's beneficial interest in the Illinois Land Trust, with evidence of filing thereon, and (C) the original personal guaranty of the Mortgage Note, executed by each beneficiary of the Illinois Land Trust.

         The applicable Depositor shall use its reasonable efforts to promptly deliver or cause to be delivered to the Trustee or the Custodian: (a) the original recorded Mortgage in those instances where a copy thereof was delivered hereunder; (b) the original recorded Assignment of Mortgage to the applicable Originator, which, together with any intervening assignments of Mortgage, evidences a complete chain of assignment from the originator to the applicable Originator in those instances where copies of such Assignments were delivered; and (c) the title insurance policy required in paragraph (d) above. The applicable Depositor shall, within five (5) Business Days after the receipt thereof, and in any event, within twelve months after the Closing Date, deliver or cause to be delivered to the Trustee or the Custodian each document described in any of the preceding clauses (a), (b) and (c); provided, however, that if a document described in the preceding clause (a) or clause (b) has not been returned from the appropriate public recording office, the applicable Depositor shall deliver a certified copy of the Mortgage and a receipted copy of the Assignment from the appropriate recording office prior to the expiration of such twelve-month period. Notwithstanding anything to the contrary contained in this
Section 2.04, the applicable Depositor shall be deemed to have satisfied its obligations to deliver a Mortgage or Assignment of Mortgage upon delivery to the Trustee or the Custodian a copy of such Mortgage or Assignment of Mortgage, as applicable, certified by the public recording office to be a true copy of the recorded original thereof. From time to time the applicable Depositor may forward or cause to be forwarded to the Trustee or the Custodian additional original documents evidencing an assumption or modification of a Mortgage Loan. All Mortgage Loan documents held by the Trustee or the Custodian as to each Mortgage Loan are referred to herein as the "Mortgage File".

         The Servicer covenants and agrees to take all action necessary or desirable under applicable state law to transfer the benefits of the lien and security interest in each manufactured or mobile home and the related Mortgaged Property to the Trustee, including, without limitation, the filing of UCC-3 assignments, notations on the certificates of title and recordation of the Assignment of Mortgage within the time periods required by this Section 2.04.

         Contemporaneously with the issuance of the Certificates, the Trustee shall cause the Custodian to (A) endorse each Mortgage Note to the order of the Trustee for the benefit of the Certificateholders, which endorsement shall be in substantially the form set forth in Section 2.04(a)(i), with appropriate alterations to reflect the interest of the Trustee and the limited nature of the Custodian's interest therein as may be acceptable to the Depositors, the Servicer and the Trustee, (B) execute (or complete) each Assignment of Mortgage to the Trustee, which assignment shall be in substantially the form set forth in
Section 2.04(c), with appropriate alterations to reflect the interest of the Trustee and (C) with respect to each Illinois Land Trust, execute a Reassignment of Assignment of Beneficial Interest to the Trustee for the benefit of the Certificateholders, which reassignment shall be substantially in the form set forth in Section 2.04(h), with appropriate alterations to reflect the interest of the Trustee. The Servicer shall promptly cause each Assignment of Mortgage to be recorded in the applicable recording office in the name of the Trustee.

         All recording required pursuant to this Section 2.04 shall be accomplished by and at the expense of the Servicer. For purposes of determining whether a signature is made on an instrument or document, stapling of an attachment shall be a sufficient affixation to cause the attachment to constitute part of the instrument or document.

         Section 2.05      [Reserved].

         Section 2.06  Acceptance by Trustee of the Trust Fund;
                      Certain Substitutions; Certification by
                      Trustee.

         (a) The Trustee hereby acknowledges receipt of, for each Mortgage Loan, the items listed in Section 2.04 (a), (b), (c), (g) and (h) and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets delivered to it in trust, upon and subject to the conditions set forth in this Agreement for the benefit of the Certificateholders. The Trustee shall execute and deliver on the Closing Date an initial certification of receipt by it or by the Custodian on its behalf, for each Mortgage Loan of the items listed in Section 2.04(a), (b), (c), (g) and
(h), in the form attached as Exhibit E hereto, and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets delivered to it in trust, to the extent set forth herein, for the benefit of the Certificateholders. The Trustee agrees to review (or cause to be reviewed) each Mortgage File within 45 days after the Closing Date (or, with respect to any Qualified Substitute Mortgage Loan, within 45 days after the receipt thereof by the Custodian) and to deliver to the Representative, the Depositors, the Servicer and the Certificate Insurer an interim certification in the form attached hereto as Exhibit F-1 on or before such date to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to this Agreement are in its possession (other than those described in Section 2.04(a)(ii) and 2.04(f)), (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if properly initialled by the Mortgagor) and relate to such Mortgage Loan, and
(iii) based on its examination and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule (other than items (i), (iv) and (x) of the definition of Mortgage Loan Schedule) accurately reflects the information set forth in the Mortgage File. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face. Within 375 days after the Closing Date, the Trustee shall deliver (or cause to be delivered) to the Servicer, the Depositors and the Certificate Insurer a final certification in the form attached hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files.

         (b) If the Certificate Insurer or the Trustee during the process of reviewing the Mortgage Files finds any document constituting a part of a Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the Mortgage Loan Schedule, or does not conform to the requirements of Section 2.04 or substantively to the description thereof as set forth in the Mortgage Loan Schedule, the Trustee, or the Certificate Insurer, as applicable, shall promptly so notify the Servicer, the Trustee, the Representative, the Depositors and the Certificate Insurer. In performing any such review, such Person may conclusively rely on the related Originator as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of such Person's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.04 (other than those described in Section 2.04(f)) have been executed and received and relate to the Mortgage Files identified in the Mortgage Loan Schedule. The Servicer agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File of which it is so notified by the Certificate Insurer or the Trustee. If, however, within 60 days after receipt by it of the final certification referred to in paragraph (a) of this Section 2.06, the Servicer has not caused to be remedied any defect described in such final certification and such defect materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer, the Servicer will on the third Business Day preceding the Payment Date immediately succeeding the end of such 60 day period (i) substitute, or cause the Depositors or the applicable Originator to substitute, in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in Section 3.03 or
(ii) purchase, or cause the Depositors or the applicable Originators to purchase, such Mortgage Loan at a purchase price equal to the Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such Principal Balance, computed at the Mortgage Interest Rate, net of the Servicing Fee if the Representative is the Servicer, plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan out of funds on deposit in the Principal and Interest Account pursuant to Section 5.01(f), which purchase price shall be deposited in the Principal and Interest Account on the next succeeding Determination Date (after deducting therefrom any amounts received in respect of such purchased Mortgage Loan or Loans and being held in the Principal and Interest Account for future distribution).

         (c) Upon receipt by the Trustee of a certification of a Servicing Officer of the Servicer of such substitution or acceptance and the deposit of the amounts described above in the Principal and Interest Account (which certification shall be in the form of Exhibit O hereto), the Trustee shall release to the Servicer for release to the Depositors or the Originators, as appropriate, the related Mortgage File and shall execute, without recourse, and deliver such instruments of transfer necessary to transfer such Mortgage Loan to the Representative or the respective Depositor.

         Section 2.07 REMIC Administration.

         (a)  Tax Administration

                  (1) An election will be made by the Trustee on behalf of the Trust Fund to treat the assets of the Trust Fund, excluding the Spread Account (which for the purpose of this Section 2.07 is understood to include amounts on deposit therein invested in Permitted Instruments and the proceeds of such investments), as a REMIC under the Code (the "Trust REMIC"). Such election will be made on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For purposes of such election, the Class A Certificates shall be designated as the "regular interests" in the Trust REMIC and the Class R Certificates shall be designated as the "residual interests" in the Trust REMIC. The final scheduled distribution date for the Class A Certificates is September 15, 2027. The second anniversary of such date (September 15, 2029) shall be the "latest possible maturity date" within the meaning of Treasury Regulation Section 1.860G-1(a)(4) and all amounts due on the Class A Certificates, if not previously paid, shall be due and payable on that date.

                  (2) The Closing Date is hereby designated as the "Startup Day" of the Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

                  (3) Except as provided in Section 12.05, the Trustee shall pay (and shall be entitled to reimbursement thereof by the Servicer or otherwise in accordance with the terms of this Agreement) the ordinary and usual expenses in connection with the preparation, filing and mailing of tax information reports and returns that are incurred by it in the ordinary course of its administration of its tax-related duties under this Agreement, but extraordinary or unusual expenses, costs or liabilities incurred in connection with its tax-related duties under this Agreement, including without limitation any expenses, costs or liabilities associated with audits, required independent opinions regarding tax methodology and related matters or any administrative or judicial proceedings with respect to the Trust REMIC that involve the Internal Revenue Service or state tax authorities, shall be expenses of the Trust Fund.

                  (4) The Trustee shall prepare and file all of the Trust REMIC's federal and state income or franchise tax and information returns. Except as provided in Section 12.05, the expenses of preparing and filing such returns shall be borne by the Trustee. The Servicer and the Depositors shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust REMIC as is in their possession, which the Servicer or the Depositors has or have received or prepared by virtue of its activities as Servicer or Depositors hereunder and reasonably requested by the Trustee to enable it to perform its obligations under this subsection, and the Trustee shall be entitled to rely on such information in the performance of its obligations hereunder.

                  (5) The Trustee shall perform on behalf of the Trust Fund and the Trust REMIC all tax reporting duties and other tax compliance duties that are the responsibility of the Trust REMIC under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Trustee shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, the transferor of any Class R Certificates to a Disqualified Organization or to an agent that has acquired the Class R Certificates on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of any Class R Certificates to any Disqualified Organization pursuant to Section 860E(e) of the Code and the Treasury Regulations thereunder and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. Each of the Depositors and the Servicer shall provide on a timely basis (and in no event later than 30 days after the Trustee's request) to the Trustee or its designee such information with respect to the Trust REMIC as is in its possession and reasonably requested in writing by the Trustee to enable it to perform its obligations under this subsection.

                  (6) The Trustee or an affiliate of the Trustee shall acquire and retain a 0.0001% Percentage Interest in the Class R Certificates and shall act as Tax Matters Person of the REMIC.

                  (7) The Trustee, the Holders of the Class R Certificates and the Servicer shall perform their obligations under this Agreement and the REMIC Provisions in a manner consistent with the status of the Trust REMIC as a REMIC or, as appropriate, shall adopt a plan of complete liquidation.

                  (8) The Trustee, the Holders of the Class R Certificates and the Servicer shall not take any action or cause the Trust REMIC to take any action, within their respective control and the scope of their specific respective duties under this Agreement that, under the REMIC Provisions, could
(i) endanger the status of the Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions as defined in Code Section 860G(d)) unless (A) the Trustee has received a Nondisqualification Opinion (at the expense of the party seeking to take such action) with respect to such action or (B) the Trustee has received an opinion (at the expense of the party seeking to take such action) to the effect that such action will not cause the Trust REMIC to fail to qualify as a REMIC and the Trustee has calculated that no tax will actually be imposed.

                  (9) To the extent not paid  pursuant to paragraph  (d) of this
Section 2.07, each Holder of a Class R Certificate shall pay when due its pro rata share of any and all federal, state and local taxes imposed on the Trust REMIC or its assets or transactions, including, without limitation, "prohibited transaction" taxes, as defined in Section 860F of the Code, any tax on contributions imposed by Section 860G(d) of the Code, and any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code. To the extent that such Trust REMIC taxes are not paid by the Class R Certificateholders, the Trustee shall pay any remaining Trust REMIC taxes out of current or future amounts otherwise distributable to the Holders of the Class R Certificates.

                  (10) The Trustee shall, for federal income tax purposes, maintain books and records with respect to the Trust REMIC on a calendar year and on an accrual basis. Notwithstanding anything to the contrary contained herein, all amounts collected on the Mortgage Loans shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loans (including interest on overdue interest) (other than additional interest at a penalty rate payable following a default). The books and records must be sufficient concerning the nature and amount of the Trust REMIC's investments to show that the Trust REMIC has complied with the REMIC Provisions.

                  (11) Neither the Trustee nor the Servicer shall enter into any arrangement by which the Trust REMIC will receive a fee or other compensation for services.

                  (12) In order to enable the Trustee to perform its duties as set forth herein, the Depositors shall provide, or cause to be provided, to the Trustee within 10 days after the Closing Date all information or data that the Trustee reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, issue prices, pricing prepayment assumption and projected cash flows of the Class A Certificates and the Class R Certificates, as applicable, and the projected cash flows on the Mortgage Loans. Thereafter, the Depositors shall provide to the Trustee, promptly upon request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Trustee is hereby directed to use any and all such information or data provided by the Depositors in the preparation of all federal and state income or franchise tax and information returns and reports for the Trust REMIC to Certificateholders as required herein. The Depositors hereby indemnify the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee pursuant to this Section that result from any failure of the Depositors to provide, or to cause to be provided, accurate information or data to the Trustee (but not resulting from the methodology employed by the Trustee) on a timely basis and such indemnifications shall survive the termination of this Agreement.

                  (13) The Trustee shall prepare and file with the Internal Revenue Service, on behalf of the Trust REMIC, an application for a taxpayer identification number for the Trust REMIC on IRS Form SS-4. The Trustee, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositors. The Trustee shall prepare and file Form 8811 on behalf of the Trust REMIC and shall designate from time to time an appropriate Person (the "REMIC Reporting Agent") to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code. It is understood that the Trustee shall initially use the services of the accounting firm of Grant Thornton in discharging its responsibilities under this subsection 2.07(a).

         The Trustee agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositors, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositors, unless such information is generally available to the public (other than as a result of a breach of this Section) or is required by law or applicable regulations to be disclosed.

                  (14) The Spread Account shall be an "outside reserve fund" within the meaning of Treasury Regulation ss.1.860G-2(h) and shall not be an asset of the Trust REMIC. The owner of the Spread Account shall be the Holders of the Class R Certificates in proportion to their respective ownership interests in the Class R Certificates. For all federal income tax purposes, the Trustee and the Holders of the Class R Certificates shall treat amounts distributed by the Trust REMIC to the Spread Account as having been distributed on the residual interests represented by the Class R Certificates and distributions on the Class R Certificates out of the Spread Account shall be considered not to be distributions from the REMIC. Further, amounts on deposit in the Spread Account will be treated as owned by the Class R Certificateholders, not in the capacity as holders of the residual interest, but as owners of the separate Spread Account.

         (b) Modifications of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, neither the Trustee nor the Servicer shall permit any modification of, or take any action with respect to, the Mortgage Loans (including the Mortgage Interest Rate, the Principal Balance, the amortization schedule, or any other term affecting the amount or timing of payments on the Mortgage Loans) that would result in an exchange within the meaning of Section 1001 of the Code unless (i) the Trustee or the Servicer has received a Nondisqualification Opinion or a ruling from the Internal Revenue Service (at the expense of the party making the request of the Servicer or the Trustee to modify the Mortgage Loans) to the same effect as a Nondisqualification Opinion with respect to such modification.

         (c) Prohibited Transactions and Activities. The Trustee shall not permit the sale, disposition (except in a disposition pursuant to (i) the bankruptcy or insolvency of the Trust REMIC or (ii) the termination of the Trust REMIC in a "qualified liquidation" as defined in Section 860F(a)(4) of the Code) or substitution of the Mortgage Loans (except a substitution pursuant to Sections 2.06(b) or 3.03) or the substitution of a property for a Mortgaged Property, nor acquire any assets for the Trust REMIC (other than REO Property or a Qualified Substitute Mortgage Loan pursuant to Sections 2.06(b) or 3.03), nor accept any contributions to the Trust REMIC (other than a cash contribution during the 3-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting the Trustee to take such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of the Trust REMIC as a REMIC or of the Class A Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust REMIC (except pursuant to the provisions of this Agreement) or (d) cause the Trust REMIC to be subject to an unindemnified tax on "prohibited transactions" or "prohibited contributions" pursuant to the REMIC Provisions.

         (d) In the event that any tax is imposed on "prohibited transactions" of the Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust REMIC as defined in Section 860G(c) of the Code, on any contribution to the Trust REMIC after the Startup Day pursuant to Section 860G(c) of the Code, or any other tax is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, which breach constitutes negligence or willful misconduct of the Trustee or (ii) the Servicer or the Depositors, if such tax arises out of or results from a breach by the Servicer or the Depositors of any of their respective obligations under this Agreement. In no event shall the Trust Fund or the Trust REMIC be liable for any such taxes.

         (e) Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust REMIC shall be resolved in a manner that preserves the validity of the election to be treated as a REMIC.

         Section 2.08  Execution of Certificates.

         The Trustee acknowledges (i) the assignment to it of Mortgage Loans in trust for the benefit of the Certificateholders and subject to the terms and conditions of this Agreement and (ii) the delivery of the Mortgage Files as set forth above and, concurrently with such delivery, in exchange for the Mortgage Loans, the Mortgage Files and the other assets conveyed by the Depositors pursuant to Section 2.01 and Section 2.04, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Depositors, the Certificates, each in Authorized Denominations.

         Section 2.09  Application of Principal and Interest.

         In the event that Net Liquidation Proceeds on a Liquidated Mortgage Loan are less than the Principal Balance of such Mortgage Loan plus accrued interest thereon, or any Mortgagor makes a partial payment of any Monthly Payment due on a Mortgage Loan, such Net Liquidation Proceeds or partial payment shall be applied to payment of the related Mortgage Note as provided therein, and if not so provided or if the related Mortgaged Property has become an REO Property, first to interest accrued at the Mortgage Interest Rate and then to principal; provided, however, the Net Liquidation Proceeds with respect to a Bankruptcy Loan shall be applied first, to unpaid accrued interest with respect to the period after the date of the related Plan, second, to principal and third, to Pre-Plan Interest.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.01 Representations of the Servicer and the Depositors.

         (1) The Servicer hereby represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders as of the Closing Date:

                       (a)  The Servicer is duly organized, validly
existing, and in good standing under the laws of the State of

Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer and perform its obligations as Servicer hereunder; the Servicer has the power and authority to execute and deliver this Agreement and the Basic Documents to which it is a party and to perform in accordance herewith; the execution, delivery and performance of this Agreement and the Basic Documents to which it is a party (including all instruments of transfer to be delivered pursuant to this Agreement and the Basic Documents to which it is a party) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action; each of this Agreement and the Basic Documents to which it is a party is the valid, binding and enforceable obligation of the Servicer; and all requisite action has been taken by the Servicer to make this Agreement and the Basic Documents to which it is a party valid, binding and enforceable upon the Servicer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity;

                       (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Servicer makes no such representation or warranty), that are necessary in connection with the performance by the Servicer of its obligations hereunder or under the Basic Documents to which it is a party or the purchase and sale of the Certificates and the execution and delivery by the Servicer of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the Basic Documents and the other documents on the part of the Servicer and the performance by the Servicer of its obligations as the Servicer under this Agreement and such of the other Basic Documents to which it is a party;

                       (c)  The consummation of the transactions
contemplated by this Agreement and the Basic Documents will not result in the breach of any terms or provisions of the bylaws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

                       (d)  None of this Agreement, any of the Basic
Documents to which it is a party or the Prospectus nor any statement, report or other document prepared by the Servicer and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                       (e)  There is no action, suit, proceeding or
investigation pending or, to the best of the knowledge of the Servicer, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer or any Basic Document to which it is a party or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement or any Basic Document to which it is a party;

                       (f)  The Servicer is not in default with respect to
any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder or under the Basic Documents or under any Subservicing Agreement;

                       (g) The collection practices used by the Servicer with respect to each Mortgage Note and Mortgage have been in and will be all material respects legal, proper, prudent and customary in the second mortgage origination and servicing business;

                       (h) The Servicer is (i) an approved seller/servicer of first and second mortgage loans for FNMA and FHLMC in good standing, and (ii) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 and 211 of the National Housing Act.

         (2) Each Depositor hereby represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders as of the Closing Date:

                       (a) Such Depositor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by such Depositor and perform its obligations as a Depositor hereunder; such Depositor has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement and the Basic Documents to which it is a party (including all instruments of transfer to be delivered pursuant to this Agreement and the Basic Documents to which it is a party) by such Depositor and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action; each of this Agreement and the Basic Documents to which it is a party is the valid, binding and enforceable obligation of such Depositor; and all requisite action has been taken by such Depositor to make this Agreement and the Basic Documents to which it is a party valid, binding and enforceable upon such Depositor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditors rights generally or the application of equitable principles in any proceeding, whether at law or in equity;

                       (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authoriza tions, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which such Depositor makes no such representation or warranty), that are necessary in connection with the purchase and sale of the Certificates and the execution and delivery by such Depositor of the Basic Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Basic Documents on the part of such Depositor and the performance by such Depositor of its obligations as a Depositor under this Agreement, the Transfer Agreement and such of the other Basic Documents to which it is a party;

                       (c) The consummation of the transactions con templated by this Agreement and the Basic Documents will not result in the breach of any terms or provisions of the bylaws of such Depositor or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which such Depositor or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Depositor or its property is subject;

                       (d)  None of this Agreement, any of the Basic
Documents to which such Depositor is a party or the Prospectus nor any statement, report or other document prepared by the Depositor and furnished or to be furnished pursuant to this Agreement or the Basic Documents or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                       (e)  There is no action, suit, proceeding or
investigation pending or, to the best of such Depositor's knowledge, threatened against such Depositor which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of such Depositor or in any material impairment of the right or ability of such Depositor to carry on its business substantially as now conducted, or in any material liability on the part of such Depositor or which would draw into question the validity of this Agreement or the Basic Documents or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of such Depositor contemplated herein, or which would be likely to impair materially the ability of the Depositor to perform under the terms of this Agreement or the Basic Documents to which it is a party;

                       (f)  Such Depositor is not in default with respect
to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of such Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder, under the Basic Documents to which it is a party or under any Subservicing Agreement;

                       (g) Upon the receipt of each Mortgage File under this Agreement, the Trustee will have good and indefeasible title on behalf of the Certificateholders to each Mortgage Loan (other than the Representative's Yield and amounts received after the Cut-off Date in respect of interest accrued on or prior to the Cut-off Date) and such other items conveyed by the Depositors to the Trustee hereunder free and clear of any lien (other than liens which will be simultaneously released);

                       (h) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by such Depositor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable juris diction;

                       (i) Such Depositor did not transfer any interest in any Mortgage Loan with any intent to hinder, delay or defraud any of its respective creditors;

                       (j) Such Depositor is solvent and such Depositor will not be rendered insolvent as a result of the transfer of the Mortgage Loans to the Trust Fund or the sale of any of the Certificates;

         (k) Such Depositor will not amend Articles THIRD, NINTH, TENTH and ELEVENTH of its Certificate of Incorporation without the prior written consent of the Certificate Insurer and the Rating Agencies; and

         (l) Such Depositor will not engage in any activity which would result in a downgrading of the Certificates by any Rating Agency.

         Section 3.02  Assignment of Transfer Agreement;
         Representations and Warranties as to the Individual Mortgage Loans and the Mortgage Pool.

         Pursuant to Section 2.01, each Depositor assigns to the Trustee (for the benefit of the Certificateholders) all of its right, title and interest in, to and under the Transfer Agreement including, without limitation, the representations and warranties of the Originators made to the Depositors pursuant to Section 3.01 of the Transfer Agreement. The Depositors hereby represent and warrant to the Trustee that the Depositors have taken no action which would cause such representations and warranties of the Originators to be false in any material respect as of the Closing Date, and acknowledge that the Trustee relies on the representations and warranties of the Depositors under this Agreement and of the Originators under the Transfer Agreement in accepting the Mortgage Loans and executing and delivering the Certificates. The foregoing representation and warranty speaks as of the Closing Date, but shall survive the transfer and assignment of the Mortgage Loans to the Trustee for the benefit of the Certificateholders.

         Each Depositor hereby represents and warrants as follows to the Trustee, the Certificate Insurer and the Certificateholders, with respect to each Mortgage Loan as of the Closing Date (except as otherwise indicated); provided, that all references to percentages of the Mortgage Loans in this
Section 3.02 refer in each case to the percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date (rounded to two decimal points):

         (a) The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and correct;

         (b) All of the original or certified documentation set forth in Section
2.04 (including all material documents related thereto) has been or will be delivered to the Trustee (or the Custodian on behalf of the Trustee) on the Closing Date or as otherwise provided in Section 2.04;

         (c) (i) Each Mortgage Loan is principally secured by Mortgaged Property. Each Mortgaged Property is improved by a one- to four-family Residential Dwelling, which, to the best of such Depositor's knowledge, does not include cooperatives or mobile homes other than a permanently affixed mobile home which does not constitute other than real property under state law, or manufactured housing units, as defined in the FNMA Selling Guide, which constitute not more than approximately 0.85% of the Mortgage Loans, and which does not constitute other than real property under state law; and

         (ii) With respect to each Mortgage Loan involving property improved by a manufactured or mobile home, the Originator has taken all action necessary to create a valid and perfected first or second priority (as reflected in the Mortgage Loan Schedule) lien and security interest in such manufactured or mobile home and the related Mortgaged Property, including, without limitation, the filing of UCC financing statements or notations on certificates of title if necessary, under applicable state law.

         (d) Each Mortgage Loan is being serviced by the Servicer or one or more Subservicers;

         (e) The Mortgage Note related to each Mortgage Loan bears a fixed Mortgage Interest Rate;

         (f) Mortgage Loans constituting approximately 35.55% of the Mortgage Loans are balloon loans which will provide for a final Monthly Payment substantially greater than the preceding Monthly Payments. Approximately 0.04%, 21.65%, 7.79% and 6.08% of the Mortgage Loans are balloon loans based on a 30-year amortization schedule and a single payment of the remaining loan balance 5, 7, 10 and 15 years after origination, respectively. All of such balloon loans provide for Monthly Payments based on an amortization schedule specified in the related Mortgage Note and have a final balloon payment no earlier than 58 months following origination and no later than 180 months following origination. Each other Mortgage Note will provide for a schedule of substantially equal Monthly Payments which are, if timely paid, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date;

         (g) Each Mortgage relating to a Mortgage Loan is a valid and subsisting first or more junior lien on the Mortgaged Property subject, in the case of any second Mortgage Loan, only to a First Lien on such Mortgaged Property, and subject in all cases to the exceptions to title set forth in the title insurance policy or the other evidence of title enumerated in Section 2.04(d), with respect to the related Mortgage Loan, which exceptions are generally acceptable to second mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. If the Mortgaged Property is held in an Illinois Land Trust (a "Land Trust Mortgage"), (i) a natural person is the beneficiary of such Illinois Land Trust, and either is a party to the Mortgage Note or is a guarantor thereof, in either case, in an individual capacity, and not in the capacity of trustee or otherwise, and, if a party to the Mortgage
Note, is jointly and severally liable under the Mortgage Note; (ii) the Mortgagor is the trustee of such Illinois Land Trust, is a party to the Mortgage Note and is the mortgagor under the Mortgage in its capacity as such trustee and not otherwise; (iii) a land trust trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named as such in the land trust agreement and such trustee is named in the Land Trust Mortgage as Mortgagor; (iv) all fees and expenses of the land trust trustee which have previously become due or owing have been paid and no such fees or expenses are or will become payable by the Certificateholders or the Trust Fund; (v) the beneficiary is solely obligated to pay any fees and expenses of the land trust trustee and the priority of the lien of the Land Trust Mortgage is not and will not be subject or subordinate to any amounts owing to the land trust trustee; (vi) the Mortgaged Property is occupied by the beneficiary under the land (if indicated to be owner occupied on the Mortgage Loan Schedule) trust agreement and, if such land trust agreement terminates, the beneficiary will become the owner of the Mortgaged Property; (vii) the beneficiary is obligated to make payments under the related Mortgage Note and (subject to applicable law) will have personal liability for deficiency judgments; (viii) the Land Trust Mortgages and assignments of beneficial interest relating to land trusts in the Mortgage Pool were made in compliance with their respective land trust agreements, were validly entered into by their respective land trust trustee or beneficiary and did not, do not currently, and will not in the future, violate any provision of their respective land trust agreement; (ix) a UCC financing statement has been filed, continued, and will be continued, without intervening liens, as the first lien upon the beneficial interest in the Land Trust Mortgage; (x) each assignment of beneficial interest with respect to Land Trust Mortgages in the Mortgage Pool was at the time of respective assignment the only assignment of such beneficial interest in the land trust, such assignment was accepted by the respective land trust trustee, to the best of the Depositors' knowledge, subsequent assignments of the beneficial interest in whole or in part have not been made, and such subsequent assignments of the beneficial interest or any part thereof are not permitted pursuant to a written agreement between the respective beneficiary and the Mortgagee, until the expiration of the Mortgage Note in each respective land trust; (xi) the Land Trust Mortgages are the first or second liens on the Mortgaged Properties; no liens are in place against the beneficial interests, or any part thereof, of any Land Trust Mortgage or collateral assignment of beneficial interest, which liens are superior to the interest held by the related Depositor; and the beneficiary or land trust trustee is forbidden, pursuant to a written agreement between the beneficiary or the land trust trustee (as applicable) and the Mortgagee, from using the land trust property or beneficial interest, or any part of either, as security for any other debt of the same priority as or senior to such Land Trust Mortgage until the expiration date of its respective Mortgage Note; and (xii) the terms and conditions of the land trust agreement do not prevent the free and absolute marketability of the Mortgaged Property. As of the Cut-off Date, the Principal Balance of the Mortgage Loans related to Land Trust Mortgages does not exceed approximately 0.13% of the Mortgage Loans;

         (h) Except with respect to liens released immediately prior to the transfer herein contemplated, immediately prior to the transfer and assignment herein contemplated, the applicable Depositor held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by such Depositor subject to no liens, charges, mortgages, encumbrances or rights of others; and immediately upon the transfer and assignment herein contemplated, the Trustee for the benefit of the Certificateholders will hold good and indefeasible title, to, and be the sole owner of, each Mortgage Loan (other than the Representative's Yield and amounts received on or after the Cutoff Date) in respect of interest accrued prior to the Cut-off Date subject to no liens, charges, mortgages, encumbrances or rights of others;

         (i) None of the Mortgage Loans, other than Bankruptcy Loans, are 30 to 59 days contractually delinquent; none of the Mortgage Loans in the Mortgage Pool, other than Bankruptcy Loans, are 60 to 89 days contractually delinquent; none of the Mortgage Loans in the Mortgage Pool (excluding Bankruptcy Loans) are more than 89 days contractually delinquent; none of the Mortgage Loans in the Mortgage Pool (excluding Bankruptcy Loans) have been 30 or more days contractually delinquent more than once in the 12 months preceding the Cut-off Date. For purposes of this representation and warranty "30 to 59 days contractually delinquent" means that a Monthly Payment due on a Due Date was unpaid as of the end of the month of the next succeeding Due Date and "60 to 89 days contractually delinquent" means that a Monthly Payment due on a Due Date was unpaid as of the end of the month of the second Due Date following the Due Date on which such Monthly Payment was due. Approximately 0.02% of the Mortgage Loans are Bankruptcy Loans. None of the Mortgage Loans are Bankruptcy Loans which are 30 days or more contractually delinquent. Except for the Mortgage Loans listed on Exhibit G, to the best of such Depositor's knowledge, none of the Mortgage Loans is subject to a Plan. Except for the Bankruptcy Loans and the Mortgage Loans listed on Exhibit S, as of the Cut-off Date no Mortgage Loan is 30 or more days contractually delinquent. Exhibit S accurately sets forth the number of days that each Mortgage Loan listed therein was contractually delinquent as of the Cut-off Date;

         (j) To the best of such Depositor's knowledge, (i) there is no delinquent tax or assessment lien on any Mortgaged Property and (ii) each Mortgaged Property is free of material damage and is in average repair;

         (k) No Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

         (l) To the best of such Depositor's knowledge, there is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in
Section 3.02(n) below;

         (m) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity and disclosure laws;

         (n) With respect to each Mortgage Loan, a written commitment for a lender's title insurance policy, issued in standard American Land Title Association or California Land Title

Association form, or other form acceptable in a particular jurisdiction, by a title insurance company acceptable to FNMA and FHLMC and authorized to transact business in the state in which the related Mortgaged Property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original Principal Balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the Mortgage, subject only to exceptions of the character referred to in Section 3.02(g) above, was effective on the date of the origination of such Mortgage Loan, and, as of the Closing Date, such commitment will be valid and thereafter the policy issued pursuant to such commitment shall continue in full force and effect;

         (o) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Sections 5.07 and 5.08;

         (p) A flood insurance policy is in effect with respect to each Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Sections 5.07 or 5.08, if and to the extent required by
Section 5.07 or 5.08;

         (q) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all Mortgage Loan documents and convey the estate therein purported to be conveyed;

         (r) The applicable Depositor has directed the Servicer to perform any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee;

         (s) No more than approximately 0.13% of the Mortgage Loans are secured by Mortgaged Properties located within any single zip code area within the State of California. No more than approximately 0.30% of the Mortgage Loans in the Mortgage Pool are secured by Mortgaged Properties located within any single zip code area outside the State of California;

         (t) At least approximately 96.79% of the Mortgage Loans are secured by Owner Occupied Mortgaged Property;

         (u) The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interests of the Trustee and which has been or will be delivered to the Trustee. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Depositor (or, subject to Section
2.04 hereof, are in the process of being recorded);

         (v) No instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part;

         (w) To the best of such Depositor's knowledge, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest. With respect to Mortgaged Properties that are the subject of a ground lease, to the best of such Depositor's knowledge, all lease rents, other payments or assessments that have become due have been paid and the Mortgagor is not in material default under any other provisions of the lease and the lease is valid, in good standing and in full force and effect;

         (x) To the best of such Depositor's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

         (y) To the best of such Depositor's knowledge, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

         (z) To the best of such Depositor's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of such Depositor's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

         (aa) The proceeds of the Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mort gagee to make future advances thereunder. Any and all require ments as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

         (bb) The related  Mortgage  Note is not and has not been secured by any
collateral,   pledged   account  or  other  security  except  the  lien  of  the
corresponding Mortgage;

         (cc)  No Mortgage Loan was originated under a buydown plan;

         (dd) There is no obligation on the part of the applicable Depositor or any other party to make payments in addition to those made by the Mortgagor;

         (ee) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Trustee to the trustee under such deed of trust, except in connection with a trustee's sale after default by the Mortgagor. If the Mortgaged Property is held in an Illinois Land Trust, the trustee thereof is duly qualified under applicable law to serve as such, and has been properly designated and currently so serves, and no fees or expenses are or will become payable by the Trustee to such trustee;

         (ff) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

         (gg) With respect to each Mortgage Loan secured by a second priority lien, the related First Lien requires equal monthly payments, or if it bears an adjustable interest rate, the monthly payments for the related First Lien may be adjusted not more frequently than once every six months;

         (hh) With respect to each Mortgage Loan secured by a second priority lien, either (i) no consent for the Mortgage Loan is required by the holder of the related First Lien or (ii) such consent has been obtained and is contained in the Mortgage File;

         (ii) The maturity date of each Mortgage Loan secured by a second priority lien is prior to the maturity date of the related First Lien if such First Lien provides for a balloon payment; and with respect to any First Lien that provides for negative amortization or deferred interest, the balance of such First Lien used to calculate the Combined Loan-to-Value Ratio for the Mortgage Loan is based on the maximum amount of negative amortization possible under such First Lien;

         (jj) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or
(D) not doing business in such state so as to require qualification or licensing;

         (kk) The Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related security for the Mortgage Loan is sold without the prior consent of the mortgagee thereunder;

         (ll) Any future advances made prior to (and excluding) the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate the Servicer to make future advances to the Mortgagor at the option of the Mortgagor;

         (mm) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial or non-judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage except as set forth in the Prospectus;

         (nn) Except for bankruptcy-related defaults under the Bankruptcy Loans, to the best of such Depositor's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Servicer nor the applicable Depositor has waived any default, breach, violation or event of acceleration;

         (oo) All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

         (pp) All amounts received on and after the Cut-off Date with respect to the Mortgage Loans that are required to be deposited into the Principal and Interest Account pursuant to Section 5.03 have been so deposited;

         (qq) Approximately 98.28% of the Mortgage Loans were originated and underwritten by the Representative or by a wholly-owned subsidiary of the Representative and approximately 1.72% of the Mortgage Loans were purchased and re-underwritten by the Representative or by a wholly-owned subsidiary of the Representative;

         (rr) As of the Cut-off Date, each Mortgage Loan conforms, and all Mortgage Loans in the aggregate conform, in all material respects, to the description thereof set forth in the Prospectus dated August 7, 1996, including all statistical data provided therein in tabular format or otherwise;

         (ss) The Mortgage Loans were not selected by the Originators or the Depositors for transfer to the Trustee (for the benefit of the Certificateholders) hereunder on any basis intended to adversely affect the assets of the Trust;

         (tt) A full interior inspection appraisal was performed in connection with each Mortgaged Property;

         (uu) The Mortgage Interest Rate for each Mortgage Loan is not less than 7.75% per annum, and the Mortgage Interest Rate for each Mortgage Loan in the Mortgage Pool is not more than 17.15% per annum; approximately 0.35% of the Mortgage Loans have Mortgage Interest Rates less than 8.10%;

         (vv) Each  hazard  insurance  policy  required to be  maintained  under
Section 5.07 of this Agreement with respect to such Mortgage Loan is a valid, binding, enforceable and subsisting insurance policy of its respective kind and is in full force and effect;

         (ww) If the Mortgaged Property consists of a leasehold estate, the Mortgage covers property improvements and the Mortgagor's leasehold interest in the land upon which such improvements are situated; at origination of the Mortgage Loan the term of the leasehold estate was scheduled to last for at least ten years beyond the maturity date of the Mortgage or provided for perpetual renewal covenants; the leasehold estate is assignable by the Mortgagee; and the lease is valid and in full force and effect;

         (xx) To the best of such Depositors' knowledge, no Mortgaged Property was, at origination, located within a 1 mile radius of any site with environmental or hazardous waste risks;

         (yy) With respect to each Bankruptcy Loan as of the Cut-off Date, the Mortgagor is not contractually delinquent more than 30 days with respect to any payment due under the related Plan, (b) the Current CLTV is less than or equal to 85%, and (c) either (i) if the Current CLTV is between 60% and 85%, as of the Cut-off Date, the Mortgagor has made at least six consecutive payments under the related Plan or (ii) if the Current CLTV is less than 60%, as of the Cut-off Date, the Mortgagor has made at least three consecutive payments under the related Plan;

         (zz) With respect to each Mortgage Loan which was originated in the State of Alabama (each, an "Alabama Loan"), (i) each such Alabama Loan was (A) originated and underwritten by EquiCredit Corporation/Ala.& Miss. ("EQCC/Ala.& Miss.") or (B) purchased and re-underwritten by EQCC/Ala.& Miss. from another lender (each originating entity, an "Alabama Originator"), (ii) with respect each such Alabama Loan secured by second mortgages, (A) the total "prepaid finance charge" (as defined in Regulation Z promulgated under the Federal Truth-in-Lending Act) paid by the related Mortgagor to the related Alabama Originator plus (B) any yield spread premium ("rate participation") paid by the Alabama Originator did not exceed 5% of the original Principal Balance of such Alabama Loan, (iii) the original Principal Balance of such Alabama Loan exceeded $2,000, (iv) the aggregate of all points and broker's fees did not exceed 10% of the original principal balance of the Mortgage Loan, (v) no "referral fee" (as defined in Regulation X promulgated under the Real Estate Settlement and Procedures Act) was paid to any third party by the related Alabama Originator with respect to such Alabama Loan,
(vi) such Alabama Loan and the manner in which it was originated fully complied with Alabama law, and (vii) such Alabama Loan was not originated in such a manner, and neither the related Mortgage Note nor Mortgage contain any provisions, that would cause such Alabama Loan to be deemed unconscionable under Alabama law; the aggregate of all such Alabama Mortgage Loans does not exceed approximately 2.96% of the Mortgage Loans;

         (aaa) None of the Mortgage Loans were originated in connection with the sale of properties acquired by the Originators through foreclosure and were not originated in accordance with all of the underwriting standards described in the Prospectus;

         (bbb) With respect to each Mortgage Loan, the CLTV does not exceed 100.00%;

         (ccc) Except for the Mortgage Loans listed on Exhibit T, as of the Cut-off Date none of the Mortgage Loans are subject to the Home Ownership and Equity Protection Act of 1994; all notices required to be delivered to the related Mortgagor pursuant to the Home Ownership and Equity Protection Act of 1994 have been delivered with respect to each Mortgage Loan listed on Exhibit T and all other requirements of that Act have been complied with for each such Mortgage Loan; and

         (ddd) The representations and warranties with respect to the Mortgage Loans and Mortgage Pool set forth in Section 3.02(a) through (ccc), inclusive, have been made to the Depositors by the Originators and the Representative pursuant to Section 3.02(a) through (bbb), inclusive, of the Transfer Agreement with respect to the Mortgage Loans and the Mortgage Pool, and the Certificate Insurer is entitled to rely thereon.

         Section 3.03  Purchase and Substitution.

         It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive transfer of the Mortgage Loans and delivery of the Certificates hereunder. Upon discovery by any Depositor, the Servicer, any Subservicer, any Custodian, a Responsible Officer of the Trustee or the Certificate Insurer of a breach of any of such representations and warranties which materially and adversely affects the value of Mortgage Loans or the interest of the Trustee, or the Certificateholders, or which materially and adversely affects the interests of the Trustee, the Certificate Insurer, or the Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Depositors' best knowledge), the party discovering such breach shall give prompt written notice to the others. Within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Servicer shall (a) promptly cure, or cause the applicable Depositor or the applicable Originator to cure, such breach in all material respects, or (b) purchase, or cause the applicable Depositor or applicable Originator to purchase, such Mortgage Loan by depositing in the Principal and Interest Account, on the next succeeding Determination Date, in the manner and at the price specified in Section 2.06(b), or by causing the applicable Depositor or the applicable Originator to substitute, one or more Qualified Substitute Mortgage Loans, provided such substitution is effected not later than the date which is two years after the Closing Date. Any such substitution shall be accompanied by payment of the Substitution Adjustment, if any, to be deposited in the Principal and Interest Account.

         As to any Deleted Mortgage Loan for which a Qualified Substitute Mortgage Loan or Loans is substituted, the Servicer shall effect such substitution by delivering to the Trustee a certification in the form attached hereto as Exhibit J, executed by a Servicing Officer and delivering to the Trustee (or the Custodian on behalf of the Trustee, with a copy of such certification to the Trustee) a copy of such certification, the documents constituting the Mortgage File for such Qualified Substitute Mortgage Loan or Loans and a trust receipt of the Custodian as to the Substitute Mortgage Loan or Loans.

         The Servicer shall deposit in the Principal and Interest Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution; provided, however, that any amounts received after the date of substitution in respect of interest accrued on or prior to the date of substitution on such Qualified Substitute Mortgage Loan will constitute the property of the related Depositor or Originator, as the case may be. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be retained by the Servicer on behalf of the related Depositor or related Originator, as the case may be. The Trustee will own, for the benefit of the Certificateholders, all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Servicer on behalf of the Depositors or Originator, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Servicer shall give written notice to the Trustee, the Representative and the Certificate Insurer that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Depositors shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02. On the date of such substitution, the applicable Depositor or the applicable Originator, as the case may be, will remit to the Servicer, and the Servicer will deposit into the Principal and Interest Account, an amount equal to the Substitution Adjustment, if any.

         It is understood and agreed that the obligations of the Servicer set forth in Sections 2.06 and 3.03 to cure, purchase or substitute or cause to be cured, purchased or substituted for a defective Mortgage Loan as provided in Sections 2.06 and 3.03 constitute the sole remedies of the Trustee, the Certificate Insurer and the Certificateholders respecting a breach of the foregoing representations and warranties.

         Any cause of action against either of the Depositors or the Servicer relating to or arising out of a defect in a Mortgage File as contemplated by
Section 2.06 or the breach of any representations and warranties made in Sections 3.01 or 3.02 shall arise as to any Mortgage Loan upon the occurrence of not less than all of the following events: (i) discovery of such defect or breach by any party and notice thereof to the Servicer or notice thereof by the Servicer to the Trustee and the Certificate Insurer, (ii) failure by the Servicer to cure or cause to be cured such defect or breach or purchase or substitute or cause to be purchased or substituted such Mortgage Loan as specified above, and (iii) demand upon the Servicer by the Trustee or the Certificate Insurer for all amounts payable in respect of such Mortgage Loan. The party delivering such notice shall also deliver a copy thereof to the Certificate Insurer.

         Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan which is not in default or as to which no default is imminent, no purchase, or substitution pursuant to Sections 2.06(b) or 3.03 shall be made unless the Representative provides to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such purchase or substitution would not (i) result in the imposition of taxes on "prohibited transactions" of the Trust REMIC, as defined in Section 860F of the Code or a tax on contributions to the Trust REMIC under the REMIC Provisions, or (ii) cause the Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which purchase or substitution was delayed pursuant to this paragraph shall be purchased or substituted (subject to compliance with Sections 2.06 and 3.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such loan and (b) receipt by the Trustee of an Opinion of Counsel to the effect that such purchase or substitution will not result in the events described in clauses (i) and (ii) of the preceding sentence. The Trustee shall give prompt written notice to Moody's, S&P, the Certificate Insurer and to each Certificateholder of any repurchase or substitution made pursuant to this Section 3.03 or Section 2.06(b).

                                   ARTICLE IV

                                THE CERTIFICATES

         Section 4.01  The Certificates.

     (a) The Class A and the Class R Certificates shall be substantially in the forms annexed hereto as Exhibits B-1 and B- 2, respectively, and the Class A Certificates shall be issued in minimum denominations of $1,000 and in integral multiples thereof. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by at least one authorized officer and authenticated by the manual signature of an authorized officer. Certificates bearing the signatures of individuals who were at the time of the execution of the Certificates the authorized officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication.

         (b) The Class A Certificates, upon original issuance, shall be issued in the form of a typewritten Certificate or Certificates representing Book-Entry Certificates, to be delivered to the Depository. Such Class A Certificate or Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Depository, and no Certificate Owner of a Class A Certificate or Certificates shall receive a definitive Class A Certificate representing such Certificate Owner's interest in such Class A Certificate, except as provided in Section 4.01(c). Unless and until definitive fully registered Class A Certificates (the "Definitive Certificates") shall have been issued to Certificate Owners pursuant to Section 4.01(c):

                        (i) the provisions of this Section 4.01(b) shall be in full force and effect;

                       (ii) the Certificate Registrar and the Trustee shall be entitled to deal with the Depository for all purposes of this Agreement (including the payment of principal of and interest on the Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Class A Certificates, and shall have no obligation to the Certificate Owners with respect thereto;

                      (iii) to the extent that the provisions of this Section 4.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 4.01(b) shall control;

                       (iv) the rights of the Certificate Owners with respect to the Class A Certificates shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Certificate Owners and the Depository and/or the Depository Participants. Pursuant to the Certificate Depository Agreement in the form attached hereto as Exhibit C, unless and until Definitive Certificates are issued pursuant to Section 4.01(c), the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Class A Certificates to such Depository Participants;

                        (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified aggregate Percentage Interest, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from
         Certificate Owners and/or Depository Participants owning or representing, respectively, such required aggregate Percentage Interest of Class A Certificates (taking into account the proviso contained in the definition of "Certificateholder" contained herein) and has delivered such instructions to the Trustee; and

                       (vi) whenever a notice or other communication to the Class A Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 4.01(c), the Trustee shall give all such notices and communications specified herein to be given to Class A Certificateholders to the Depository and shall have no further obligation to the Certificate Owners of the Class A Certificates.

provided, however, that the provisions of this Section 4.01(b) shall not be applicable in respect of Class A Certificates issued to the Depositors. The Depositors or the Trustee may set a record date for the purpose of determining the identity of Holders of Class A Certificates entitled to vote or to consent to any action by vote as provided in this Agreement;

         (c) The Class R Certificates shall be issued in the form of Definitive Certificates. With respect to the Class A Certificates, if (i) the Servicer advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Class A Certificates, and the Servicer is unable to locate a qualified successor; (ii) the Servicer at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository; or (iii) after the occurrence of a Servicer Default, a Majority in Aggregate Voting Interest advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners of the Class A Certificates, then the Depository shall notify all Certificate
Owners and the Trustee of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the typewritten Certificate or Certificates representing the Book-Entry Certificates by the Depository, accompanied by registration instructions, the Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of the Depository. Neither the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders.

         Section 4.02      Registration of Transfer and Exchange of
                           Certificates.

         (a) The Trustee shall cause to be kept at its office or agency in Chicago, Illinois, or at its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of Certificates and of transfers and exchanges of

Certificates  as herein  provided.  The  Certificate  Register shall contain the
name,   remittance   instructions,   Class  and  Percentage   Interest  of  each
Certificateholder, as well as the Series and the number in the Series.

         (b) The Class R Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws or "Blue Sky" laws. No transfer, sale, pledge or other disposition of any Class R Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws or "Blue Sky" laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made in reliance upon an exemption from the 1933 Act, the Trustee, in order to assure compliance with the 1933 Act, shall not be required to register such transfer unless:

                  (i) the Class R  Certificateholder  desiring  to  effect  such disposition and such Certificateholder's prospective transferee each certify to the Trustee in writing the facts surrounding such disposition, which certification shall be substantially in the form of:

                  (A) Exhibit L-1 hereto in the case of any transfer made other than pursuant to Rule 144A under the 1933 Act; or

                  (B) Exhibit L-2 hereto in the case of any transfer made pursuant to Rule 144A under the 1933 Act; or

              (ii) the Class R Certificateholder desiring to effect such disposition delivers to the Trustee an Opinion of Counsel satisfactory to it that such transfer may be made pursuant to an exemption from the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee.

None of the Servicer, the Depositors or the Trustee are obligated under this Agreement to register the Class R Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of Class R Certificates without such registration or qualification. Any such Class R Certificateholder desiring to effect such transfer shall, and does hereby agree to, promptly reimburse the Trustee, each Depositor and the Servicer for costs and expenses incurred in connection with any liability that results if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

         (c) Notwithstanding anything to the contrary contained herein or in this Agreement, no Class R Certificate nor any percentage interest therein may be owned, pledged or transferred, directly or indirectly, by or to a Disqualified Organization. Prior to and as a condition of the registration of any transfer, sale or other disposition of a Class R Certificate or any percentage interest therein, the proposed transferee shall deliver to the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit M-1 representing and warranting that such transferee is a Permitted
Transferee. In addition, the Certificate Registrar shall require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel satisfactory in form and substance to the Certificate Registrar, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization. The Certificate Registrar shall not be under any liability to any person for any registration or transfer of a Class R Certificate to a Disqualified Organization or for the maturity of any payments due on a Class R Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement, so long as the transfer was effected in accordance with this Section 4.02(c), unless the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization (or an agent or nominee thereof).

                  In addition to the foregoing restrictions on transfer of the Class R Certificates, the Certificate Registrar shall not register the transfer of a Class R Certificate unless it has received a transferee letter in the form attached as Exhibit M-2. Upon satisfaction of the foregoing requirements, the Certificate Registrar shall register the Class R Certificate in the name of the transferee on whose behalf the transferee letter is made and delivered (and not in the name of any nominee thereof).

                  Each Holder of the Class R Certificate or any interest therein, by such Holder's acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 4.02(c).

                  The Class R Certificate shall bear a legend describing the restrictions on transferability set forth in this Section 4.02(c).

     Transfers of the Class R Certificates to Non-United States Persons are prohibited.

         In the case of any Class R Certificate presented for registration in the name of an employee benefit plan or other plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of
1974,  as  amended  ("ERISA"),  or  Section  4975  of the  Code  (or  comparable provisions of any subsequent enactments), an investment manager, a named fiduciary or a trustee of any such plan, or any other Person who is using "plan assets" of any such plan to effect such acquisition, the Trustee shall require an Opinion of Counsel acceptable to and in the form and substance satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of a Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code, and will not subject the Trustee, the Depositors or the Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement or any other liability, which Opinion of Counsel shall not be an expense of the Trustee, either Depositor or the Servicer.

         None of (i) the Servicer, (ii) the Representative, (iii) any Depositor,
(iv) any Originator or (v) any Subservicer shall be a Class A Certificateholder. Any attempted or purported transfer in violation of the preceding sentence shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class A Certificate in violation of such sentence, then the last preceding Holder shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Certificate. The Trustee shall notify the Servicer of any transfer in violation of that paragraph upon receipt of written notice thereof. The Trustee shall be under no liability to any Person for any registration of transfer of a Class A Certificate not permitted by this paragraph or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered without such receipt. The Trustee shall be entitled, but not obligated, to recover from any holder of a Class A Certificate that was in fact not a permitted Holder under this paragraph, all payments made on such Certificate at and after such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate.

     Subject to the preceding paragraphs, upon surrender for registration of transfer of any Certificate at the office or agency of the Trustee located in New York, New York or Chicago, Illinois, the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate of the same Class and Percentage Interest and dated the date of authentication by the Trustee. The Trustee shall notify the Servicer of any such transfer.

         At the option of the Certificateholders, Certificates may be exchanged for other Certificates of Authorized Denominations of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be marked "canceled" by the Trustee.

         (e) At the  option  of the  holder  of the  Class  R  Certificate,  the residual interest in the Trust REMIC may be represented by separate certificates; provided, however, that such separate certification may not occur until the Servicer receives an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal income tax upon the Trust REMIC or cause the Trust REMIC to fail to qualify as a REMIC; and provided, further, that the provisions of Sections 4.02(c) and 11.05(b) will apply to each such separate certificate as if the separate certificate were a Class R Certificate.

         Section 4.03      Mutilated, Destroyed, Lost or Stolen
                           Certificates.

     If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Servicer and the Trustee such security or indemnity, which may include a letter of indemnity delivered by an insurance company reasonably acceptable to the Trustee and the Servicer, as may be required by each of them to save each of them harmless, then, in the absence of notice to the Servicer and the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.03, the Servicer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 4.03 shall constitute complete and indefeasible evidence of ownership in the REMIC, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

         Section 4.04      Persons Deemed Owners.

         Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Depositors and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 6.05 and for all other purposes whatsoever, and the Servicer, the Depositors and the Trustee shall not be affected by notice to the contrary.


                                    ARTICLE V

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

         Section 5.01      Duties of the Servicer.

     (a) It is intended that the Trust REMIC formed hereunder shall constitute, and that the affairs of the Trust REMIC shall be conducted so as to qualify it as, a REMIC as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Servicer covenants and agrees that it shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust REMIC.

         (b) The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may enter into Sub servicing Agreements for any servicing and administration of Mortgage Loans with any entity which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and (x) has been designated an approved Seller-Servicer by FHLMC or FNMA for first and second mortgage loans, or (y) is an affiliate or wholly owned subsidiary of the Servicer. The Servicer shall give notice to the Depositors, the Trustee and the Certificate Insurer of the appointment of any Subservicer other than a Subservicer which is an affiliate or wholly-owned subsidiary of the Servicer. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

         (c) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Depositors, the Trustee, the Certificate Insurer and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification or limit or modify indemnification provided by the Servicer herein.

         (d) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an Originator shall be deemed to be between the Subservicer and the Servicer alone, and the Depositors, the Trustee, the Certificate Insurer and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 5.01(e).

         (e) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of a Servicer Default), the Trustee or its designee shall, subject to Section 10.02 hereof, thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Trustee elects to terminate any Subservicing Agreement. If the Trustee does not terminate a Subservicing Agreement, the Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements. The Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

         (f) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Depositors, the Certificateholders and the Certificate Insurer; provided, however, that (unless (x) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent, (y) with respect to any modification lowering the Mortgage Interest Rate (or, with respect to any Mortgage Loan in the Adjustable Rate Group, a modification to the method of determination which may result a lower Mortgage Interest Rate) or effecting the forgiveness of any amount owed under the Mortgage Note, or extending the final maturity date on such Mortgage Loan, the Certificate Insurer has consented to such modification and notice of such modification has been delivered to the Rating Agencies and (z) such waiver, modification, postponement or indulgence would not be considered to constitute the acquisition by the REMIC of a new mortgage loan for federal income tax purposes) the Servicer may not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer (subject to
Section 5.11) or forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan) or extend the final maturity date on the Mortgage Loan. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall, for the purposes of distributions to Certificateholders, be added to the Principal Balance of the related Mortgage Loan for purposes of this Agreement. Without limiting the generality of the foregoing, and subject to the consent of the Certificate Insurer, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer (as evidenced by an Officer's Certificate of the Servicer to such effect delivered to the Trustee), the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Mortgage Loans, shall employ or cause to be employed procedures (including collection, foreclosure and REO Property management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted second mortgage servicing practices of prudent lending institutions and giving due consideration to the Depositor's, the Certificate Insurer's and Certificateholders' reliance on the Servicer.

         Notwithstanding anything to the contrary contained herein, the Servicer may reimburse itself for Servicing Advances pursuant to Section 5.04 and may pay all or a portion of any Servicing Advance out of excess amounts on deposit in the Principal and Interest Account and held for future distribution on the date such Servicing Advance is made; any excess amounts so used shall be replaced by the Servicer by deposit to the Principal and Interest Account on or before the next succeeding Determination Date.

         (g) On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to any resignation pursuant to Section 9.04, after receipt of the Opinion of Counsel required pursuant to Section 9.04, the Trustee or its designee shall assume all of the rights and obligations of the Servicer, subject to Section 9.02 hereof. The Servicer shall, upon request of the Trustee but at the expense of the Servicer, deliver to the Trustee all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

         (h) The Servicer shall take all actions required to be taken under sections 6050H, 6050J and 6050P of Code in respect of the Mortgage Loans, the Mortgaged Property and the REO Property.

         Section 5.02      Liquidation of Mortgage Loans.

         In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 5.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem in its good faith business judgment to be in the best interest of the Depositors, the Certificate Insurer and the Certificateholders and otherwise in accordance with the accepted second mortgage servicing practices of prudent lending institutions. The Servicer in accordance with the provisions of Section 5.10 shall foreclose upon or otherwise comparably effect the ownership in the name of the Trustee for the benefit of the Certificateholders of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments; provided, however, that the Servicer shall not be obligated to foreclose in the event that the Servicer, in its good faith reasonable business judgment, determines that it would not be in the best interests of the Depositors, the Certificateholders or the Certificate Insurer, which judgment shall be evidenced by an Officer's Certificate delivered to the Trustee and the Certificate Insurer. In connection with such foreclosure or other conversion, the Servicer shall exercise and use collection and foreclosure procedures with the same degree of care and skill as it would exercise or use under the circumstances in the conduct of its own affairs. Any amounts advanced in connection with such foreclosure or other action shall constitute "Servicing Advances."

         After a Mortgage Loan has become a Liquidated Mortgage Loan, the Servicer shall promptly prepare and forward to the Depositors, the Trustee and the Certificate Insurer a Liquidation

Report, in the form attached hereto as Exhibit O, detailing the Liquidation Proceeds received from the Liquidated Mortgage Loan, expenses incurred with respect thereto, and any loss incurred in connection therewith.

         Section 5.03 Establishment of Principal and Interest Accounts; Deposits in Principal and Interest Accounts.

         The Servicer, for the benefit of the Certificateholders, shall cause to be established and maintained one or more Principal and Interest Accounts in the name of the Trustee, which shall be Eligible Accounts, which may be interest-bearing, titled "EQCC Home Equity Loan Trust 1996-3 Principal and Interest Account", bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. Such Principal and Interest Accounts shall be insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, as the case may be, to the maximum extent provided by law. The creation of any Principal and Interest Account shall be evidenced by a letter agreement in the form of Exhibit P hereto. A copy of such letter agreement shall be furnished by the Servicer to the Depositors, the Trustee and the Certificate Insurer. The Servicer shall use reasonable efforts to deposit (without duplication) within one Business Day, and shall in any event deposit within two Business Days of receipt thereof, in the Principal and Interest Account and retain therein:

                    (i) all  payments  received on or after the Cut-off  Date on
         account  of  principal  on  the  Mortgage   Loans  and  all   Principal
         Prepayments and Curtailments collected on or after the Cut-off Date;

                   (ii) (a) all payments received on or after the Cut-off Date on account of interest accrued on the Mortgage Loans on or after the Cut-off Date and (b) Pre-Plan Interest Payments;

                  (iii)    all Net Liquidation Proceeds;

                   (iv)    all Insurance Proceeds;

                    (v)    all Released Mortgaged Property Proceeds;

                   (vi) any amounts payable in connection with the purchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.06 and 3.03;

                  (vii) any amount required to be deposited in the Principal and Interest Account pursuant to Section 5.04,
         5.07, 5.08 or 5.10; and

                 (viii) all payments made by the Servicer pursuant to the final paragraph of Section 5.01(f) to replace any amount withdrawn from the Principal and Interest Account to make Servicing Advances.

         The foregoing requirements for deposit in the Principal and Interest Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, with respect to each Mortgage Loan, the Representative's Yield, amounts received on and after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date (other than amounts referred to in Section 5.03(ii)(b)), the Servicing Fee, late payment charges and assumption fees, to the extent permitted by Sections 7.01 and 7.03, Excess Proceeds, and any amounts received after the date of substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.06 or
3.03 in respect of interest accrued on such Qualified Substitute Mortgage Loan on or prior to the date of substitution (except to the extent taken into account in calculating the Substitution Adjustment with respect thereto), need not be deposited by the Servicer in the Principal and Interest Account. Any investment earnings on funds held in the Principal and Interest Account shall be for the account of the Servicer. Any reference herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings.

         Section 5.04 Permitted Withdrawals From the Principal and Interest Account.

         The Servicer shall withdraw or cause to be withdrawn funds from the Principal and Interest Account for the following purposes:

                    (i) to remit to the Trustee for deposit into the Collection Account on the third Business Day prior to the Payment Date, the sum of the amounts set forth in Section 5.03 deposited in the Principal and Interest Account during the related Due Period (excluding any amounts not required to be deposited in the Principal and Interest Account pursuant to Section 5.03 and excluding any amounts withdrawn by the Servicer pursuant to clauses (ii), (iii), (v), (vi), (vii) and (x) below as of the related Determination Date);

                   (ii) to reimburse itself for any accrued unpaid Servicing Fees, for unreimbursed Servicing Advances and, with respect to any Advance made by the Servicer from its own funds, any unreimbursed Advance; provided, that any withdrawal of accrued unpaid Servicing Fees pursuant to this Section 5.04(ii) shall be used first by the Servicer to pay any amounts due to the Trustee pursuant to this Agreement. The Servicer's right to reimbursement for unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed Advances are owed. The Servicer's rights to reimbursement for any unreimbursed Advances shall be limited to collections of interest on any Mortgage Loan with respect to which an Advance was made or from late collections on such Mortgage Loans, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagors or otherwise relating to the Mortgage Loans in respect of which such unreimbursed amounts are owed. It is understood that the Servicer's right to reimbursement pursuant hereto shall be prior to the rights of Certificateholders unless the Representative is the Servicer and the Servicer or any Depositor or Originator is required to purchase or substitute (or cause to be purchased or substituted) a Mortgage Loan pursuant to Sections 2.06 and 3.03, in which case the Servicer's right to such reimbursement shall be subsequent to the deposit into the Principal and Interest Account of the purchase price or Substitution Adjustment pursuant to such Sections 2.06 and 3.03;

                  (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonap pealable order of a court having competent jurisdiction;

                   (iv) (a) to make investments in Permitted Instruments and (b) after effecting the remittance to the Trustee as provided in Section 5.04(i), to pay to itself interest earned in respect of Permitted
         Instruments  or on  funds  deposited  in  the  Principal  and  Interest
         Account;

                    (v) to withdraw any funds deposited in the Principal and Interest Account that were not required to be deposited therein (such as Servicing Compensation) or were deposited therein in error;

                   (vi) to pay itself Servicing Compensation pursuant to Section
         7.03  hereof to the extent not  retained  or paid  pursuant  to Section
         5.03;

                  (vii) to withdraw funds necessary for the conservation and disposition of REO Property pursuant to the third paragraph of Section
         5.10 hereof to the extent such funds were deposited in the Principal and Interest Account;

                 (viii) to utilize any excess funds on deposit to make any Advance pursuant to Section 6.08 or any Servicing Advance pursuant to the final paragraph of Section 5.01(f);

                   (ix) to clear and terminate the Principal and Interest Account upon the termination of this Agreement and allocate the amounts therein pursuant to the priority set forth in Section 6.05(d); and

                    (x) to effect, with respect to a Bankruptcy Loan, the remittance to the Depositor transferring such Bankruptcy Loan, of an amount equal to the excess, if any, of (a) PrePlan Interest Payments collected in the preceding Due Period with respect to such Bankruptcy Loan over (b) the interest accrued in such preceding Due Period, but uncollected as of the last day of such Due Period, with respect to such Bankruptcy Loan.

         So long as no Servicer Default shall have occurred and be continuing, the funds held in the Principal and Interest Account may be invested by the Servicer (to the extent practicable) in Permitted Instruments, as directed in writing to the Trustee by the Servicer. In either case, funds in the Principal and Interest Account must be available for withdrawal without penalty, and any Permitted Instruments must mature not later than the Business Day immediately preceding the day on which such funds are to be remitted to the Trustee for deposit in the Collection Account, but in no event later than the Business Day immediately preceding the Determination Date next following the date of such investment (except, in each case, that if such Permitted Instrument is an obligation of the institution that maintains the Principal and Interest Account, then such Permitted Instrument shall mature not later than such Determination
Date) and shall not be sold or disposed of prior to its maturity. All Permitted Instruments in which funds in the Principal and Interest Account are invested must be held by or registered in the name of the Trustee. All interest or other earnings from funds on deposit in the Principal and Interest Account (or any Permitted Instruments thereof) shall be the exclusive property of the Servicer, and may be withdrawn from the Principal and Interest Account pursuant to clause
(iv) above. The amount of any losses incurred in connection with the investment of funds in the Principal and Interest Account in Permitted Instruments shall be deposited in the Principal and Interest Account by the Servicer from its own funds immediately as realized without reimbursement therefor.

         Section 5.05      Payment of Taxes, Insurance and Other
                           Charges.

         With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting fire and hazard insurance coverage.

         With respect to each Mortgage Loan as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of ground rents, property taxes and assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Servicer shall monitor such payments to determine if they are made by the Mortgagor at the time they become due and, if not paid by the Mortgagor, shall advance such amounts as Servicing Advances. To the extent ground lease payments are not made by the Mortgagor, and the Servicer has notice of such failure to pay, the Servicer shall advance such delinquent payments. Any out-of-pocket expenses incurred by the Servicer pursuant to this Section 5.05 shall constitute Servicing Advances.

         Section 5.06      Transfer of Accounts; Monthly Statements.

         The Accounts (other than the Principal and Interest Account, which shall be established pursuant to Section 5.03 hereof) shall be established, as of the Closing Date, in the name of the Trustee as Eligible Accounts pursuant to clause (B) of the definition thereof. Any Account may, upon written notice from the Servicer to the Trustee, be transferred to a different depository institution so long as (i) such transfer (A) is to an Eligible Account and the Certificate Insurer receives notice thereof from the Servicer or (B) is approved in writing by the Certificate Insurer, which approval shall not be unreasonably withheld and (ii) written notice of such transfer is sent to Moody's. The Trustee shall provide to the Certificate Insurer a monthly statement of activity in the Accounts established by it, and the Servicer shall provide to the Trustee and the Certificate Insurer a monthly statement of activity in the Principal and Interest Account from the party holding such account.

         Section 5.07      Maintenance of Hazard Insurance.

         The Servicer shall cause to be maintained, subject to the provisions of
Section 5.08 hereof, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (a) the outstanding principal balance owing on the Mortgage Loan (and any prior lien if the related Mortgage Loan is in a junior lien position), (b) the full insurable value of the Mortgaged Property securing the Mortgage Loan and (c) the minimum amount required to compensate for damage or loss on a replacement cost basis. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as Flood Zone "A", and such flood insurance has been made available, the Servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the outstanding principal balance of the Mortgage Loan (plus the principal balance of any lien having priority over the Mortgage Loan), (ii) the full insurable value of the Mortgaged Property, or (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer shall also maintain on REO Property, to the extent reasonably available, on REO Property, fire and hazard insurance in the amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Servicer determines that such insurance is necessary in accordance with accepted second mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary second mortgage servicing procedures) shall be deposited in the Principal and Interest Account, subject to (X) retention by the Servicer to the extent such amounts constitute Servicing Compensation or (Y) withdrawal pursuant to Section 5.04. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with losses payable to the Servicer. Any out-of-pocket expenses incurred by the Servicer pursuant to this Section 5.07, including, without limitation, any advances of premiums on insurance policies required by this Section 5.07, shall constitute Servicing Advances.

         Section 5.08      Maintenance of Mortgage Impairment Insurance
                           Policy.

         In the event that the Servicer shall obtain and maintain a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 5.07, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 5.07, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 5.07, and there shall have been a loss which would have been covered by such policy, deposit in the Principal and Interest Account from the Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with Section
5.07 and the amount paid under such blanket policy. Upon the request of the Certificate Insurer or the Trustee, the Servicer shall cause to be delivered to such requesting Person a certified true copy of such policy.

         Section 5.09      Fidelity Bond.

         The Servicer shall maintain with a responsible company, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy in a minimum amount acceptable to FNMA or FHLMC or otherwise as is commercially available at a cost that is not generally regarded as excessive by industry standards, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 5.09 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Trustee or the Certificate Insurer, the Servicer shall cause to be delivered to such requesting Person a certified true copy of such fidelity bond and errors and omissions insurance policy. On the Closing Date, such fidelity bond and errors and omissions insurance policy is maintained with certain underwriters at National Union Fire Insurance Company of Pittsburgh, Pa.

         Section 5.10      Title, Management and Disposition of REO
                           Property.

         In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders.

         The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates for its own account similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interests of the Certificate Insurer and the Certificateholders. Any out-of-pocket expenses incurred by the Servicer pursuant to this Section 5.10 shall constitute Servicing Advances. The Servicer shall cause the Trustee to be named as a beneficiary and loss payee under the REO liability provisions of the Servicer's general comprehensive liability insurance policy.

         The Servicer shall cause to be deposited in the Principal and Interest Account all revenues received with respect to the conservation and disposition of the related REO Property and shall retain or withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Servicer.

         The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Certificateholders and the Certificate Insurer and, as soon as practicable thereafter, the expenses of such sale shall be paid. The proceeds of sale of the REO Property and other proceeds of any REO Disposition shall be deposited in the Principal and Interest Account, net of related liquidation expenses, Excess Proceeds, any related unreimbursed Servicing Advances, accrued and unpaid Servicing Fees and unreimbursed Advances payable to the Servicer in accordance with Section 5.04(ii).

         In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property within two years after its acquisition unless the Servicer shall have received an Opinion of Counsel to the effect that the holding of such Mortgaged Property subsequent to two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the Trust REMIC to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding. Notwithstanding any other provision of this Agreement, (i) no Mortgaged Property acquired by the Servicer pursuant to this Section shall be rented (or allowed to continue to be rented) or otherwise used for the production of income or by or on behalf of the Trust Fund, and (ii) no construction shall take place on such Mortgaged Property if such activity as described in the preceding clause (i) or clause (ii) is conducted or otherwise undertaken in such a manner or pursuant to any terms that would cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust REMIC of any "net income from foreclosure property" which is subject to taxation within the meaning of Sections 860G(c) and 857(b)(4)(B) of the Code. If a period greater than two years is permitted under this Agreement and is necessary to sell any REO Property, the Servicer shall give appropriate notice to the Trustee, the Certificate Insurer and the Certificateholders and shall report monthly to the Trustee as to the progress being made in selling such REO Property.

         If the Servicer has actual knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a 1 mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will notify the Certificate Insurer and the Trustee prior to acquiring the Mortgaged Property and shall not take any action without the prior written approval of the Certificate Insurer and the Trustee.

         Nothing in this Section shall affect the Servicer's right to deem certain advances proposed to be made Nonrecoverable Advances. For the purpose of this Section 5.10, actual knowledge of the Servicer means actual knowledge of a Responsible Officer of the Servicer involved in the servicing of the relevant Mortgage Loan. Actual knowledge of the Servicer does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

         Section 5.11      Collection of Certain Mortgage Loan Payments.

         The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, comply with the terms and pro visions of any applicable hazard insurance policy. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Servicer would be entitled to retain hereunder as Servicing Compensation and extend the due date for payments due on a Mortgage Note for a period (with respect to each payment as to which the due date is extended) not greater than 125 days after the initially scheduled due date for such payment, provided that such extension may only be made once in any twelve month period without the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld. In the event the Servicer shall consent to the deferment of the Due Dates for payments due on a Mortgage Note, the Servicer shall nonetheless remit any required Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred in accordance with Section 6.08 hereof.

         Section 5.12      Access to Certain Documentation and
                           Information Regarding the Mortgage Loans.

         The Servicer and the Depositors shall provide to the Trustee, the Certificateholders, the Certificate Insurer, the FDIC, the Office of Thrift Supervision, and to the supervisory agents and examiners of each of the foregoing, access to the documentation regarding the Mortgage Loans (such access in the case of the FDIC, the Office of Thrift Supervision and the supervisory agents and examiners shall be limited to that required by applicable state and federal regulations), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

         Section 5.13      Superior Liens.

         The Servicer shall file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a First Lien for the protection of the Depositor's and the Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. The Servicer must also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

                  If the Servicer is notified that any superior lien holder has accelerated or intends to accelerate the obligations secured by the First Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the

Mortgaged Property sold or foreclosed, the Servicer shall advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the Depositors, the Certificate Insurer and the Certificateholders. The Servicer shall not make such an advance except to the extent that it determines in its reasonable good faith judgment that the advance would be recoverable from Liquidation Proceeds on the related Mortgage Loan. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.


                                   ARTICLE VI

                       PAYMENTS TO THE CERTIFICATEHOLDERS

         Section 6.01 Establishment of Collection Account; Deposit in Collection Account.

     No later than the Closing Date, the Trustee, for the benefit of the Certificateholders, will establish and maintain one or more Eligible Accounts as trust accounts with itself which shall not be interest-bearing, titled "EQCC Home Equity Loan Trust 1996-3 Collection Account" and bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trustee shall, promptly upon receipt, deposit in the Collection Account and retain therein:

                    (i)    the amounts remitted by the Servicer pursuant to
         Section 5.04(i);

                   (ii) the Advances pursuant to Section 6.08 remitted to the Trustee by the Servicer;

                  (iii) amounts  transferred from the Spread Account pursuant to
         Section 6.09(b)(iii) and Insured Payments pursuant to Section 6.05(c); and

                   (iv) amounts required to be paid by the Servicer  pursuant to
         Section 6.04(e) in connection with losses on investments of amounts in the Collection Account.

         Section 6.02  Permitted Withdrawals from Collection Account.

         The Trustee shall withdraw amounts on deposit in the Collection Account on each Payment Date (except as set forth in clause (v) below) in the following order of priority:

                    (i) to make deposits in the Insurance Account pursuant to Section 6.03(a);

                   (ii)    to make deposits in the Spread Account pursuant to
         Section 6.09(a)(i);

                  (iii) to make deposits in the Letter of Credit Fee Account pursuant to Section 6.10(a)(i);

                   (iv)    to make the distributions pursuant to Section
         6.05(d); and

                    (v) on any day during the related Accrual Period, and in no particular order of priority:

                           (A) to invest  amounts on  deposit in the  Collection
                  Account in Permitted Instruments or such other instruments as may be approved in writing by the Certificate Insurer (with written notice to Moody's) pursuant to Section 6.04;

                           (B) to pay to the Servicer interest paid and
                  earnings realized on Permitted Instruments;

                           (C) to withdraw any amount not required to be
                  deposited in the Collection Account or deposited therein in error;

                           (D) to withdraw any amount that constitutes a Advance
                  by Servicer of its own funds or a Mortgagor payment previously deposited into the Collection Account that is held to constitute a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction; and

                           (E) to clear and  terminate  the  Collection  Account
                  upon the termination of this Agreement and allocate amounts therein pursuant to Section 6.05(d).

                  Section 6.03 Establishment of Insurance Account; Deposits in Insurance Account; Permitted Withdrawals from Insurance Account.

         (a) No later than the Closing Date, the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, will establish and maintain one or more Eligible Accounts as trust accounts with itself which shall not be interest-bearing, titled "EQCC Home Equity Loan Trust 1996-3 Insurance Account". The Insurance Account shall bear an additional designation clearly indicating that the funds deposited therein are held for the benefit of the
Certificateholders and the Certificate Insurer. On each Payment Date, the Trustee, upon receipt (and to the extent received), promptly shall deposit into the Insurance Account in accordance with Section 6.02:

                    (i) an amount equal to the aggregate Monthly Premium with respect to the Class A Certificates due on such Payment Date in accordance with Sections 6.05(d) and (e); and

                   (ii) upon receipt, amounts required to be paid by the Servicer pursuant to Section 6.04(e) in connection with losses on investments of amounts in the Insurance Account.

         If at any time the amount then on deposit in the Insurance Account shall be insufficient to pay in full the fees and expenses of the Certificate Insurer then due, the Trustee shall withdraw such amount from the Spread Account, and any excess funds available after payment of the Monthly Premium in the amount so withdrawn from the Spread Account shall be deposited by the Trustee in the Spread Account.

         (b) The Trustee may make withdrawals from the Insurance Account for investment in Permitted Instruments pursuant to Section 6.04, and the Trustee shall withdraw amounts on deposit in the Insurance Account for applications in the following order:

                    (i) pay the Certificate Insurer the aggregate Monthly Premium on each Payment Date in accordance with Section
         6.05(d) and (e);

                   (ii)    [reserved];

                  (iii) withdraw amounts not required to be deposited in the Insurance Account or deposited therein in error; and

                   (iv) deposit in the Spread Account for amounts withdrawn from it pursuant to the last paragraph of subclause (a) above; and

                    (v) remit to the Servicer as additional Servicing Compensation any such remaining amounts.

         Section 6.04      Investment of Accounts.

         (a) So long as no Servicer Default shall have occurred and be continuing, all or a portion of any Account held by the Trustee shall be invested and reinvested by the Trustee (or remain uninvested), as directed in writing by the Servicer on its own behalf, in one or more Permitted Instruments (or, in the case of the Collection Account, in such other instruments approved in writing by the Certificate Insurer (with written notice to Moody's)) bearing interest or sold at a discount. If a Servicer Default shall have occurred and be continuing, the Trustee shall invest all Accounts in Permitted Instruments described in paragraph (iv) of the definition of Permitted Instruments. At no time shall any such investment in any Account mature later than the Business Day immediately preceding the date on which such amounts are required by the terms hereof to be withdrawn from such Account, which (i) in the case of the Collection Account, shall be the next Payment Date, (ii) in the case of the Principal and Interest Account, shall be the third business day preceding the next Payment date and (iii) in all other cases, until the day actually withdrawn pursuant to the terms hereof.

         (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this Section 6.04 is the cause of such loss or charge.

         (c) Subject to Section 12.01 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Permitted Instrument (or other instrument permitted by Section 6.04(a)) included herein (except to the extent that the Trustee is the obligor and has defaulted thereon).

         (d) The Trustee shall invest and reinvest funds in the Accounts held by it, to the fullest extent practicable, in such manner as the Servicer shall from time to time direct as set forth in Section 6.04(a), but only in one or more Permitted Instruments (or other instrument permitted by Section 6.04(a)).

         (e) All income or other gain from investments in any Account held by the Trustee, or from amounts on deposit in such Account and invested in Permitted Instruments, shall be deposited in such Account, as the case may be, immediately on receipt, and the Trustee shall notify the Servicer of any loss resulting from such investments. Upon receipt of such notification, the Servicer shall promptly remit the amount of any such loss from its own funds, without reimbursement therefor, to the Trustee for deposit in the Account from which the related funds were withdrawn for investment.

         (f) Any investment earnings on funds held in the Principal and Interest Account may be reinvested by the Servicer and the proceeds of such reinvestment are for the account of the Servicer.

         Section 6.05      Priority and Subordination of Distributions.

         (a) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund, and all ownership interests of the
Certificateholders in such distribu tions, shall be as set forth in this Agreement. The rights of the Class R Certificateholders to receive distributions in respect of the Class R Certificates shall be subject and subordinate to the preferential rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates, to the extent set forth herein, and distributions on the Class R Certificates are subject and subordinate to the maintenance of the Specified Spread Account Requirement as specified herein. In accordance with the foregoing, the ownership interests of the Class R Certificateholders in amounts deposited in the Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the Class R Certificates in accordance with the terms of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, no Certificateholder shall be required to refund any amount properly distributed to it pursuant to Section 6.02, 6.05, 6.09(b) or 6.09(d).

         (b) No later than 10:00 a.m. New York time on the Business Day immediately following each Determination Date occurring on or prior to the earlier to occur of (x) the Cross-Over Date or (y) the Payment Date on which all amounts due have been paid to the Class A Certificateholders (including the Certificate Insurer as subrogee of the Class A Certificateholders) based exclusively on the computer tape and other information prepared by the Servicer pursuant to Section 6.07, indicating with respect to the immediately succeeding Payment Date:

                          (i) whether, any withdrawals from the Spread Account would be required pursuant to
                Section 6.09(b)(iii);

                         (ii) if so,  whether the amount  available  in cash and
                from liquidation of Permitted Instruments on deposit in the Spread Account would be insufficient to fund such withdrawal; and

                        (iii) if so,  the  amount  that is the lesser of (A) the
                amount of shortfall and (B) the amount then available to be drawn under the Letter(s) of Credit then on deposit in the Spread Account (the "Draw Amount");

the Trustee shall promptly cause to be presented to the Letter of Credit Bank(s) of such Letter(s) of Credit a drawing certificate(s) of proper form for payment thereunder such that the proceeds of such drawing(s) will be available on the Business Day next preceding the next Payment Date and otherwise in conformity with the terms thereof for the aggregate Draw Amount.

         The Trustee shall draw upon all other Letters of Credit, to the full extent amounts are available thereunder. Proceeds received in payment of any Letter of Credit drawings shall be deposited and held in the Letter of Credit Proceeds Sub-Account of the Spread Account.

     (c) As soon as possible, and in no event later than 10:00 a.m. New York time on the Business Day immediately preceding each Payment Date, the Trustee shall furnish the Certificate Insurer and the Servicer with a completed notice in the form set forth as Exhibit Q hereto (the "Notice") in the event that an Event of Nonpayment will occur, pursuant to the definition thereof, with respect to such Payment Date. The Notice shall specify the amount of Insured Payment and shall constitute a claim for an Insured Payment pursuant to the Certificate Insurance Policy. Upon receipt of Insured Payments for the benefit of the Class A Certificateholders under the Certificate Insurance Policy, the Trustee shall deposit such Insured Payments in the Collection Account.

         The Trustee shall receive, as attorney-in-fact of each Holder of a Class A Certificate, any Insured Payment from the Certificate Insurer and disburse the same to each Holder of a Class A Certificate, respectively, in accordance with the provisions of this Section 6.05. Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust Fund nor shall such payment discharge the obligation of the Trust Fund with respect to such Class A Certificates, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust Fund in respect of Class A Certificates. The Trustee hereby agrees on behalf of each Holder of a Class A Certificate for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Class A Certificateholders, the Certificate Insurer will be subrogated to the rights of the Class A Certificateholders, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payments so made to be a registered Class A Certificateholder and shall receive all future Class A Remittance Amounts, as the case may be, until all such Insured Payments by the Certificate Insurer have been fully reimbursed together with interest thereon at the applicable Pass-Through Rate, subject to the following paragraph. To evidence such subrogation, the Trustee shall note the Certificate Insurer's rights as subrogee on the registration books maintained by the Trustee upon receipt from the Certificate Insurer of proof of payment of any Insured Payment. Except as otherwise described herein, the Certificate Insurer shall not acquire any voting rights hereunder as a result of such subrogation.

     It is understood and agreed that the intention of the parties is that the Certificate Insurer shall not be entitled to reimbursement on any Payment Date for amounts previously paid by it unless on such Payment Date the Class A Certificateholders shall also have received the full amount of the Class A Remittance Amount (exclusive of the principal portion of any Class A
Carry-Forward Amount representing amounts previously paid to the Class A Certificateholders as Insured Payments), for such Payment Date.

         (d) Not later than 11:00 a.m. New York time on each Payment Date, the Trustee shall withdraw from the Collection Account from the amounts available therein as set forth in this Article VI, if any, and shall, to the extent available, distribute (without duplication) such amount in the priority indicated:

                    (i) first, for deposit into the Insurance Account for the benefit of the Certificate Insurer, the Monthly Premium with respect to such Certificates (as set forth in clause (e) below) payable to the Certificate Insurer;

                   (ii) second, for deposit into the Spread Account, the Excess Spread;

                  (iii) third, for deposit into the Letter of Credit Fee Account, the Letter of Credit Fee Amount with respect to such Certificates;

                   (iv) fourth, to the Class A Certificateholders, the Class A Interest Remittance Amount;

                    (v) fifth, to the extent not payable pursuant to clause (i) above, for deposit into the Insurance Account for the benefit of the Certificate Insurer, the Monthly Premium with respect to the Class A Certificates payable to the Certificate Insurer;

                   (vi) sixth, to the Class A Certificates, the Class A Principal Remittance Amount as follows;

                    (a) concurrently to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates as follows:

                           (1) 50% of the Class A Principal Remittance Amount to
                       the Class A-1 Certificates and Class A-2 Certificates as follows:

                                   (A) first, to the Class A-1 Certificates, until the Class A-1 Principal Balance has been reduced to its Targeted Amount with respect to such Payment Date;

                                   (B) second, to the Class A-2 Certificates, until the Class A-2 Principal Balance has been reduced to zero; and

                                   (C)  third,  to the Class  A-1  Certificates,
                               without regard to its Targeted Amount with respect to such Payment Date, until the Class A-1 Principal Balance has been reduced to zero; and

                           (2) 50% of the Class A Principal Remittance Amount to
                       the Class A-3 Certificates, until the Class A-3 Principal Balance has been reduced to zero;

                    (b)  after  the  Class  A-1  Principal  Balance,  Class  A-2
         Principal Balance and Class A-3 Principal Balance have been reduced to zero, to the Class A-4, Class A-5, Class A-6 and Class A-7 Certificates, in that order, in each case until the Principal Balance of such Class has been reduced to zero.

                  (vii) seventh, to the Trustee, any amounts then due and owing representing fees of the Trustee provided that the Trustee certifies in writing that such amount is due and owing and has not been paid by the Servicer within 30 days after written demand therefor;

                 (viii) eighth, to the Servicer and/or the Representative, as applicable, any Reimbursable Amount;

                   (ix) ninth, to the Servicer an amount equal to Nonrecoverable Advances previously made by the Servicer and not previously reimbursed; and

                    (x) tenth, to the Class R Certificateholders, the balance, if any.

         (e) On each Payment Date, the portion of the Monthly Premium payable to the Certificate Insurer with respect to the Class A Certificates equal to the product of (x) the Monthly Premium with respect to such Certificates for such Payment Date and (y) the Premium Factor shall not be payable pursuant to clause
(i) of paragraph (d) above, but shall instead be payable pursuant to clause (v) of paragraph (d) above.

         (f) All distributions made to the Class A Certificate holders or the Class R Certificateholders as a Class on each Payment Date will be made on a pro rata basis among the Certificateholders of the respective Class of record on the next preceding Record Date based on the Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall own of record Class A Certificates which have denominations aggregating at least $1,000,000 appearing in the Certificate Register, and in all cases with respect to the Class R Certificates, and shall have provided complete wiring instructions at least five Business Days prior to the Record Date, and otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register.

         Section 6.06      Certificate Insurer Default.

     If,  as of any  Payment  Date,  the  Certificate  Insurer  fails to make an
Insured Payment, the amount available for distribution to Class A Certificateholders pursuant to Section 6.05(d) shall be distributed among holders of each Class of Class A Certificateholders in the priority set forth in Section 6.05(d) in proportion to their respective Percentage Interests.

         Section 6.07      Statements.

         Not later than 12:00 noon Chicago, Illinois time on the Business Day preceding each Determination Date, the Servicer shall deliver to the Trustee and the Certificate Insurer a computer tape or written report containing the information set forth on Exhibit R as to each Mortgage Loan with respect to the related Due Period and such other information with respect to the Mortgage Loans in the aggregate as the Trustee shall reasonably require. Not later than 12:00 noon Chicago, Illinois time two Business Days preceding each Payment Date, the Trustee shall deliver to the Depositors, any Paying Agent, the Servicer, the Certificate Insurer, Moody's and S&P by telecopy, a statement (the "Remittance Report") containing the information set forth below with respect to the succeeding Payment Date, with a hard copy thereof to be delivered on the immediately succeeding Business Day:

                    (i) the Available Payment Amount and any portion of the Available Payment Amount that has been deposited in the Collection Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code;

                   (ii) the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal
         Balance,  the  Class A-5  Principal  Balance,  the Class A-6  Principal
         Balance, the Class A-7 Principal Balance and the Pool Principal Balance, as reported in the Remittance Report provided pursuant to subclause (xiii) below for the immediately preceding Payment Date, or, in the case of the first Determination Date, the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance, the Original Class A-5 Principal Balance, the Original Class A-6 Principal Balance, the Original Class A-7 Principal Balance and the Original Pool Principal Balance;

                  (iii) the number and Principal Balances of all Mortgage Loans which were the subject of Principal Prepayments during the related Due Period;

                   (iv) the amount of all Curtailments which were received during the related Due Period;

                    (v) the aggregate amount of principal portion of all Monthly Payments received during the related Due Period;

                   (vi) the amount of interest received on the Mortgage Loans during the related Due Period;

                  (vii) the aggregate amount of the Advances made and recovered with respect to such Payment Date;

                 (viii) the delinquency and foreclosure information set forth in the form attached hereto as Exhibit H and the amount of Mortgage Loan Losses during the related Due Period;

                   (ix) the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal
         Balance, the Class A-5 Principal Balance, the Class A-6 Principal Balance and the Class A-7 Principal Balance, after giving effect to the distribution to be made on such Payment Date;

                    (x) the weighted average maturity, the weighted average Mortgage Interest Rate of the Mortgage Loans as of the last day of the related Due Period, and the weighted average Net Mortgage Interest Rate as of the last day of the Due Period preceding the related Accrual Period;

                   (xi) the Servicing Fees paid and Servicing Fees accrued during the related Due Period;

                  (xii) the amount of all payments or reimbursements to the Servicer pursuant to Section 5.04 (ii), (iv), (v), (vi) and (vii) paid or to be paid since the prior Payment Date (or in the case of the first Payment Date, since the Closing Date);

                (xiii) the Pool Principal Balance and aggregate Principal Balance as of the last day of the related Due Period;

                  (xiv) such other information as the Certificate Insurer, each Account Party and the Certificateholders may reasonably require;

                   (xv) the amounts which are reimbursable to the Servicer, the Representative or the Depositors, as appropriate, pursuant to Section 6.05;

                  (xvi) the number of Mortgage Loans outstanding at the beginning and at the end of the related Due Period;

                 (xvii) the aggregate interest accrued on the Mortgage Loans at their respective Mortgage Interest Rates for the related Due Period;

          (xviii) the Principal Balance of Mortgage Loans in the Mortgage Pool with Mortgage Interest Rates less than 8.30% per annum and less than 8.20% per annum;

                  (xix) the Subordinated Amount, the amount on deposit in the Spread Account, the Cumulative Excess Spread Receipts, in each case after giving effect to any payments or withdrawals on such Payment Date, and the Excess Spread with respect to such Payment Date; and

                   (xx) The aggregate Mortgage Loan Losses since the Cut-off Date as of the end of the related Due Period.

         The Trustee shall forward such report to the Certificateholders on the Payment Date, by telecopy, with a hard copy to follow (in the case of the Depository) or by first class mail. The Depositors and the Trustee may fully rely upon and shall have no liability with respect to information provided by the Servicer.

         To the extent that there are inconsistencies between the telecopy of the Remittance Report and the hard copy thereof, the Servicer and the Trustee may rely upon the telecopy.

         In the case of  information  furnished  pursuant  to  subclauses  (ii),
(iii), (iv), (v) and (ix) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each of the Class A Certificates for each $1,000 original dollar amount as of the Cut-off Date.

         (a) Upon reasonable advance notice in writing, the Servicer will provide to the Trustee access to information and documentation regarding the Mortgage Loans sufficient to permit any Holder which is a savings and loan association, bank or insurance company to comply with applicable regulations of the FDIC or other regulatory authorities with respect to investment in the Certificates, as applicable.

         (b) The Servicer shall furnish to the Trustee and to the Certificate Insurer, during the term of this Agreement, such periodic, special, or other reports or information not specifically provided for herein, as may be necessary, reasonable, or appropriate with respect to the Trustee or the Certificate Insurer, as the case may be, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Trustee or the Certificate Insurer may reasonably require; provided, that the Servicer shall be entitled to be reimbursed by the requesting party, for the fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of its business.

         (c) Reports and computer tapes furnished by the Servicer pursuant to this Agreement shall be deemed confidential and of proprietary nature, and shall not be copied or distributed except in connection with the purposes and requirements of this Agreement; provided that the Certificate Insurer may copy or distribute such information (A) pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial or administrative or legislative body or committee, (B) as may be required in any report, statement or testimony submitted to any Federal, state, municipal or other regulatory body having jurisdiction over the Certificate Insurer, (C) in order to comply with any law, ruling, order or regulation applicable to the Certificate Insurer, or
(D) as may be required by any rating agency or reinsurer. No Person entitled to receive copies of such reports or tapes shall use the information therein for the purpose of soliciting the customers of the Originators or for any other purpose except as set forth in this Agreement.

         (d) The Trustee shall promptly send to the Certificate Insurer and to each Certificateholder) in writing:

                    (i) notice of any reduction in the Specified Spread Account Requirement;

                   (ii) notice of any reduction of the percentages set forth in the definition of "Monthly Excess Spread Amount";

                  (iii)    notice of the appointment of any Subservicer;

                   (iv) notice of any transfer of any Account to a different depository institution;

                    (v) notice of any reduction in the rating of any Letter of Credit Bank below the minimum ratings described in
         Section 6.11(b);

                   (vi) a copy of each Officer's Certificate delivered pursuant to Section 7.04 and any notice received from the Servicer of a change in the fiscal year of the Servicer;

                  (vii)    a copy of each letter delivered pursuant to
         Section 7.05; and

                 (viii) notice of the receipt by the Trustee of any information regarding the Servicer's servicing activities pursuant to the last paragraph of Section 10.01(c);

provided, that in each case the Trustee shall only be required to send such notices and other items to such Persons to the extent that the Trustee has itself received the related information.

         The Depositors, the Servicer and the Trustee on behalf of Certificateholders (the "Trust Parties") hereby authorize the
Certificate Insurer to include the information contained in reports provided to the Certificate Insurer hereunder (the
"Information") on The Bloomberg, an on-line computer based information network maintained by Bloomberg L.P. ("Bloomberg"), or in other electronic or print information services. The Trust Parties agree not to commence any actions or proceedings, or otherwise assert any claims, against the Certificate Insurer or its affiliates or any of the Certificate Insurer's or its affiliates' respective agents, representatives, directors, officers or employees (collectively, the "Certificate Insurer Parties"), arising out of, or related to or in connection with the dissemination and/or use of any Information by the Certificate Insurer, including, but not limited to, claims based on allegations of inaccurate, incomplete or erroneous transfer of information by the Certificate Insurer to Bloomberg or otherwise (other than in connection with the Certificate Insurer's negligence or willful misconduct). The Trust Parties waive their rights to assert any such claims against the Certificate Insurer Parties and fully and finally release the Certificate Insurer Parties from any and all such claims, demands, obligations, actions and liabilities (other than in connection with the Certificate Insurer's negligence or willful misconduct). The Certificate Insurer makes no representations or warranties, expressed or implied, of any kind whatsoever with respect to the accuracy, adequacy, timeliness, completeness, merchantability or fitness for any particular purpose of any Information in any form or manner. The Certificate Insurer reserves the right at any time to withdraw or suspend the dissemination of the Information by the Certificate Insurer. The authorizations, covenants and obligations of the Trust Parties under this section shall be irrevocable and shall survive the termination of this Agreement.

         Section 6.08      Advances by the Servicer.

         Not later than the close of business on the third Business Day preceding each Payment Date, the Servicer shall remit to the Trustee (but solely from and to the extent of amounts on deposit in the Principal and Interest Account as of the related Determination Date, after giving effect to withdrawals from the Principal and Interest Account as of the Determination Date for such Payment Date pursuant to Section 5.04(i)), an amount (the "Advance") equal to the sum of (a) the interest accrued in the related Due Period on the Mortgage Loans but uncollected as of the close of business on the last day of such Due Period (net of the Servicing Fee) and (b) with respect to each REO Property which was acquired during or prior to the related Due Period and as to which an REO Disposition did not occur during the related

Due Period, an amount equal to the excess, if any, of interest on the Principal Balance of such REO Property computed at the related Mortgage Interest Rate (net of the Servicing Fee) for the most recently ended Due Period over the net income from the REO Property deposited in the Principal and Interest Account during such Due Period pursuant to Section 5.10.

         Notwithstanding  the  provisions  in the  foregoing  paragraph  of this
Section 6.08, with respect to the Payment Dates occurring on or before September 16, 1996 if the amounts on deposit in the Principal and Interest Account are insufficient to make the full Advance (as defined herein), and as a result thereof an Event of Nonpayment would occur, the Servicer shall make a Advance from its own funds equal to such insufficiency to the extent of delinquent payments of interest, and may reimburse itself for such Advances from collections on the related Mortgage Loans pursuant to Section 5.04(ii).

         Section 6.09 Establishment of Spread Account; Deposits in Spread Account; Permitted Withdrawals from Spread Account.

         (a) No later than the Closing Date, the Trustee will establish and maintain in a non-interest bearing trust account with itself, a Spread Account (and therein, a Letter of Credit Proceeds Sub-Account) which shall be an Eligible Account, titled "EQCC Home Equity Loan Trust 1996-3 Spread Account". At the time of the issuance of the Certificates, there shall be deposited in the Spread Account from the proceeds of the sale of Class A Certificates an amount equal to $2,045,028. The Spread Account shall not be an asset of the Trust REMIC. Any deposits in the Letter of Credit Proceeds Sub-Account shall be and hereby are deemed deposits in the Spread Account. After the time of the issuance of the Certificates, the Trustee shall, promptly upon receipt, deposit into the Spread Account and retain therein:

                    (i) on each Payment Date, the Excess Spread remitted by the Servicer pursuant to Section 5.04(i) for deposit into the Collection Account and transferred from the Collection Account by the Trustee pursuant to Section 6.02(ii) and the portion of the Advance allocable to the Excess Spread remitted by the Servicer pursuant to Section 6.08 for deposit into the Collection Account and transferred by the

         Trustee pursuant to Section 6.02(ii) for the related Payment
         Date;

                   (ii) upon receipt, amounts required to be withdrawn from the Insurance Account for deposit in the Spread Account pursuant to Section 6.03(b)(iv);

                  (iii) upon receipt, amounts required to be withdrawn from the Letter of Credit Fee Account for deposit in the Spread Account pursuant to Section 6.10(b)(iv);

                   (iv) upon receipt, amounts required to be paid by the Servicer pursuant to Section 6.04(e); and

                    (v) amounts drawn under any Letter of Credit pursuant to Section 6.05 or 6.11;

provided, however, that the Trustee shall not accept funds for deposit into the Spread Account from any Person, other than funds constituting Excess Spread, without the consent of the Certificate Insurer.

                  (b) From amounts on deposit in the Spread Account (after giving effect to the deposits therein pursuant to Section 6.09(a)) the Trustee shall make withdrawals on each Payment Date in the following order of priority:

                             (i) to deposit in the Insurance  Account the amount
                  of any insufficiency in such Account which the Servicer failed to advance pursuant to Section 6.03(a);

                            (ii) to deposit in the Letter of Credit Fee  Account
                  the amount of any insufficiency in such Account which the Servicer failed to advance pursuant to Section 6.10(a), which amount shall not exceed the Letter of Credit Fee Amount;

                           (iii) to deposit in the Collection Account, an amount
                  (the "Spread Account Amount") equal to the excess of (x) the Class A Remittance Amount over (y) the Available Payment Amount less the amounts withdrawn from the Collection Account pursuant to Section 6.02(i) and (iii). Amounts on deposit in the Spread Account shall be available to all Class A Certificateholders pursuant to this clause (iii);

                            (iv) (1) to pay to the  related  Account  Party  any
                  Increased LC Costs;  provided that  payments  pursuant to this
                  Section 6.09(b)(iv)(1) shall not exceed $4,000 in the aggregate; and (2) to pay to the Servicer from the Remainder Excess Spread Amount (net of any such amounts paid pursuant to clauses (b)(i), (b)(ii) and (b)(iii) above) with respect to any Payment Date for any Reimbursable Amounts and (3) the remainder of such Remainder Excess Spread Amount to the Class R Certificateholders;

                             (v) to the extent that the remaining amount then on
                  deposit in the Spread Account (taking into account the amounts available to be drawn under any Letters of Credit in the Spread Account) then exceeds the Specified Spread Account Requirement as of such Payment Date (such excess, a "Spread Account Excess"), an amount equal to such Spread Account Excess shall be distributed in the following order of priority:

                             (A) first, from amounts then on deposit in the Spread Account (other than any amounts available to be drawn under Letters of Credit), to each Account Party which is then entitled to repayment of an LC Obligation, the amount then due and owing on such LC Obligation, applying the amount of any partial payment of such LC Obligation first to interest and second to principal; provided, however, that such amounts shall be applied to repay such LC Obligations in direct order of the dates on which such Obligations were incurred, and no payment on account of any LC Obligation shall be made until all LC Obligations which were incurred prior to the date that such LC Obligation was incurred have been paid in full;

                             (B) second, from amounts then on deposit in the Spread Account and equal to the difference, if any, between the Spread Account Excess on such Payment Date and the aggregate payments made on such Payment Date pursuant to clause (A) above (such difference, the "Net

                  Spread Account Excess") the amount of such Net Spread Account Excess (other than amounts available to be drawn under Letters of Credit) shall be distributed to the Servicer and/or the Representative to the extent of any Reimbursable Amounts and the remainder to the Holders of the Class R Certificates; provided, however, that if any Letter(s) of Credit are then on deposit in the Spread Account, the Trustee shall, in lieu of distributing the amount of such Net Spread Account Excess to the Holders of the Class R Certificates, follow such written instructions as may be delivered to the Trustee by the Holders of the Class R Certificates for the purpose of reducing the aggregate amounts available to be drawn under such Letter(s) of Credit in an amount not to exceed the amount of such Net Spread Account Excess; and

                             (C) third,  to the  extent  any Net Spread  Account
                  Excess remaining after the distributions made pursuant to subclause (B) above, the Trustee shall reduce the aggregate amounts available to be drawn under the Letters of Credit.

and also, in no particular order of priority:

                            (vi) to invest amounts on deposit in the Spread Account in Permitted Instruments pursuant to Section
                  6.04;

                           (vii) to pay to the  Class R  Certificateholders  the
                  amount available under a replacement Letter of Credit delivered in replacement of amounts on deposit in the Spread Account, pursuant to Section 6.11(f);

                          (viii) to withdraw any amount not required to be deposited in the Spread Account or deposited therein in error; and

                            (ix) to clear and terminate the Spread Account upon the termination of this Agreement.

                  (c) Any amounts which are required to be withdrawn from the Spread Account pursuant to paragraph (b) above shall be withdrawn from the Spread Account in the following order of priority: (i) first, from any uninvested funds therein, (ii) second, from the proceeds of the liquidation of any investments therein pursuant to Section 6.04(b) and (iii) third, from the proceeds of drawings under any Letter(s) of Credit in the order of priority specified by the holders of the Class R Certificates, or, in the absence of such specifications, pro rata.

                  (d) (i) Upon the earlier to occur of the Cross-Over Date or the Payment Date on which all amounts due have been paid to the Class A Certificateholders, including the Certificate Insurer as subrogee of the Class A Certificateholders, the Trustee, after making any withdrawals from the Spread Account required pursuant to the preceding paragraph, shall surrender any Letters of Credit held in the Spread Account to the respective Letter of Credit Bank, and no further withdrawals from the Spread Account pursuant to subclause
(b)(iii) above shall be made.

                  (ii) Upon the later to occur of (X) the earlier of the dates referred to in subclause (d)(i) above or (Y) the date on which there remain no LC Obligations due and owing, the Trustee shall:

                           (A) clear and terminate the Spread Account, liquidate
                  any investments therein and distribute any uninvested funds therein or the proceeds of such liquidation to the Servicer and/or the Representative to the extent of any Reimbursable Amounts and the remainder to the Class R Certificateholders;

                           (B) distribute  future  receipts of the Excess Spread
                  to the Servicer and/or the Representative to the extent of any Reimbursable Amounts and the remainder to the Class R Certificateholders.

         Section 6.10      Establishment of Letter of Credit Fee
                           Account; Deposits in Letter of Credit Fee
                           Account; Permitted Withdrawals from Letter of Credit Fee Account.

                  (a) No later than the Closing Date, the Trustee will establish a non-interest bearing trust account with itself, which shall be an Eligible Account, titled "EQCC Home Equity Loan

Trust, 1996-3, Letter of Credit Fee Account" (the "Letter of Credit Fee Account"). The Trustee shall deposit into the Letter of Credit Fee Account in accordance with Section 6.02(iii):

                    (i) an amount equal to the Letter of Credit Fee Amount with respect to the Class A Certificates;

                   (ii) upon receipt, amounts required to be paid by the Servicer pursuant to Section 6.04(e) in connection with losses on investments of amounts in the Letter of Credit Fee Account.

If at any time the amount then on deposit in the Letter of Credit Fee Account shall be insufficient to pay in full the fees and expenses of each Letter of Credit Bank then due pursuant to the terms of the related Letter of Credit, the appropriate Letter of Credit Bank shall make demand on the Servicer to advance the amount of such insufficiency, and the Servicer shall promptly advance such amount. Thereafter, the Servicer shall be entitled to reimbursement from the Letter of Credit Fee Account for the amount of any such advance from any excess funds available in the Letter of Credit Fee Account pursuant to subclause
(b)(iv) below. If the Servicer fails to advance the amount of such insufficiency, the Servicer or the appropriate Letter of Credit Bank shall promptly give the Trustee written notice thereof and the Trustee shall withdraw such amount from the Spread Account, and any excess funds available in the Letter of Credit Fee Account after payment of such expenses shall be deposited by the Trustee in the Spread Account.

                  (b) The Trustee may make withdrawals from the Letter of Credit Fee Account for investment in Permitted Instruments pursuant to Section 6.04, and the Trustee shall withdraw amounts on deposit in the Letter of Credit Fee Account to:

                    (i) remit on a monthly basis to each Letter of Credit Bank, an amount equal to the Letter of Credit Fee Amount due to such Letter of Credit Bank;

                   (ii) pay on a monthly basis to Servicer as additional servicing compensation interest paid and earnings realized on Permitted Instruments;

                  (iii) withdraw amounts not required to be deposited in the Letter of Credit Fee Account or deposited therein in error;

                   (iv) deposit in the Spread Account for amounts withdrawn from it, and reimburse the Servicer for advances made by it, pursuant to the last paragraph of subclause (a) above; and

                    (v) to deposit in the Spread Account any amounts remaining in the Letter of Credit Fee Account after withdrawals made pursuant to the clauses (i), (ii), (iii) and (iv) above.

         Section 6.11      Letters of Credit.

                  (a) If, as of any date that is five Business Days prior to the stated expiration date of any Letter of Credit, a Letter of Credit (which may be a renewal or extension of the expiring Letter of Credit) in the same amount as the amount then available for drawing under the expiring Letter of Credit has not been delivered to the Trustee, the Trustee shall, on the next Business Day, cause to be presented to the issuer of the expiring Letter of Credit a draft in proper form for payment thereunder and otherwise in conformity with the terms thereof for the full amount then available to be drawn thereunder. Proceeds received in payment of each such draft shall be deposited and held in the Letter of Credit Proceeds Sub-Account of the Spread Account.

                  (b) Upon discovery by the Representative, any Account Party, the Certificate Insurer or the Trustee that the short-term debt obligations, if any, of any Letter of Credit Bank have a rating of lower than "A-2" by S&P or Prime-1 by Moody's, the party discovering such rating hereby covenants and warrants that it shall promptly give written notice to the others. If, within 15 days of its giving or receipt of such notice, as the case may be, the Trustee has not received a substitute Letter of Credit meeting the requirements of this Agreement in replacement of such Letter of Credit, the Trustee shall cause to be presented to the issuer of such Letter of Credit a draft in proper form for payment thereunder and otherwise in conformity with the terms thereof for the full amount available to be drawn thereunder. Proceeds received in payment of each such draft shall be deposited and held in the payment of each such draft shall be deposited and held in the Letter of Credit Proceeds Sub-Account of the Spread Account.

                  (c) The receipt by the Trustee of any Draw Amount or of the proceeds of a drawing under a Letter of Credit pursuant to Section 6.11(a) or 6.11(b) hereof shall be deemed to create an obligation to reimburse the Account Party of the related Letter of Credit. Each such obligation (an "LC Obligation") shall be deemed to have an original principal amount equal to the related Draw Amount or drawing pursuant to Section 6.11(a) or 6.11(b) as the case may be, and shall accrue interest at the rate agreed to by the related Account Party and the Representative, and shall be payable only to the extent set forth in Section 6.09(b)(v).

                  (d) Upon receipt by the Trustee of the proceeds of a drawing under any Letter of Credit, (i) the Trustee will deposit the same directly to the Letter of Credit Proceeds Sub-Account of the Spread Account, (ii) no portion of said proceeds shall be applied by the Trustee for any other purpose, and
(iii) no portion of said proceeds shall be commingled with other funds held by the Trustee.

                  (e) At any time and from time to time the Class R Certificateholders may cause to be delivered to the Trustee, upon written notice to S&P, one or more Letters of Credit for deposit in the Spread Account, to be held by the Trustee in lieu of cash or Permitted Instruments or in replacement of any other Letter(s) of Credit. The Trustee shall accept any such Letter of Credit only if such Letter of Credit is accompanied by (i) an opinion of counsel to the issuer thereof reasonably satisfactory to the Certificate Insurer, the Trustee, S&P and Moody's to the effect that (x) such Letter of Credit has been duly authorized, executed and delivered by the issuer thereof and constitutes a valid and binding obligation of such issuer, subject only to laws affecting creditors' rights generally, (y) such Letter of Credit does not require registration under the Securities Act of 1933, as amended, and (z) payments by the Trustee in respect of the Class A Certificates, as provided in the Agreement, derived from a draw by the Trustee under the Letter of Credit and held in non- commingled funds would not constitute transfers avoidable under 11 U.S. C. ss. 547(b) and recoverable from the Trustee or the holders of the Class A Certificates under 11 U.S.C. ss. 550(a) should the Account Party be the debtor in a case under the United States Bankruptcy Code (Title 11, U.S.C), and (ii) an opinion of tax counsel reasonably acceptable to the Certificate Insurer and the Trustee to the effect that delivery of such Letter of Credit either in lieu of cash or Permitted Instruments, or in replacement of any other Letter(s) of Credit, as the case may be, will not cause (x) any tax to be imposed on the Trust Fund, including without limitation, any tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code and (y) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  The Trustee may from time to time accept cash in replacement of any Letter of Credit, but only upon the prior written consent of the Certificate Insurer, and upon delivery of any Opinions of Counsel which may be required by the Certificate Insurer. The Trustee shall give prompt notice of the delivery of any such cash to Moody's and S&P.

                  Upon receipt of such Letter of Credit and opinions, the amount available to be drawn under the Letter of Credit shall be deemed to be on deposit in the Spread Account for all purposes of this Agreement. As soon as practicable after the delivery of any Letter of Credit, or, in any event within two Business Days after its effective date, the Trustee shall surrender to the issuer of any Letter of Credit being replaced, such Letter of Credit which is being replaced, or, if such Letter of Credit is being delivered in replacement of amounts (other than amounts represented by Letters of Credit) then on deposit in the Spread Account, withdraw from the Spread Account and pay to the Class R Certificateholders delivering such Letter of Credit an amount equal to the amount available to be drawn under such Letter of Credit.

                  (f) At any time and from time to time the Class R Certificateholders may deliver cash or Permitted Instruments to the Trustee for deposit in the Spread Account, and the Trustee shall accept any such delivery if such delivery is accompanied by an opinion of tax counsel reasonably acceptable to the Certificate Insurer to the effect that such delivery will not cause (a) any tax to be imposed on the Trust Fund, including without limitation, any tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the code and (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.


                                   ARTICLE VII

                          GENERAL SERVICING PROCEDURES

         Section 7.01      Assumption Agreements.

         When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforce able under applicable law. In such event, the Servicer shall enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage Documents, the Mortgagor remains liable thereon. The Servicer is also authorized with the prior approval of the Certificate Insurer to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Servicer shall notify the Depositors, the Trustee and the Certificate Insurer that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or to the Custodian on behalf of the Trustee) the original of such substitution or assumption agreement and a duplicate thereof to the Depositors and the Certificate Insurer, which original shall be added by the Trustee (or by the Custodian on behalf of the Trustee) to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 7.01, the Servicer shall not change the Mortgage

Interest Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Mortgage Loan. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional Servicing Compensation.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

         With respect to any mortgage loan secured by an interest in an Illinois Land Trust, if the Servicer receives notice of the sale of the beneficial interest in a Illinois Land Trust or the related Mortgaged Property by the holder of a First Lien secured thereby to a Person other than the Servicer, the Depositors or the Trustee, then, prior to distribution of any proceeds of such sale, the Servicer shall demand in writing that such holder of a First Lien pay the amount necessary to satisfy all indebtedness under the Mortgage Loan from the proceeds of such sale. If such holder of a First Lien so requests, the Servicer shall furnish reasonable proof of the Depositor's and Trustee's interest with respect to such proceeds. Unless and until the Servicer has received instruction otherwise from the Majority in Aggregate Voting Interest (with the consent of the Certificate Insurer) or from the Certificate Insurer, the Servicer shall, with respect to any such First Lien and the related Mortgage Loan, follow servicing standards consistent with those of prudent lending institutions in the geographic area where the Mortgaged Property is located, including the making of any appropriate Servicing Advances with respect thereto. In any event, the Servicer shall follow any instructions from the Majority in Aggregate Voting Interest with the consent of the Certificate Insurer or from the Certificate Insurer as soon as practicable following receipt thereof.

         Section 7.02      Satisfaction of Mortgages and Release of
                           Mortgage Files.

         The Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or otherwise prejudice any right the Certificateholders may have under the mortgage instru ments subject to Section 5.01 hereof. The Servicer shall maintain the Fidelity Bond as provided for in Section 5.09 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee by an Officers' Certificate in the form of Exhibit J attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Principal and Interest Account pursuant to Section 5.03 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release (or cause the Custodian to release) the related Mortgage File to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable by the Servicer and shall not be reimbursed from the Principal and Interest Account or the Collection Account.

         From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any primary mortgage guaranty insurance policy, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a certification in the form of Exhibit J attached hereto signed, by a Servicing Officer, promptly release or cause the Custodian to promptly release the related Mortgage File or any document therein to the Servicer, and the Trustee shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such servicing receipt shall obligate the Servicer to return the Mortgage File or any document released therefrom to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Net Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Principal and Interest Account and remitted to the Trustee for deposit in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released promptly by the Trustee to the Servicer.

         The Trustee shall promptly execute and deliver to the Servicer any legal notices, court pleadings, requests for trustee's sale in respect of a Mortgaged Property or any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. The Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Trustee by the Servicer or take any other action requested in such request that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and the Trustee will promptly sign and deliver, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days, or more promptly if needed, of the Trustee's receipt of such certificate or documents. Such certificate or documents shall establish to the

Trustee's satisfaction that the related Mortgage Loan has been paid in full by or on behalf of the Mortgagor and that such payment has been deposited in the Principal and Interest Account.

         Section 7.03      Servicing Compensation.

         As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Principal and Interest Account or to retain from interest payments on the Mortgage Loans, the Servicer's Servicing Fee. Additional servicing compensation in the form of assumption and other administrative fees (including bad check charges, late payment fees and similar fees), interest paid on funds on deposit in the Principal and Interest Account, amounts remitted pursuant to Section 6.03(b)(v) and Excess Proceeds shall be retained by or remitted to the Servicer, to the extent not otherwise required to be remitted to the Trustee for deposit in the Collection Account and not constituting the Representative's Yield. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein. The Representative's Yield is the property of the Representative, and not the property of the Servicer, and such ownership shall not be affected by any termination of the Servicer.

         Section 7.04      Annual Statement as to Compliance.

         The Servicer will deliver to the Certificate Insurer, the Trustee and each Rating Agency, not later than the last day of the fourth month following the end of the Servicer's fiscal year, which currently ends on December 31, beginning with the fiscal year ending December 31, 1996, an Officers' Certificate stating that (i) the Servicer has fully complied with the provisions of Articles V and VIII, (ii) a review of the activities of the Servicer during the preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof and the action being taken by the Servicer to cure such default. The Servicer shall promptly notify the Certificate Insurer, the Trustee and each Rating Agency promptly upon any change in the basis on which its fiscal year is determined.

         Section 7.05      Annual Independent Public Accountants'
                           Servicing Report.

         Not later than the last day of the fourth month following the end of the Servicer's fiscal year, beginning with the fiscal year ending December 31, 1996, the Servicer, at its expense, shall cause a firm of independent public accountants reasonably acceptable to the Trustee and the Certificate Insurer to furnish a letter or letters to the Certificate Insurer, the Trustee and each Rating Agency to the effect that such firm has with respect to the Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

         Section 7.06      Right to Examine Servicer Records.

         The Trustee or the Trustee at the request of a Majority in Aggregate Voting Interest (or the representatives thereof) and the Certificate Insurer shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine and audit any and all of the books, records or other information of the Servicer, whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

         Section 7.07      Reports to the Trustee; Principal and
                           Interest Account Statements.

         If the Principal and Interest Account is not maintained with the Trustee, then not later than 25 days after each Payment Date, the Servicer shall forward to the Certificate Insurer and the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Principal and Interest
Account as of the end of the preceding Due Period and showing, for the period covered by such statement, the aggregate of deposits into the Principal and Interest Account for each category of deposit specified in Section 5.03, the aggregate of withdrawals from the Principal and Interest Account for each category of withdrawal specified in Section 5.04, the aggregate amount of permitted withdrawals not made in the related period, and the amount of Advances, if any, for the related period.


                                  ARTICLE VIII

                       REPORTS TO BE PROVIDED BY SERVICER

         Section 8.01      Financial Statements.

         The Servicer will furnish to the Certificate Insurer, the Depositors or the Trustee on request (i) annual audited financial statements of the Servicer for the most recently completed three fiscal years for which such statements are available and (ii) interim, unaudited financial statements of the Servicer relating to periods subsequent to the most recent annual audited period.

         The Servicer also agrees to make available on a reasonable basis to the Certificate Insurer, the Depositor, the Trustee, any Certificateholder or any prospective Certificateholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer.


                                   ARTICLE IX

                                  THE SERVICER

         Section 9.01      Indemnification; Third Party Claims.

         The Servicer agrees to indemnify and hold the Depositors, the Custodian, the Trustee, the Certificate Insurer and each Holder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Custodian, the Certificate Insurer and any Holder may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Depositors, the Trustee, the Custodian, the Certificate Insurer and each Certificateholder, if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with the consent of the Trustee and the Certificate Insurer) the defense of any such claim and advance all expenses in connection therewith, including reasonable counsel fees, and promptly advance funds to pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Certificate Insurer and/or any Certificateholder in respect of such claim. The Trustee may, if necessary, reimburse the Servicer from amounts otherwise distributable on the Class R Certificates for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the failure of the Servicer to service and administer the Mortgage Loans in compliance with the terms of this Agreement. The Servicer shall have no lien on the assets of the Trust with respect to amounts advanced pursuant to this Section 9.01 directly as a result of Servicer's failure to service and administer the Mortgage Loans in compliance with the terms of this Agreement.

         Section 9.02      Merger or Consolidation of the Servicer.

         The Servicer will each keep in full effect its existence, rights and franchises as a corporation and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer or the Representative shall be a party, or any Person succeeding to the business of the Servicer, shall be an established mortgage loan servicing institution that has a net worth of at least $15,000,000 and shall be the successor of the Servicer or the Representative, as applicable hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall send notice of any such merger or consolidation to the Trustee, the Certificate Insurer and each Rating Agency.

         Section 9.03      Limitation on Liability of the Servicer and
                           Others.

         The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of
Section 9.01 herein, the Servicer shall have no obligation to appear with respect to, prosecute or defend, any legal action which is not incidental to the Servicer's duty to service the Mortgage Loans in accordance with this Agreement.

         Section 9.04      Servicer Not to Resign.

         The Servicer shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Representative (if the Representative is not the Servicer), the Certificate Insurer, the Trustee and the Majority in Aggregate Voting Interest, or upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Trustee, the Representative (if the Representative is not the Servicer) and the Certificate Insurer, which Opinion of Counsel shall be in form and substance acceptable to the Certificate Insurer and the Trustee. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations hereunder in accordance with Section 9.02. The Servicer shall promptly notify each Rating Agency promptly of its intention to resign pursuant to this Section 9.04.

         Section 9.05      Removal of Servicer.

         The Depositors may, with the prior written consent of the Certificate Insurer and a Majority in Aggregate Voting Interest, remove the Servicer upon 90 days' prior written notice to the

Servicer. No such removal shall become effective until a successor (other than the Trustee, unless the Trustee agrees to so act) has assumed the Servicer's responsibilities and obligations hereunder in accordance with Section 9.02. The Servicer shall promptly notify each Rating Agency of such removal.


                                    ARTICLE X

                                SERVICER DEFAULT

         Section 10.01     Servicer Default.

         (a) In case one or more of the following events (each a "Servicer Default") by the Servicer shall occur and be continuing:

                    (i) (A) an Event of  Nonpayment  (subject to  paragraph  (c)
         below); (B) the failure by the Servicer to make any required Servicing Advance (other than a Nonrecoverable Advance), to the extent such failure materially and adversely affects the interests of the Certificate Insurer or the Certificateholders; (C) the failure by the Servicer to make a required Advance (other than a Nonrecoverable Advance) pursuant to the second paragraph of Section 6.08; or (D) any other failure by the Servicer to remit to the Trustee for the benefit of any Holders, any payment required to be made under the terms of this Agreement (other than a Nonrecoverable Advance) which continues unremedied after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to a Servicing Officer of the Servicer by the Certificate Insurer, the Trustee or to a Servicing Officer of the Servicer and the Trustee by any Holder; or

                   (ii) the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Certificate Insurer or the

         Trustee or to the Servicer and the Trustee by any Holder or the Certificate Insurer; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

                   (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

                    (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                   (vi) the Servicer shall fail for 60 days to pay, or bond against, an unappealable, undischarged, unvacated and unstayed final judgment by a court of competent jurisdiction in an aggregate amount of $250,000 or more;

                  (vii) if on three consecutive Payment Dates the aggregate Principal Balance of Mortgage Loans more than 90 days contractually delinquent as of the end of the last day of the preceding Due Period exceeds 6.00% of the Pool Principal Balance of the Mortgage Pool on such date (subject to paragraph (c) below);

                 (viii) if on any Payment Date occurring in January of any year, commencing in January, 1997, the aggregate Mortgage Loan Losses over the prior twelve month period exceed 1.00% of the average Pool Principal Balance as of the end of the last day of each of the twelve preceding Due Periods
         (subject to paragraph (c) below); or

                   (ix) if on any Payment Date the aggregate Mortgage Loan Losses for all prior Due Periods since the Cut-off Date exceed 2.00% of the Original Pool Principal Balance (subject to paragraph (c) below.

         (b) then, and in each and every such case, so long as such Servicer Default shall not have been remedied, and in the case of clause (i) above
(except for clause (i)(C)), if such Servicer Default shall not have been remedied within three Business Days after the Servicer has received notice of such Servicer Default, (x) with respect solely to clause (i)(C) above, if such Advance is not made by 4:00 p.m. New York time on the second Business Day prior to the applicable Payment Date, the Certificate Insurer or the Trustee, upon receipt of written notice or discovery by a Responsible Officer of such failure, shall give immediate telephonic notice of such failure to a Servicing Officer of the Servicer, and the Trustee shall notify each Certificateholder and, unless such failure is cured, either by receipt of payment or receipt of evidence satisfactory to the Certificate Insurer (e.g., a wire reference number communicated by the sending bank; the Certificate Insurer shall notify the Trustee, if the Certificate Insurer receives satisfactory evidence that such funds have been sent), by 12:00 noon New York time on the following Business Day, the Trustee, or a successor servicer appointed in accordance with Section 10.02, shall immediately make such Advance (unless such Advance is a Nonrecoverable Advance) and assume, pursuant to Section 10.02 hereof, the duties of a successor Servicer; and (y) in the case of clauses (i)(A), (i)(B), (i)(D),
(ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above, the Majority in Aggregate Voting Interest, subject to the prior written consent of the Certificate Insurer, which consent may not be unreasonably withheld, or the
Certificate Insurer, by notice in writing to the Servicer and a Responsible Officer of the Trustee may, in addition to whatever rights they or it may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as servicer. Upon receipt by the Servicer of a second written notice (except relative to clause (i)(C) above) from the Majority in Aggregate Voting Interest, subject to the prior written consent of the Certificate Insurer, which consent may not be unreasonably withheld, or the Certificate Insurer stating that they or it intend to terminate the Servicer as a result of such Servicer Default, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 10.02, pass to and be vested in the Trustee or its designee and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee, for the benefit of the Holders of the Certificates, or its designee for administration by it of all amounts which shall at the time be credited by the Servicer to the Principal and Interest Account or thereafter received with respect to the Mortgage Loans.

         The Trustee shall not be deemed to have knowledge of a Servicer Default unless a Responsible Officer thereof has received written notice thereof.

         (c) Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of an Event of Nonpayment or a Performance Default, the Certificate Insurer shall promptly notify the Trustee. During any applicable grace period following receipt of such notice (or immediately following such notice in the case of a Performance Default), the Trustee and the Certificate Insurer shall cooperate with each other to determine if the occurrence of such Event of Nonpayment is in their reasonable business judgment or Performance Default is in the reasonable business judgment of the Certificate Insurer (x) the result of the acts or omissions of the Servicer or (y) the result of events beyond the control of the Servicer. If the Trustee and the Certificate Insurer conclude that such Event of Nonpayment or Performance Default is the result of the latter, Section 10.01(b) above shall not apply, and the Servicer shall not be terminated, unless and until an Event of Default unrelated to such Event of

Nonpayment or Performance Default has occurred and is continuing, whether or not the Servicer has cured such Event of Nonpayment or Performance Default. If the Trustee and the Certificate Insurer conclude that the Event of Nonpayment or Performance Default is the result of the former, the Certificate Insurer or the Majority in Aggregate Voting Interest, as the case may be, may terminate the Servicer in accordance with Section 10.01(b) above, provided that the Trustee shall have until the 60th day following the date of receipt of notice of the Event of Nonpayment or Performance Default to either assume the servicing or appoint a successor servicer pursuant to Section 10.02 hereof.

         If the Trustee and the Certificate Insurer cannot agree, and the basis for such disagreement is not arbitrary or unreasonable, as to the cause of the Event of Nonpayment or Performance Default, the decision of the Certificate Insurer shall control; provided, however, that if the Certificate Insurer decides to terminate the Servicer, the Trustee shall be relieved of its obligation to assume the servicing or to appoint a successor, which shall be the exclusive obligation of the Certificate Insurer.

         The Trustee shall promptly notify each Rating Agency, the Certificate Insurer, the Trustee and each Certificateholder, of the occurrence of a Servicer Default.

         Section 10.02     Trustee to Act; Appointment of Successor
                           Servicer.

         On and after the time the Servicer receives a notice of
termination pursuant to Section 10.01, or the Trustee receives the resignation of the Servicer evidenced by an Opinion of
Counsel pursuant to Section 9.04, or the Servicer is removed as servicer pursuant to this Article X (in which event the Trustee shall promptly notify each Rating Agency), except as otherwise provided in Section 10.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the Trustee shall not be liable for any actions of any servicer prior to the
Trustee becoming the Servicer under this Agreement.  The Trustee shall be obligated to make advances pursuant to Sections 5.10, 5.13 and 6.08 unless, and only to the extent the Trustee determines reasonably and in good faith that, such advances would not be recoverable pursuant to Section 5.04(ii) or 6.05(d)(vii) and (viii), such determination to be evidenced by a certification of a Responsible Officer of the Trustee delivered to the Certificate Insurer; provided that the Trustee shall not be required to make an advance from its own funds if such advance is prohibited by law. As compensation therefor, the Trustee, or any successor servicer appointed pursuant to the following paragraph, shall be entitled to all funds relating to the Mortgage Loans which the Servicer would have been entitled to receive from the Principal and Interest Account pursuant to Section 5.04 and from the Collection Account pursuant to Section 6.05 if the Servicer had continued to act as servicer hereunder, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 7.01 and 7.03. In no event shall the assets of the Trust include, nor the Trustee or any other successor servicer acquire any rights to, the Representative's Yield.

         Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, and shall, if it is unable to so act or if the Majority in Aggregate Voting Interest (with the consent of the Certificate Insurer), or the Certificate Insurer so request in writing to the Trustee, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Certificate Insurer, which acceptance shall not be unreasonably withheld, that has a net worth of not less than $15,000,000 and which is approved as a servicer by FNMA and FHLMC as the successor to the Servicer hereunder in the assumption of all or any part of the respons ibilities, duties or liabilities of the Servicer hereunder. Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the successor servicer. The compensation of any successor servicer (including, without limitation, the Trustee) so appointed shall be the aggregate Servicing Fees, together with other Servicing Compensation in the form of assumption fees, late payment charges or otherwise. In the event the Trustee is required to solicit bids, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor servicer shall be entitled to the full amount of the aggregate Servicing Fees as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances and Advances. After such deductions, the remainder of such sum shall be paid by the Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succes sion. The Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account by the Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder (other than the Trustee) shall be effective until the Trustee and the Certificate Insurer shall have consented thereto. The Trustee shall not resign as servicer until a successor servicer reasonably acceptable to the Certificate Insurer has been appointed.

         Pending appointment of a successor to the Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensa tion shall be in excess of that permitted the Servicer pursuant to Section 8.03, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in this Agreement. The Servicer, the Trustee, any Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         Section 10.03     Waiver of Defaults.

         The Certificate Insurer or a Majority in Aggregate Voting Interest may, on behalf of all Certificateholders, and subject to the consent of the Certificate Insurer, which consent may not be unreasonably withheld, waive any events permitting removal of the Servicer as servicer pursuant to this Article
X. Upon any waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to each Rating Agency.

         Section 10.04     Control by Majority in Aggregate Voting
                           Interest.

         The Certificate Insurer, or the Majority in Aggregate Voting Interest with the consent of the Certificate Insurer, which consent may not be unreasonably withheld, may direct the time, method and place of conducting any proceeding relating to the assets of the Trust or the Certificates or for any remedy available to the Trustee with respect to the Certificates, or exercising any trust or power conferred on the Trustee with respect to the Certificates or the assets of the Trust, provided that:

                    (i) such direction shall not be in conflict with any rule of law or with this Agreement;

                   (ii) the Trustee shall have been provided with indemnity satisfactory to it; and

                  (iii) the Trustee may take any other action deemed proper by it which is not inconsistent with such direction; provided, however, that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Holders not so directing. If inconsistent directions are given, the Certificate Insurer's directions shall control.


                                   ARTICLE XI

                                   TERMINATION

         Section 11.01     Termination.

         Subject to Section 11.03, this Agreement shall terminate upon notice to the Trustee of either: (a) the collection with respect to the last Mortgage Loan (or Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing.

         Subject to Section 11.03, the Servicer may, at its option, elect to terminate this Agreement on any date following the first Payment Date on which the Pool Principal Balance is less than 10% of the Original Pool Principal Balance (such Payment Date being the "Optional Purchase Date") by causing the Trust to sell (which may be to the Depositors or the Class R Certificateholders), as of the last day of the Due Period with respect to the next succeeding Payment Date, all of the outstanding Mortgage Loans and REO Properties at a price (the "Termination Price") equal to the fair market value thereof (determined as provided below); provided, that the Trust shall not sell the Mortgage Loans and REO Properties if the Termination Price to be received is less than the sum of (x) 100% of the aggregate Principal Balance of the outstanding Mortgage Loans and REO Properties and (y) accrued and unpaid interest on each such Mortgage Loan at a rate equal to its respective Mortgage Interest Rate. In connection with any such sale, the Servicer shall pay any outstanding and unpaid fees and expenses of the Trustee and the Certificate Insurer relating to this Agreement that such parties would otherwise have been entitled to pursuant to Section 6.05(d).

         The fair market value of the outstanding Mortgage Loans and REO Properties for purposes of this Section 11.01 shall be an amount equal to the average of the bid prices for such assets taken as a whole, provided to the Servicer by two Independent, nationally recognized dealers in whole loans substantially similar to the Mortgage Loans.

         Any such sale pursuant to this Section 11.01 shall be accomplished by depositing into the Collection Account, on the third Business Day immediately preceding the final Payment Date on which such purchase is to be effected, the amount of the Termination Price. On the same day that the Termination Price is deposited into the Collection Account, any other amounts then on deposit in the Principal and Interest Account shall be transferred to the Collection Account pursuant to Section 5.04(ii) for payment to Certificateholders pursuant to
Section 6.05(d) on the final Payment Date as specified in the notice to Certificateholders described below; and any amounts received with respect to the Mortgage Loans and REO Properties subsequent to the last day of the related Due Period shall belong to the Person purchasing the Mortgage Loans and REO Properties. Promptly upon receipt of the Termination Price, the Trustee shall release (or cause to be released) each related Mortgage File to the Person purchasing the Mortgage Loans and REO Properties as set forth herein.

         Notice of any termination, specifying the Payment Date upon which this Agreement will terminate shall be given promptly by the Trustee by letter to the Certificateholders mailed during the month of such final Payment Date before the Determination Date in such month, specifying (i) the Payment Date upon which final payment of the Certificates will be made and (ii) the amount of any such final payment. The obligations of the Certificate Insurer hereunder shall terminate upon the deposit by the Servicer with the Trustee for deposit into the Collection Account of a sum sufficient to purchase all of the Mortgage Loans and REO
Properties as set forth above.

         Each Holder is required, and hereby agrees, to return to the Trustee any Certificate with respect to which the Trustee has made the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed canceled and shall no longer be outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trustee.

         In the event that any amount due to any Class A Certificateholder remains unclaimed, the Servicer shall, at the expense of the Trust Fund, which amount shall be allocated to the Trust REMIC, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed. If, within the period then specified in the escheat laws of the State of New York after such publication such amount remains unclaimed, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look to the Class R Certificateholders for payment.

         Section 11.02     Additional Termination Requirements.

         (a) In the event the Servicer exercises its purchase option as provided in Section 11.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 11.02 will not (i) result in the imposition of taxes on prohibited transactions" of the Trust REMIC as defined in
Section 860F of the Code, or (ii) cause the Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                    (i) Within 89 days prior to the final Payment Date the Trustee shall adopt a plan of complete liquidation of the REMIC meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

                   (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Payment Date, the Trustee shall sell all of the assets of the Trust Fund to the Servicer or the Certificate Insurer for cash;

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited (A) to the Class A Certificateholders, the Class A Principal Balance, plus one month's interest on each Class of Class A Certificates at the respective Pass-Through Rate, and (B) to the Class R Certificateholders, all cash on hand after such payment to the Class A Certificateholders (other than cash retained to meet claims), and the Trust REMIC and the Trust Fund shall terminate at such time; and

                   (iv) In no event may the final payment on the Certificates (except to the extent permitted in Section 11.01 with respect to Certificateholders who fail to surrender their Certificates) be made after the 89th day from the date on which the plan of complete liquidation is adopted.

         (b) By their acceptance of the Certificates, the holders thereof hereby agree to appoint the Trustee as their attorney-in-fact to (i) adopt such a plan of complete liquidation as appropriate or upon the written request of the Certificate Insurer and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

         (c) On the final federal income tax return for the Trust REMIC, the Trustee will attach a statement specifying the date of the adoption of the plan of liquidation.

         Section 11.03     Accounting Upon Termination of Servicer.

         Upon termination of the Servicer under Article X hereof, the Servicer shall:

                  (a) deliver to its successor or, if none shall yet have been appointed, to the Trustee the funds in any Principal and Interest Account;

                  (b) deliver to its successor or, if none shall yet have been appointed, to the Trustee, the Mortgage Files and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

                  (c) deliver to its successor or, if none shall yet have been appointed, to the Trustee and, upon request, to the Certificateholders, a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the Mortgage Loans; and

                  (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obliga tions and liabilities of the Servicer under this Agreement.

         Section 11.04     Representative's Right to Representative's
                           Yield Absolute.

         The Representative's right to receive the Representative's Yield with respect to each Mortgage Loan shall be absolute and unconditional, and shall survive notwithstanding the termination of the rights and obligations of the Servicer hereunder, the resignation of the Servicer or the termination of this Agreement. The Representative's right to receive the Representative's Yield shall not be subject to offset or counterclaim, whether or not such right has been assigned in whole or in part, notwithstanding any breach of any representation or warranty of the Representative or any Depositor under this Agreement or any default by the Representative or any Depositor of any of its obligations or covenants under this Agreement. The Representative shall have the right to assign any or all of its rights in and to the Representative's Yield, without notice to or the consent of any party to this Agreement or any Noteholder or any Certificateholder.

         Section 11.05     Termination Upon Loss of REMIC Status.

         (a) Following a final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in either case, from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the Trust REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Majority in Voting Interest may direct the Trustee on behalf of the Trust REMIC to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) and (ii) the Certificate Insurer may notify the Trustee of the Certificate Insurer's determination to purchase from the Trust Fund all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Fund at a price equal to the Termination Price. Upon receipt of notice from the Certificate Insurer, the Trustee shall notify the Class R Certificateholders of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the Percentage Interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan them remaining in the Trust Fund at a purchase price equal to the Termination Price. Any such purchase shall be accomplished in the manner set forth in Section 11.01.

     (b) If, during the Purchase Option Period, the Class R Certificateholders have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Majority in Aggregate Voting Interest have given the Trustee the direction described in clause (a)(i) above, the Trustee shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Fund, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Fund, the distribution of the proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 60th day, or such later day as the Majority in Aggregate Voting Interest shall permit or direct in writing, after the expiration of the Purchase Option Period and
(ii) in the event that the Certificate Insurer has given the Trustee notice of the Certificate Insurer's determination to purchase the Trust Fund described in clause (a)(ii) preceding, the Certificate Insurer shall so purchase the Trust Fund within 60 days after the expiration of the Purchase Option Period.

         (c) Following a Final Determination, the Holders of a majority of the Percentage Interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Class A Certificateholders and the Certificate Insurer of an opinion of nationally recognized tax counsel selected by the Holders of the Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Majority in Aggregate Voting Interest and the Certificate Insurer, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust REMIC will be subject to federal taxation, purchase from the Trust Fund all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Fund at a purchase price equal to the Termination Price. Any such purchase shall be accomplished in the manner set forth in Section
11.01. The foregoing opinion shall be deemed satisfactory unless the Majority in Aggregate Voting Interest give the Holders of a majority of the Percentage
Interest of the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.


                                   ARTICLE XII

                                   THE TRUSTEE

         Section 12.01     Duties of Trustee.

         The Trustee, prior to the occurrence of a Servicer Default and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer

Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or either Depositor hereunder. If any such instrument is found not to conform to the requirements of this Agreement, the Trustee shall notify the Certificate Insurer and request written instructions as to the action it deems appropriate to have the instrument corrected, and if the instrument is not so corrected, the Trustee will provide notice thereof to the Certificate Insurer who shall then direct the Trustee as to the action, if any, to be taken.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                    (i) Prior to the occurrence of a Servicer Default, and after the curing of all Servicer Defaults which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                   (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or the Class A Certificateholders, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                   (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Default or Servicer Default unless a Responsible Officer of the Trustee shall have received notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default or Servicer Default;

                    (v) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement;

                   (vi) Subject to the other provisions of this Agreement and without limiting the generality of this Section, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund or the Trust REMIC, (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties; and

                  (vii) The Trustee shall not be deemed a fiduciary for the Certificate Insurer in its capacity as such, except to the extent the Certificate Insurer has made an Insured Payment and is thereby subrogated to the rights of the Certificateholders with respect thereto.

         Section 12.02  Certain Matters Affecting the Trustee.

         (a)  Except as otherwise provided in Section 12.01:

                    (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                   (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, order or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this

         Agreement, unless such Certificateholders or the Certificate Insurer, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                   (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                    (v) Prior to the occurrence of a Servicer Default hereunder and after the curing of all Defaults which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or Holders of Class A Certificates evidencing not less than 25% of the Class A Principal Balance; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the Servicer's own funds;

                   (vi) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

                  (vii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder; and

                 (viii) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder, including, without limitation, under Section 2.06 hereof, either directly or by or through agents or attorney.

         (b) Following the Startup Day, the Trustee shall not knowingly accept any contribution of assets, including substitutions, to the Trust Fund or the Trust REMIC, unless the Trustee shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund or the Trust REMIC will not cause the Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         Section 12.03     Trustee Not Liable for Certificates or
                           Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Depositors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositors of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Principal and Interest Account by the Servicer. The Trustee shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.

         Section 12.04     Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

         Section 12.05     Servicer to Pay Trustee's Fees and Expenses.

         The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, including the powers and duties described in Section 2.07 hereof, and the Servicer will pay or reimburse the Trustee upon its request, and, if such amounts are not paid by the Servicer within thirty (30) days of demand therefor, with interest thereon at the Trustee's prime rate (which prime rate shall not exceed 10% per annum), for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including, without limitation, the reasonable fees, expenses and disbursements of its counsel (including, reasonable compensation of its in-house counsel on an hourly basis) and of all persons not regularly in its employ, including any agents, attorneys and accountants of the Trustee, as described in Section 2.07(a) hereof) and such out-of-pocket expenses as may be incurred by the Trustee in assuming servicing responsibilities under Section 10.02 hereof, such reimbursable amounts to include expenses incurred due to the Servicer's failure to properly discharge its responsibilities hereunder or to the representations and warranties as to any Mortgage Loan or Loans being untrue, but not to include general overhead incurred by the Trustee as a result of becoming Successor Servicer, provided however, prior to incurring such expenses, disbursements and advances ("costs"), the Trustee will give the Servicer an opportunity to provide such services to render such costs unnecessary), except any such expense, disbursement or advance as may arise from its negligence or bad faith, provided that the Trustee shall have no lien on the Trust Fund or the REMIC for the payment of its fees and expenses. Failure by the Servicer to pay any such fees or other expenses shall not relieve the Trustee of its obligation hereunder. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Servicer and held harmless against any loss, liability or expense (i) incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, and (ii) resulting from any error in any tax or information return prepared by the Servicer. The obligations of the Servicer under this Section 12.05 shall survive termination of the Servicer and payment of the Certificates, and shall extend to any co-trustee appointed pursuant to this Article XII. The compensation due to the Trustee pursuant to this Section
12.05 shall be paid by the Servicer from it own funds.

         Section 12.06     Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be (i) a banking association organized and doing business under the laws of any state or the United State of America, (ii) authorized under such laws to exercise corporate trust powers, including taking title to the Trust Fund asset on behalf of the
Certificateholders, (iii) having a combined capital and surplus of at least $50,000,000, (iv) whose long-term deposits, if any, shall be rated at least "BBB" by S&P or such lower long-term deposit rating by S&P as may be approved in writing by the Certificate Insurer and S&P, and with a long-term deposit rating of at least "Baa2" from Moody's (or such lower rating which would not cause Moody's to reduce its then current ratings of the Class A Certificates), (v) is subject to supervision or examination by federal or state authority and (vi) is reasonably acceptable to the Certificate Insurer as evidenced in writing. If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 12.06 its combined capital and surplus shall be deemed to be as set forth in it most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall give notice of such ineligibility to the Certificate Insurer and shall resign, upon the request of the

Certificate Insurer or the Majority in Aggregate Voting Interest, in the manner and with the effect specified in Section 12.07.

         Section 12.07     Resignation and Removal of the Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Certificate Insurer and to all Certificateholders. Upon receiving such notice of resignation, the Servicer shall, with the consent of the Certificate Insurer, promptly appoint a successor trustee by written instrument, in duplicate, which Instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders by the Servicer. Unless a successor trustee shall have been appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 12.06 and shall fail to resign after written request therefor by the Servicer, the Certificate Insurer or the Majority in Aggregate Voting Interest, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and shall, within 30 days after such removal, appoint, subject to the approval of the Certificate Insurer, which approval shall not be unreasonably withheld, a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders by the Servicer.

         The Majority in Aggregate Voting Interest or, if the Trustee fails to perform in accordance with this Agreement, the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, or by the Certificate Insurer, as the case may be, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the Successor Trustee so appointed.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 12.08.

         Upon any termination of, or appointment of any successor to, the Trustee hereunder, the Trustee shall promptly transfer all of the interest in the Class R Certificates acquired by the Tax Matters Person pursuant to Section 2.07(a)(6) hereof to the Successor Trustee.

         Section 12.08     Successor Trustee.

         Any successor trustee appointed as provided in Section 12.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Trustee's Mortgage Files and related documents and statement held by it hereunder, and the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers duties and obligations.

         No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.06.

         Upon acceptance of appointment by a successor trustee as provided in this Section, the Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses shown in the Certificate Register and to Moody's and S&P. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

         Section 12.09     Merger or Consolidation of Trustee.

         Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 12.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 12.10     Appointment of Co-Trustee or Separate
                           Trustee.

         Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Certificate Insurer with written notice to Moody's to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 12.10, such powers, duties, obligations, rights and trust at the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicer Default shall have occurred and be continuing, the Trustee alone (with the consent of the Certificate Insurer with written notice to Moody's) shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 12.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 12.08 hereof.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 12.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 12.11     [Reserved].

         Section 12.12     Appointment of Custodians.

         The Trustee may, with the consent of the Servicer and the Certificate Insurer and notice to Moody's, appoint one or more Custodians to hold all or a portion of the Trustee's Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The First National Bank of Boston is initially appointed Custodian with respect to all Mortgage Loans and, for so long as it shall be the Custodian hereunder, agrees to comply with the terms of the provisions of Exhibit N hereto applicable to the duties of the Custodian. Subject to this Article XII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders and the Certificate Insurer. The Servicer shall be liable for the fees of any Custodian appointed hereunder. Each Custodian shall be a depository institution subject to supervision by federal or state authority and shall be qualified to do business in the jurisdiction in which it holds any Trustee's Mortgage File. Each Custodial Agreement may be amended only as provided in Section 13.02.

         Section 12.13     Protection of Trust Fund.

         (a) The Trustee will hold the Trust Fund in trust for the benefit of the Holders and the Certificate Insurer and, upon request of the Certificate Insurer, or, with the consent of the Certificate Insurer, at the request of the Depositors, will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 13.02 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request to:

                    (i) more effectively hold in trust all or any portion of the Trust Fund;

                   (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

                  (iii)    enforce any of the Mortgage Loans; or

                   (iv) preserve and defend title to the Trust Fund and the rights of the Trustee, and the ownership Interests of the Holders represented thereby, in such Trust Fund against the claims of all Persons and parties.

         The Trustee shall send copies of any request received from the Certificate Insurer or the Depositors to take any action pursuant to this
Section 12.13 to the others.

         (b) Subject to Article X hereof, the Trustee shall have the power to enforce, and shall enforce the obligations of the other parties to this Agreement and of the Certificate Insurer, by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Holders; provided, however, that nothing in this Section 12.13 shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and second (ii) when required by this Agreement, have been requested to take such action by the Majority in Aggregate Voting Interest, the Certificate Insurer or the Depositors in accordance with the terms of this Agreement.

         (c) The Trustee shall execute any instrument required pursuant to this Section so long as such Instrument does not conflict with this Agreement or with the Trustee's fiduciary duties.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         Section 13.01     The Certificate Insurer.

         Any right conferred to the Certificate Insurer hereunder shall be suspended during any period in which the Certificate Insurer is in default in its payment obligations under the Certificate Insurance Policy, and its rights during such period shall vest in the Majority in Aggregate Voting Interest. At such time as the Certificates are no longer outstanding, and no amounts owed to the Certificate Insurer hereunder remain unpaid, the Certificate Insurer's rights hereunder shall terminate.

         Section 13.02     Amendment.

         (a) This Agreement may be amended from time to time by the Depositors and the Servicer by written agreement, upon the prior written consent of the Trustee and the Certificate Insurer, without notice to or consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, or any Custodial Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Certificate Insurer, the Trustee and the Depositors, adversely affect the interests of any Certificateholder or the Certificate Insurer; and provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party. The Trustee shall give prompt written notice to each Rating Agency of any amendment made pursuant to this Section 13.02(a).

         (b) This Agreement may be amended from time to time by the Depositors and the Servicer, with the consent of the Trustee and the Certificate Insurer, the Majority in Aggregate Voting Interest of the Class A Certificates and the Holders of the majority of the Percentage Interest in the Class R Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall reduce in any manner the amount of, or delay the timing of, any payments which are required to be distributed on any Class A Certificate without the consent of the Holder of such Certificate or reduce the percentage for each Class of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of each Class of Certificates affected thereby. Prior notice of any proposed amendment pursuant to this Section 13.02(b) shall be given to each Rating Agency.

         (c) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

         (d) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Servicer, the Representative, any Depositor, the Certificate Insurer or the Trustee in accordance with such amendment will not result in the imposition of a tax on the Trust REMIC or cause the Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. No amendment shall have the effect of varying the latest possible maturity, principal amount or interest rate of the Trust unless the Trustee shall have received an Opinion of Counsel that the amendment will not cause the regular interest to lack fixed terms within the meaning of the REMIC provisions.

         (e) An amendment or supplement to the original issue discount legend shall not be an amendment or supplement for purposes of this Article 13.

         Section 13.03     Recordation of Agreement.

         To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Holders' or Certificate Insurer's expense on direction and at the expense of the Majority in Aggregate Voting Interest or the Certificate Insurer requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or the Certificate Insurer or is necessary for the administration or servicing of the Mortgage Loans.

         Section 13.04     Duration of Agreement.

         This Agreement shall continue in existence and effect until terminated as herein provided.

         Section 13.05     Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 13.06     Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to (i) in the case of the Servicer and the Representative, EquiCredit Corporation of
America,  10401  Deerwood  Park  Boulevard,   Jacksonville,  Florida  32256-0505
Attention: General Counsel, or such other addresses as may hereafter be furnished to the Trustee in writing by the Representative and the Servicer, (ii) in the case of each Depositor, c/o EquiCredit Corporation of America, 10401 Deerwood Park Boulevard, Jacksonville, Florida 32256-0505 Attention: General Counsel, or such other addresses as may hereafter be furnished to the Trustee in writing by such Depositor, (iii) in the case of the Certificateholders, as set forth in the Certificate Register, (iv) in the case of the Trustee, First Bank National Association, c/o First Trust of Illinois, National Association, 400 North Michigan Avenue, Illinois 60611, Attention: Corporate Trust Department,
(v) in the case of  Moody's,  99  Church  Street,  New  York,  New  York  10007,
Attention: Home Equity Monitoring Group, (vi) in the case of S&P, 26 Broadway, New York, New York 10004, Attention: Ms. Nancy Gigante and (vii) in the case of the Certificate Insurer, Financial Guaranty Insurance Company, 115 Broadway, New York, New York 10006, Attention: Managing Counsel (re: EQCC Home Equity Loan Trust 1996-3). Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

         Section 13.07     Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

         Section 13.08     No Partnership.

         Except for federal, state and local income, franchise or similar tax purposes, nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Certificateholders.

         Section 13.09     Counterparts.

         This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

         Section 13.10     Successors and Assigns.

         This  Agreement  shall inure to the benefit of and be binding  upon the
Representative,   the   Servicer,   the   Depositors,   the   Trustee   and  the
Certificateholders and their respective successors and assigns.

         Section 13.11     Headings.

         The headings of the various Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         Section 13.12     Limitation of Liability of Trustee.

         Notwithstanding anything contained herein to the contrary, this Agreement has been executed by First Bank National Association not in its individual capacity but solely as Trustee and in no event shall First Bank National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Depositors hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust Fund.

         Section 13.13     Limitations on Rights of Others.

         The  provisions  of this  Agreement  are solely for the  benefit of the
Depositors, the Servicer, the Trustee, the Certificateholders and the Originators and nothing in this Agreement whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the assets of the Trust or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. The Certificate Insurer is an intended third party beneficiary of this Agreement.

         Section 13.14     No Petition

         The Servicer and the Trustee by entering into this Agreement hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of this Agreement pursuant to Article XI hereof, acquiesce, petition or otherwise invoke or cause the Depositors to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositors under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of each of the Depositors or any substantial part of its respective property, or ordering the winding up or liquidation of the affairs of each of the Depositors.

     IN WITNESS WHEREOF, the Servicer, the Trustee and the Depositors have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                   FIRST BANK NATIONAL ASSOCIATION,
                                   as Trustee


                                   By:_______________________________
                                      Name: Melissa A. Rosal
                                      Title: Vice President


                                   EQUICREDIT CORPORATION OF AMERICA,
                                   as Representative and Servicer


                                   By:_______________________________
                                      Name: Terence G. Vane, Jr.
                                      Title: Vice President


                                   THE DEPOSITORS

                                   EQCC RECEIVABLES CORPORATION


                                   By:_______________________________
                                      Name: Terence G. Vane, Jr.
                                      Title: Vice President

                                   EQCC ASSET BACKED CORPORATION


                                   By:_______________________________
                                      Name: Terence G. Vane, Jr.
                                      Title: Vice President

STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )


     On the 15th day of August, 1996 before me, a Notary Public in and for the State of New York, personally appeared Terence G. Vane, Jr., known to me to be the Vice President of EQCC Receivables Corporation and EQCC Asset Backed Corporation, corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporations, and acknowledged to me that such corporations executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                   ----------------------------------
                                   Notary Public

STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )


     On the 15th day of August, 1996 before me, a Notary Public in and for the State of New York, personally appeared Terence G. Vane, Jr. known to me to be the Vice President of EquiCredit Corporation of America, a corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                   ---------------------------------
                                   Notary Public

STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )


     On the 15th day of August, 1996 before me, a Notary Public in and for the State of New York, personally appeared Melissa A. Rosal, known to me to be Vice President of First Bank National Association, a national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                   ---------------------------------
                                   Notary Public

                                    EXHIBIT A

                            CONTENTS OF MORTGAGE FILE


     With respect to each Mortgage Loan, the Mortgage File shall include each of the following items (copies to the extent the originals have been delivered to the Depositors pursuant to Section 2.04 of the Pooling and Servicing Agreement), all of which shall be available for inspection by the Trustee and the Custodian, to the extent required by applicable laws:

     1. The original Mortgage Note, with any intervening endorsements, endorsed* "Pay to the order of The First National Bank of Boston, as Custodian under the Custodial Agreement dated as of August 1, 1996, Series 1996-3, without recourse" and signed, by facsimile or manual signature, in the name of the Originator transferring such Mortgage Loan to the applicable Depositor pursuant to the Transfer Agreement by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to such Originator, if the Originator from whom the Depositor acquired such Mortgage Loan was not the originator and, with respect to manufactured housing units, the certificate of title, if any;

     2. Either: (i) the original Mortgage, with evidence of recording thereon (and, in the case of a Mortgaged Property held in an Illinois Land Trust, signed by the trustee of such Illinois Land Trust), (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer of the applicable Depositor (provided, however, that such Responsible Officer may complete one or more blanket certificates attaching copies of one or more Mortgages relating thereto) or by the closing attorney, or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy, or commitment therefor, if the original has been transmitted for recording until such time as the original is returned by the public recording office or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

     3.   Except for a Mortgaged Property held in an Illinois Land Trust, either
          (i) the original Assignment of Mortgage from the Originator to* The First National Bank of Boston, as Custodian under the Custodial

- - ----------
          *contemporaneously with the issuance of the Certificates, the Depositor shall cause the Custodian to (A) endorse each Mortgage Note to the order of the Trustee, which endorsement shall be in substantially the form set forth in Section 2.04(a)(i) of the Pooling and Servicing Agreement, with appropriate alterations to reflect the interest of the Trustee and the limited nature of the Custodian's interest therein as may be acceptable to the Depositors, the Servicer and the Trustee, (B) execute each Assignment of Mortgage to the Trustee, which assignment shall be in substantially the form set forth in Section 2.04(c) of the Pooling and Servicing Agreement, with appropriate alterations to reflect the interest of the Trustee and (C) with respect to each Illinois Land Trust, execute a Reassignment of Assignment of Beneficial Interest to the Trustee, which reassignment shall be substantially in the form set forth in Section 2.04(h) of the Pooling and Servicing Agreement, with appropriate alterations to reflect the interest of the Trustee. The Servicer shall promptly cause each Assignment of Mortgage to be recorded in the applicable recording office in the name of the Trustee. NY1-158794.3 A-1

          Agreement dated as of August 1, 1996: or in blank pursuant to the Transfer Agreement;

     4. The original policy of title insurance or a true copy thereof or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue same.

     5. All intervening assignments, if any, showing a complete chain of assignment from the originator to the applicable Originator, including any recorded warehousing assignments, with evidence of recording thereon, certified by a Responsible Officer of the applicable Originator as a true copy of the original of such intervening assignments;

     6. Originals of all assumption and modification agreements, if any or a copy certified as a true copy by a Responsible Officer of the applicable Originator.

     7. Except for a Mortgaged Property held in an Illinois Land Trust, either: (i) originals of all intervening assignments, if any showing a complete chain of title from the originator to the applicable Depositor, including any recorded warehousing assignments, with evidence of recording thereon, or, (ii) if the original intervening assignments have not yet been returned from the recording office, a copy of the originals of such intervening assignments together with a certificate of a Responsible Officer of the Depositor or the closing attorney or an officer of the title insurer which issued the related title insurance policy, or commitment therefor, or its duly authorized agent certifying that the copy is a true copy of the original of such intervening assignments or (iii) a copy of the intervening assignment certified by the public recording office in those instances where the original recorded intervening assignment has been lost.

     8. If the Mortgaged Property is held in an Illinois Land Trust, the original Assignment of Beneficial Interest, or, if the trustee of such Illinois Land Trust retains such original Assignment of Beneficial Interest, a certified true copy of such Assignment of Beneficial Interest so certified by such trustee;

     9. If the Mortgaged Property is held in an Illinois Land Trust, an original Reassignment of Assignment of Beneficial Interest from the Company to*/ The First National Bank of Boston, as Custodian under the Custodial Agreement dated as of August 1, 1996, Series 1996-3 or in blank. In the event that the Mortgage Loan was acquired by the applicable Originator in a merger, the Reassignment of the Assignment of Beneficial Interest must be by "[Originator], successor by merger to "[name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by such Depositor while doing business under another name, the Reassignment of Assignment of Beneficial Interest must be by "[Originator], formerly known as [previous name]";

     10. If the Mortgaged Property is held in an Illinois Land Trust, originals of all intervening Reassignments of Assignment of Beneficial Interest, showing a complete chain of assignment from the beneficiaries of such Illinois Land Trust to the applicable Originator of all of such beneficiaries' right, title, and interest in, to, and under the trust agreement with respect to such Illinois Land Trust; and

     11. If the Mortgaged Property is held in an Illinois Land Trust, (A) a certified copy of the instrument creating the Illinois Land Trust, (B) a copy of the UCC-1 Financing Statement evidencing the assignment of the Mortgagor's beneficial interest in the Illinois Land Trust, with evidence of filing thereon, and (C) the original personal guaranty of the Mortgage Note, executed by each beneficiary of the Illinois Land Trust.

     12. Mortgage Loan closing statement and any other truth-in- lending or real estate settlement procedure forms required by law.

     13.  Residential loan application.

     14.  Verification of employment and income, and tax returns, if any.

     15.  Credit report on the mortgagor.

     16. The full appraisal made in connection with the origination of the related Mortgage Loan with photographs of the subject property and of comparable properties, constituting evidence sufficient to indicate that the Mortgaged Property relates to a Residential Dwelling.

     17.  Copy of the First Lien, if in the Servicer's file.

     18. All other papers and records developed or originated by the applicable Depositor or others, required to document the Mortgage Loan or to service the Mortgage Loan.*

- - -----------
          * contemporaneously with the issuance of the Certificates, the Depositor shall cause the Custodian to (A) endorse each Mortgage Note to the order of the Trustee, which endorsement shall be in substantially the form set forth in Section 2.04(a)(i) of the Pooling and Servicing Agreement, with appropriate alterations to reflect the interest of the Trustee and the limited nature of the Custodian's interest therein as may be acceptable to the Depositors, the Servicer and the Trustee, (B) execute each Assignment of Mortgage to the Trustee, which assignment shall be in substantially the form set forth in Section 2.04(c) of the Pooling and Servicing Agreement, with appropriate alterations to reflect the interest of the Trustee and (C) with respect to each Illinois Land Trust, execute a Reassignment of Assignment of Beneficial Interest to the Trustee, which reassignment shall be substantially in the form set forth in Section 2.04(h) of the Pooling and Servicing Agreement, with appropriate alterations to reflect the interest of the Trustee. The Servicer shall promptly cause each Assignment of Mortgage to be recorded in the applicable recording office in the name of the Trustee.

                                   EXHIBIT B-1

                         [FORM OF CLASS A-_ CERTIFICATE]

                          [Form of Face of Certificate]


                 EQCC HOME EQUITY LOAN ASSET BACKED CERTIFICATES


Series 1996-3                                Original Class A-_
CLASS A                                      Principal Balance:
                                             $__________
[Original] Class A-_
Pass-Through Rate:                           Original Dollar Amount
[____%]                                      as of the Cut-off Date
                                             Represented by this
No. A-__                                     Certificate:
Date of Pooling and                          $__________
Servicing Agreement
and Cut-off Date:                            Percentage Interest of
August 1, 1996                               this Certificate:
                                             _____%
Servicer:
EquiCredit                                   Initial Pool
Corporation of America                       Principal Balance:
                                             $326,594,692.74
First Payment Date:
September 16, 1996                           Latest Maturity Date:
                                             __________ __, 20__
Closing Date:
August 15, 1996                              Trustee:
                                             First Bank National Association
Cusip: ___________


     THE ISSUE PRICE OF THIS CERTIFICATE IS % OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE. IT IS POSSIBLE THAT APPLICABLE LAW AND TREASURY REGULATIONS COULD BE INTERPRETED TO PROVIDE THAT ALL INTEREST PAYMENTS ON THIS CERTIFICATE ARE TO BE TREATED AS PART OF THE STATED REDEMPTION PRICE AT MATURITY OF THIS CERTIFICATE (I.E., PRINCIPAL) THEREBY CAUSING THIS CERTIFICATE TO HAVE OID. IN SUCH CASE, THE FOLLOWING INFORMATION WOULD BE APPLICABLE, ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS BASED ON CERTAIN

ASSUMPTIONS USED IN PRICING THE CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY %; (II) THE ANNUAL YIELD OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY % PER ANNUM; AND (III) THE TOTAL AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD (August 15, 1996 TO September 14,
1996) FOR PURPOSES OF COMPUTING OID ON THIS CERTIFICATE AS A PERCENTAGE WOULD BE APPROXIMATELY %. THE METHOD USED TO CALCULATE THE ANNUAL YIELD AND THE AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD IS THE EXACT METHOD. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. A 100% PREPAYMENT ASSUMPTION WAS USED IN DETERMINING THE ANNUAL YIELD FOR FEDERAL INCOME TAX PURPOSES.

     This certifies that _________________________ is the registered owner of a Class A-_ percentage interest (the "Percentage Interest") in certain residential first and second mortgage loans (the "Mortgage Loans") master serviced by EquiCredit Corporation of America (hereinafter called the "Servicer", in its capacity as Servicer, and "Representative", in its capacity as Representative, which terms include any successor entity under the Agreement referred to below). The Mortgage Loans were originated or acquired by the Representative and certain of its wholly-owned subsidiaries as set forth in the Agreement referred to below (the Representative and such subsidiaries, the "Depositors"). The Mortgage Loans will be serviced by the Servicer pursuant to the terms and conditions of that certain Pooling and Servicing Agreement dated as of August 1, 1996 (the "Agreement") by and among the Representative, the Servicer, the Depositors and First Bank National Association, as trustee (the "Trustee"), certain of the pertinent provisions of which are set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The Mortgage Loans in the Mortgage Pool have aggregate outstanding principal balances, at the close of business on the Cut-Off Date herein referred to, after application of payments received by the Servicer on or before such date, of $326,594,692.74.

     On each Payment Date, commencing on September 16, 1996, the Trustee shall distribute to the Person in whose name this Certificate is registered on the calendar day immediately preceding each Payment Date (or, if Definitive Certificates are issued, the last calendar day of the month preceding the month in which such Payment Date occurs) (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class A Certificates on such Payment Date pursuant to Section 6.05 of the Agreement.

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed under its official seal.


                                   First Bank National Association



                                   By:____________________
                                      Authorized Officer

                                   Name:
                                   Title:

Dated:



                          CERTIFICATE OF AUTHENTICATION


This is a Class A-_ Certificate referred to in the within-mentioned Agreement, which Certificate is issued to ______________________________________________ in the initial denomination of $_____________.


                                   First Bank National Association



                                   By:_________________________
                                      Authorized Signatory

                        [Form of Reverse of Certificate]


         Distributions on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record Class A Certificates which have denominations aggregating at least $1,000,000 appearing in the Certificate Register and in all cases to the Class R Certificates, and shall have so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of such Person appearing in the Certificate Register.

         Upon receiving the final distribution hereon, the Holder hereof is required to send this Certificate to the Trustee. The Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as EQCC Home Equity Loan Asset Backed Certificates, Series 1996-3, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class R (herein called the "Certificates") and, as set forth in the Agreement, representing interests in (i) such Mortgage Loans as from time to time are subject to the Agreement, together with the Mortgage Files relating thereto and all proceeds thereof (other than the Representative's Yield), (ii) such assets as from time to time are identified as REO Property or are deposited in the Collection Account, Principal and Interest Account (including all earnings thereon and proceeds thereof), Spread Account, or Insurance Account, including amounts on deposit in the Accounts or the Principal and Interest Account and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Agreement and any Insurance Proceeds, (iv) the Certificate Insurance Policy, (v) Liquidation Proceeds and (vi) Released Mortgaged Property Proceeds (all of the foregoing being hereinafter collectively called the "Trust Fund"). The Class R Certificates are subordinate in right of payment to the Class A Certificates, to the extent set forth in the Agreement.

         The Certificates do not represent an obligation of, or an interest in, the Servicer, the Representative, the Depositors or the Trustee and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, the Federal Housing Administration or the Veterans Administration or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, and amounts withdrawable from the Collection Account, all as more specifically set forth herein and in the Agreement.

         Financial Guaranty Insurance Company has issued a certificate guaranty surety bond with respect to the Class A Certificates, a copy of which is attached as Exhibit I to the Agreement.

         As provided in the Agreement, deposits and withdrawals from the Collection Account and the Insurance Account may be made by the Trustee from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred by the Servicer and investment in Permitted Instruments.

         Subject to certain restrictions, the Agreement permits the amendment thereof with respect to certain modifications (a) by the Servicer and the Trustee without the consent of the Cer tificateholders, and (b) by the Depositors, the Representative, the Servicer, the Trustee, the Majority in Voting Interest (as defined in the Agreement) and the holders of a majority of the Percentage Interest in the Class R Certificates. The Agreement permits the Majority in Voting Interest to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distri bution on a Certificate. Any such consent or waiver by the Majority in Voting Interest shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in New York, New York or Chicago, Illinois duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 or Class R Certificates. As provided in the Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for a new Certificate evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Servicer, the Representative, the Depositors and the Trustee and any agent of any of the foregoing, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

         The obligations created by the Agreement shall terminate upon notice to the Trustee of: (i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan, or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee, (ii) the purchase by the Servicer of all outstanding Mortgage Loans and REO Properties at a price determined as provided in the Agreement (the exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates), the right of the Servicer to purchase being subject to the Pool Principal Balance of the Mortgage Loans and REO Properties at the time of purchase being less than ten percent (10%) of the Original Pool Principal Balance, (iii) by the mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing, or (iv) upon the failure of the Trust to qualify as a REMIC, pursuant to Section 11.05 of the Agreement. By its acceptance of this Certificate, the Certificateholder hereby appoints the Servicer as its attorney-in-fact to adopt a plan of liquidation of the Trust Fund in accordance with Section 11.02 of the Agreement.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                   EXHIBIT B-2

                          [FORM OF CLASS R CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (The "1933 ACT"), OR THE SECURITIES LAW OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN OPINION OF COUNSEL TO THE TRUSTEE AND (2) AN AFFIDAVIT TO THE DEPOSITOR AND THE TRUSTEE THAT SUCH TRANSFEREE IS A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) OR AN AGENT OF A PERMITTED TRANSFEREE AND IS NOT AN AGENT FOR A PERSON WHO IS NOT A PERMITTED TRANSFEREE AND (3) THE TRANSFEROR PROVIDES A CERTIFICATE TO THE REPRESENTATIVE AND THE TRUSTEE TO THE EFFECT THAT SUCH TRANSFEROR HAS NO ACTUAL KNOWLEDGE THAT THE PROPOSED TRANSFEREE IS NOT A PERMITTED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER OF THIS CLASS R CERTIFICATE TO A PERSON OTHER THAN A PERMITTED TRANSFEREE OR AN AGENT OF A PERMITTED TRANSFEREE (NOT INCLUDING AGENTS OF A PERSON WHO IS NOT A PERMITTED TRANSFEREE) SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR TO AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY

SUCH PLAN TO EFFECT SUCH ACQUISITION, UNLESS THE TRANSFEREE PROVIDES AN OPINION OF COUNSEL SATISFACTORY TO THE SERVICER AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITORS OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

THE POOLING AND SERVICING AGREEMENT DEFINES A PERMITTED TRANSFEREE AS ANY PERSON OTHER THAN (I) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OF INSTRUMENTALITY OF ANY OF THE FOREGOING, (II) A FOREIGN GOVERNMENT, INTERNATIONAL ORGANIZATION OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (III) AN ORGANIZATION (EXCEPT CERTAIN FARMERS' COOPERATIVES DESCRIBED IN CODE SECTION 521) WHICH IS EXEMPT FROM TAX IMPOSED BY CHAPTER 1 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME) ON ANY EXCESS INCLUSIONS (AS DEFINED IN CODE
SECTION 860E(C)(1)) WITH RESPECT TO ANY CLASS R CERTIFICATE, (IV) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN CODE SECTION 1381(A)(2)(C) AND (V) ANY OTHER PERSON SO DESIGNATED BY THE SERVICER BASED UPON AN OPINION OF COUNSEL THAT THE TRANSFER OF A PERCENTAGE INTEREST IN A CLASS R CERTIFICATE TO SUCH PERSON MAY CAUSE THE TRUST FUND TO FAIL TO QUALIFY AS A "REAL ESTATE MORTGAGE
INVESTMENT CONDUIT" AT ANY TIME THAT THE CLASS A CERTIFICATES ARE OUTSTANDING. THE TERMS "UNITED STATES," "STATE" AND "INTERNATIONAL ORGANIZATION" SHALL HAVE THE MEANINGS SET FORTH IN CODE SECTION 7701 OR SUCCESSOR PROVISIONS. A CORPORATION WILL NOT BE TREATED AS AN INSTRUMENTALITY OF THE UNITED STATES OR OF ANY STATE OR POLITICAL SUBDIVISION THEREOF FOR THESE PURPOSES IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, WITH THE EXCEPTION OF THE FEDERAL HOME LOAN MORTGAGE CORPORATION, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT.

                 EQCC HOME EQUITY LOAN ASSET BACKED CERTIFICATES


Series 1996-3
CLASS R


No. R-_

Date of Pooling and                          Percentage Interest of
Servicing Agreement                          this Certificate:
and Cut-off Date:                            ____%
August 1, 1996

Servicer:                                    Initial Pool
EquiCredit Corporation                       Principal Balance:
of America                                   $326,594,692.74

First Payment Date:                          Latest Maturity Date:
September 16, 1996                           September 15, 2027

Closing Date:                                Trustee:
August 15, 1996                              First Bank National Association


     This certifies that _________________________ is the registered owner of a Class R percentage interest (the "Percentage Interest") in certain residential first and second mortgage loans (the "Mortgage Loans") master serviced by EquiCredit Corporation of America (hereinafter called the "Servicer", in its capacity as Servicer, and "Representative", in its capacity as Representative, which terms include any successor entity under the Agreement referred to below). The Mortgage Loans were originated or acquired by the Representative and certain of its wholly-owned subsidiaries as set forth in the Agreement referred to below (the Representative and such subsidiaries, the "Depositors"). The Mortgage Loans will be serviced by the Servicer pursuant to the terms and conditions of that certain Pooling and Servicing Agreement dated as of August 1, 1996 (the "Agreement") by and among the Representative, the Servicer, the Depositors and First Bank National Association, as trustee (the "Trustee"), certain of the pertinent provisions of which are set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The Mortgage Loans in the Mortgage Pool have aggregate outstanding principal balances, at the close of business on the Cut-Off Date herein referred to, after application of payments received by the Servicer on or before such date, of $326,594,692.74.

         On each Payment Date, commencing on September 16, 1996, the Trustee shall distribute to the Person in whose name this Certificate is registered on the calendar day immediately preceding each Payment Date (or, if Definitive Certificates are issued, the last calendar day of the month preceding the month in which such Remittance Date occurs) (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and any amount required to be distributed to the Holders of the Class R Certificates on such Remittance Date pursuant to Section 6.05 and 6.09 of the Agreement.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed under its official seal.


                                   First Bank National Association



                                   By:_______________________
                                      Authorized Officer

                                   Name:
                                   Title:

Dated:



                          CERTIFICATE OF AUTHENTICATION

     This  is  a  Class  R  Certificate  referred  to  in  the  within-mentioned
Agreement,         which         Certificate         is         issued        to
______________________________________________  in the initial  denomination  of
_____________ Percentage Interest.


                                   First Bank National Association



                                   By:_______________________
                                      Authorized Signatory

                          [Form of Reverse Certificate]


         Distributions on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record Class A Certificates of the same Class which have denominations aggregating at least $1,000,000 appearing in the Certificate Register and in all cases to the Class R Certificates, and shall have so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of such Person appearing in the Certificate Register.

         Upon receiving the final distribution hereon, the Holder hereof is required to send this Certificate to the Trustee. The Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as EQCC Home Equity Loan Asset Backed Certificates, Series 1996-3, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class R (herein called the "Certificates") and, as set forth in the Agreement, representing interests in (i) such Mortgage Loans as from time to time are subject to the Agreement, together with the Mortgage Files relating thereto and all proceeds thereof (other than the Representative's Yield), (ii) such assets as from time to time are identified as REO Property or are deposited in the Collection Account, Principal and Interest Account (including all earnings thereon and proceeds thereof), Spread Account, or Insurance Account, including amounts on deposit in the Accounts or the Principal and Interest Account and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Agreement and any Insurance Proceeds, (iv) the Certificate Insurance Policy, (v) Liquidation Proceeds and (vi) Released Mortgaged Property Proceeds (all of the foregoing being hereinafter collectively called the "Trust Fund"). The Class R Certificates are subordinate in right of payment to the Class A Certificates, to the extent set forth in the Agreement.

         The Certificates do not represent an obligation of, or an interest in, the Servicer, the Representative, the Depositors or the Trustee and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, the Federal Housing Administration or the Veterans Administration or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, and amounts withdrawable from the Collection Account, all as more specifically set forth herein and in the Agreement.

         Financial Guaranty Insurance Company has issued a certificate guaranty surety bond with respect to the Class A Certificates, a copy of which is attached as Exhibit I to the Agreement.

         As provided in the Agreement, deposits and withdrawals from the Collection Account and the Insurance Account may be made by the Trustee from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred by the Servicer and investment in Permitted Instruments.

         Subject to certain restrictions, the Agreement permits the amendment thereof with respect to certain modifications (a) by the Servicer and the Trustee without the consent of the Cer tificateholders, and (b) by the Depositors, the Representative, the Servicer, the Trustee, the Majority in Voting Interest and the holders of a majority of the Percentage Interest in the Class R Certificates. The Agreement permits the Majority in Voting Interest to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority in Voting Interest shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate.

         As provided in the Agreement and subject to certain limitations therein set forth, including, without limitation, execution and delivery as appropriate of the Assignment and Resale Certification (Exhibit L-1 or L-2 to the Agreement), Transfer Affidavit and Transferee Letter (Exhibits M-1 and M-2 to the Agreement) and the Transfer Certificate described in Section 4.02(c)(ii) of the Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in New York, New York or Chicago, Illinois duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Class A Certificates. As provided in the Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for a new Certificate evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Servicer, the Representative, the Depositors and the Trustee and any agent of any of the foregoing, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

         The obligations created by the Agreement shall terminate upon notice to the Trustee of: (i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan, or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee, (ii) the purchase by the Servicer of all outstanding Mortgage Loans and REO Properties at a price determined as provided in the Agreement (the exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates), the right of the Servicer to purchase being subject to the Pool Principal Balance of the Mortgage Loans and REO Properties at the time of purchase being less than ten percent (10%) of the Original Pool Principal Balance, (iii) by the mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing or (iv) upon the failure of the Trust to qualify as a REMIC, pursuant to Section 11.05 of the Agreement. By its acceptance of this Certificate, the Certificateholder hereby appoints the Servicer as its attorney-in-fact to adopt a plan of liquidation of the Trust Fund in accordance with Section 11.02 of the Agreement.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                    EXHIBIT C

                        CERTIFICATE DEPOSITORY AGREEMENT

                                   EXHIBIT D

                             MORTGAGE LOAN SCHEDULE
                                   (attached)

                                    EXHIBIT E

                      FORM OF TRUSTEE INITIAL CERTIFICATION
                                                             August 15, 1996

[Representative]

[Insurer]

[Servicer]

[Depositors]

                    Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), EQCC Home Equity Loan Asset Backed Certificates, Series 1996-3, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class R, dated as of August 1, 1996 among EquiCredit Corporation of America, as Servicer, the Depositors listed therein and First Bank National Association, as Trustee

Ladies and Gentlemen:

         In accordance with Section 2.05 of the Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the Master Exception Report dated August __, 1996 and made a part hereof, it or the Custodian on its behalf has received, with respect to each Mortgage Loan, the documents specified in Sections 2.04(a), (b), (c), (g) and (h) of the Pooling and Servicing Agreement, as applicable, a Mortgage, or a certified copy thereof, Assignment of Mortgage, or a certified copy thereof, and a Mortgage Note with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and the documents contained therein appear to bear original signatures or copies of originals if the originals have not yet been delivered.

         Neither the Trustee nor the Custodian on its behalf has made any independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to:

(i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized  words and phrases  used herein  shall have the  respective
meanings  assigned  to  them  in  the  above-captioned   Pooling  and  Servicing
Agreement.


                          First Bank National Association



                           By:_______________________
                                      Name:
                                     Title:

                                   EXHIBIT F-1

                      FORM OF TRUSTEE INTERIM CERTIFICATION


                                                                 , 19__

[Representative]

[Insurer]

[Depositors]

[Servicer]


                    Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), EQCC Home Equity Loan Asset Backed Certificates, Series 1996-3, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class R, dated as of August 1, 1996 among EquiCredit Corporation of America, as Servicer, the Depositors listed therein and First Bank
                                    National Association, as Trustee



Ladies and Gentlemen:

         In accordance with the provisions of Section 2.05 of the above-referenced Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto), it or the Custodian on its behalf has reviewed the documents delivered to it or the Custodian on its behalf pursuant to Section
2.04 of the Pooling and Servicing Agreement and has determined that (i) all such documents are in its possession or in the possession of the Custodian on its behalf (other than those listed in Section 2.04(f)), (ii) such documents have been reviewed by it or the Custodian on its behalf and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan, (iii) based on its examination, or the examination of the Custodian on its behalf, and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule (other than items (i), (iv) and (x) of the definition of Mortgage Loan Schedule) respecting such Mortgage Loan accurately reflects the information set forth in the Mortgage File and (iv) each Mortgage Note has been endorsed as provided in Section 2.04 of the Pooling and Servicing Agreement.

Neither the Trustee nor the Custodian on its behalf has made any independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized  words and phrases  used herein  shall have the  respective
meanings  assigned  to  them  in  the  above-captioned   Pooling  and  servicing
Agreement.

                             ----------------------------
                             ___________, as Trustee


                         By:___________________________
                                      Name:
                                     Title:

                                   EXHIBIT F-2

                       FORM OF TRUSTEE FINAL CERTIFICATION


                                                                , 19__

[Representative]

[Insurer]

[Servicer]

[Depositors]

                    Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), EQCC Home Equity Loan Asset Backed Certificates, Series 1996-3, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class R, dated as of August 1, 1996 among EquiCredit Corporation of America, as Servicer, the Depositors listed therein and First Bank National Association, as Trustee



Ladies and Gentlemen:

         In accordance with Section 2.06 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the attachment hereto, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it or to the Custodian on its behalf has reviewed the documents delivered to it or to the Custodian on its behalf pursuant to Section
2.04 of the Pooling and Servicing Agreement and has determined that (i) all such documents are in its possession or in the possession of the Custodian on its behalf (other than those listed in Section 2.04(f)), (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage loan, (iii) based on its examination, and only as to the foregoing documents, the information set forth in the Mortgage

Loan Schedule (other than items (i), (iv) and (x) of the definition of Mortgage Loan Schedule) respecting such Mortgage Loan accurately reflects the information set forth in the Trustee's Mortgage File and (iv) each Mortgage Note has been endorsed as provided in Section 2.04 of the Pooling and Servicing Agreement. Neither the Trustee nor the Custodian on its behalf has made any independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized  words and phrases  used herein  shall have the  respective
meanings  assigned  to  them  in  the  above-captioned   Pooling  and  Servicing
Agreement.

                             --------------------------
                             ___________, as Trustee



                          By:_________________________
                                      Name:
                                     Title:

                                    EXHIBIT G

                            LIST OF BANKRUPTCY LOANS

                                    EXHIBIT H

                           FORM OF DELINQUENCY REPORT


                                  Mortgage Pool


                                                                      % of
                             Number of        Principal              Aggregate
                              Accounts         Balance               Principal
  Potentially Delinquent                      $                            %
  30 Days Delinquent
  60 Days Delinquent
  90 or More Days
    Delinquent
  In Foreclosure
  In Bankruptcy
  In REO

                                    EXHIBIT I

                          CERTIFICATE INSURANCE POLICY

                                    EXHIBIT J

                        REQUEST FOR RELEASE OF DOCUMENTS


                                                                , 19__

To:  [Trustee]

     [Custodian]


                  Re: Pooling and Servicing Agreement, EQCC Home Equity Loan Asset Backed Certificates, Series 1996-3, Class A-1, Class A-2, Class A-3, Class A-4,
                           Class A-5, Class A-6, Class A-7 and Class R, dated as of August 1, 1996



         In connection with the administration of the pool of Mortgage Loans held by you as Trustee or by the Custodian as your agent of the Certifi ateholders, we request the release, and acknowledge receipt, of the (Mortgage File/[specify document]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

[__]     1.  Mortgage Loan Paid in Full
           (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Principal and Interest Account and remitted to the Indenture Trustee for deposit into the Collection Account pursuant to the Pooling and Servicing Agreement.)

 [__]   2.  Mortgage Loan in Foreclosure

 [__]   3.  Mortgage Loan Substituted

 [__]   4.  Other Liquidation (Mortgage Loan in Bankruptcy,
             Repurchase, Rescission)

 [__]         5.  Non Liquidation (Other, explain)


         If box 1, 3 or 4 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

         If box 2 or 5 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.




By:___________________________
   Name:
   Title:

Documents returned to Trustee:


- - -------------------------------,
Trustee


By:____________________________
Date:

                                    EXHIBIT K

                               LIST OF ORIGINATORS




                        EquiCredit Corporation of America

                       EquiCredit Corporation/Ala. & Miss.

                        California/EquiCredit Corporation

                          EquiCredit Corporation of In.

                          EquiCredit Corporation of Pa.

                          EquiCredit Corporation of SC

                                   EXHIBIT L-1

                       ASSIGNMENT AND RESALE CERTIFICATION


         THIS  ASSIGNMENT  dated  as of the  day of  __________,  19___,  by and
between         _______________________________         ("Assignor")         and
_______________________________ ("Assignee"), provides:

         That for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

         1. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Certificateholder, in, to and under that certain Pooling and Servicing Agreement, EQCC Home Equity Loan Asset Backed Certificates, Series 1996-3, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class R (the "Pooling and Servicing Agreement"), dated as of August 1, 1996 by and among EquiCredit Corporation of America, as Representative and Servicer, the Depositors listed therein ("Depositors") and First Bank National Association, as trustee ("Trustee"), and that certain
Certificate, Class R, No. __, Series 1996-3 (the "Certificate") issued thereunder and authenticated by the Trustee.

         2. For the purpose of inducing Assignee to purchase the Certificate from Assignor, Assignor warrants and represents that:

                  a. Assignor is the lawful owner of the Certificate with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever;

                  b. The Assignor has not received notice, and has no actual current knowledge of any offsets, counterclaims or other defenses available to the Servicer with respect to the Pooling and Servicing Agreement or the Certificate; and

                  c. The Assignor has no actual current knowledge of and has not received notice of any amendments to the Pooling and Servicing Agreement or the Certificate.

         3. In connection with the transfer of the Certificate, and in accordance with Section 4.02 of the Pooling and Servicing Agreement, Assignor hereby warrants and represents to each of the Assignee, the Servicer, the Representative, the Depositors and the Trustee that:

                  a. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Certificate under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

                  b. The Assignor understands that the Assignee may resell the Certificate in reliance on Rule 144A under the 1933
Act.

         4. The Assignee warrants and represents to, and covenants with, each of the Servicer, the Representative, the Depositors, the Trustee and the Assignor pursuant to Section 4.02 of the Pooling and Servicing Agreement that:

                  a. The Assignee agrees to be bound, as Certificateholder, by all of the terms, covenants and conditions of the Pooling and Servicing Agreement, the Certificate and the Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Servicer the Representative, the Depositors, the Trustee and the Assignor all of the Assignor's obligations as Certificateholder thereunder;

                  b. The Assignee understands that the Certificate has not been registered under the 1933 Act or the securities laws of any state;

                  c. The Assignee is not acquiring the Certificate with a view to or for sale in connection with any distribution thereof within the meaning of the 1933 Act;

                  d. The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Certificate; and

                  e. The Assignee has been furnished with all information regarding the Certificate that it has requested from the Assignor, the Trustee or the Servicer.

         5. The Assignee warrants and represents to, and covenants with, the Assignor, the Representative, the Depositors and the Servicer that:

                  a. The Assignee agrees to be bound, as Certificate holder, by the restrictions on transfer contained in the Pooling and Servicing Agreement;

                  b. The Assignee is not an employee benefit plan or other plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), nor a Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan, and understands that registration of transfer of any Certificate to any such plan, or to any Person acting on behalf of or purchasing any Certificate with "plan assets" of any such plan, will not be made unless such plan or Person delivers an opinion of counsel, addressed and satisfactory to the Trustee, the Representative and the Servicer, to the effect that the purchase and holding of a Certificate by, on behalf of or with "plan assets" of any such plan is permissible under applicable law, would not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and would not subject the

Representative, the Servicer or the Trustee to any obligation or liability (including liabilities under Section 406 of ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement or any other liability.

         6. This Assignment and Resale Certification may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Assignment and Resale Certification to be executed by their duly authorized officers as of the date first above written.


- - -----------------------                              -------------------------
           Assignor                                               Assignee


By:______________________                            By:_____________________
Name:____________________                            Name:___________________
Title:___________________                            Title:__________________
Taxpayer                                                      Taxpayer
Identification No._______                            Identification No.______

                                   EXHIBIT L-2

                       ASSIGNMENT AND RESALE CERTIFICATION
                            (FOR RULE 144A TRANSFERS)


         THIS ASSIGNMENT dated as of the day of __________, 19__, by and between _____________________________ ("Assignor") and _________________________________
("Assignee"), provides:

         That for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

         1. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Certificateholder, in, to and under that certain Pooling and Servicing Agreement, EQCC Home Equity Loan Asset Backed Certificates, Series 1996-3, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class R (the "Pooling and Servicing Agreement"), dated as of August 1, 1996 by and among EquiCredit Corporation of America, as Representative and Servicer, the Depositors listed therein ("Depositors") and First Bank National Association, as trustee ("Trustee") and that certain Certificate, Class R, No. __, Series 1996-3 (the "Certificate") issued thereunder and authenticated by the Trustee.

         2. For the purpose of inducing Assignee to purchase the Certificate from Assignor, Assignor warrants and represents that:

                  a. Assignor is the lawful owner of the Certificate with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever;

                  b. The Assignor has not received notice, and has no actual current knowledge of any offsets, counterclaims or other defenses available to the Servicer with respect to the Pooling and Servicing Agreement or the Certificate; and

                  c. The Assignor has no actual current knowledge of and has not received notice of any amendments to the Pooling and Servicing Agreement or the Certificate.

         3. In connection with the transfer of the Certificate, and in accordance with Section 4.02 of the Pooling and Servicing Agreement, Assignor hereby warrants and represents to each of the Assignee, the Servicer, the Representative, the Depositors and the Trustee that:

                  a. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Certificate under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

                  b. The Assignor understands that the Assignee may resell the Certificate in reliance on Rule 144A under the 1933
Act.

         4. The Assignee warrants and represents to, and covenants with, each of the Servicer, the Representative, the Depositors, the Trustee and the Assignor pursuant to Section 4.02 of the Pooling and Servicing Agreement that:

                  a. The Assignee agrees to be bound, as Certificateholder, by all of the terms, covenants and conditions of the Pooling and Servicing Agreement, the Certificate and the Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Servicer, the Representative, the Depositors, the Trustee and the Assignor all of the Assignor's obligations as Certificateholder thereunder;

                  b. The Assignee understands that the Certificate has not been registered under the 1933 Act or the securities laws of any state;

                  c. The Assignee is not acquiring the Certificate with a view to or for sale in connection with any distribution thereof within the meaning of the 1933 Act;

                  d. The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Certificate;

                  e. The Assignee has been furnished with all information regarding the Certificate that it has requested from the Assignor, the Trustee or the Servicer; and

                  f. The Assignee is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 2 or Annex 3. The Assignee is aware that the sale to it is being made in reliance on Rule 144A. The Assignee is acquiring the Certificate for its own account or for the account of a qualified institutional buyer, understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

         5. The Assignee warrants and represents to, and covenants with, the Assignor, the Representative, the Depositors and the Servicer that:

                  a. The Assignee agrees to be bound, as Certificate holder, by the restrictions on transfer contained in the Pooling and Servicing Agreement;

                  b. The Assignee is not an employee benefit plan or other plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), nor a Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan, and understands that registration of transfer of any Certificate to any such plan, or to any Person acting on behalf of or purchasing any Certificate with "plan assets" of any such plan, will not be made unless such plan or Person delivers an opinion of counsel, addressed and satisfactory to the Trustee, the Representative and the Servicer, to the effect that the purchase and holding of a Certificate by, on behalf of or with "plan assets" of any such plan is permissible under applicable law, would not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and would not subject the Representative, the Servicer or the Trustee to any obligation or liability (including liabilities under Section 406 of ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement or any other liability.

         6. This Assignment and Resale Certification may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Assignment and Resale Certification to be executed by their duly authorized officers as of the date first above written.


- - -------------------------                       ------------------------
           Assignor                                    Assignee


By:____________________                         By: ____________________
Name:__________________                         Name:___________________
Title:_________________                         Title:__________________
Taxpayer                                        Taxpayer
Identification No._____                         Identification No.______

                             ANNEX 1 TO EXHIBIT L-2



SELLER:

SERVICER:

TRUSTEE:

CERTIFICATE REGISTRAR:

                             ANNEX 2 TO EXHIBIT L-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

The undersigned hereby certifies as follows to the parties listed in Annex I to the Rule 144A Investment Representation to which this certification relates with respect to the Rule 144A Securities described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice president or other executive officer of the Buyer.

         2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $________________*/ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

        [____] Corporation. etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

        [____] Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State,
- - --------
*/ Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                           territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         [____] Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         [____] Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         [____] Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         [____] State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         [____] ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         [____] Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisers Act of 1940.

         [____] Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

         [____] Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

         3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                  Will the Buyer be purchasing the Rule 144A Securities only for the Buyer's own account?


                              Yes               No

         6. If the answer to the foregoing question is "No", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

         7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                            Print Name of Buyer


                                            By:________________________
                                               Name:
                                               Title:
                                               Date:

                             ANNEX 3 TO EXHIBIT L-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]



         The undersigned hereby certifies as follows to the parties listed in Annex I to the Rule 144A Investment Representation to which this certification relates with respect the Rule 144A Securities described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

         [____]           The Buyer owned $                    in securities
                          (other than the excluded securities referred to
                           below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         [____]            The Buyer is part of a Family of Investment
                           Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that the parties listed in Annex I to the Rule 144A Investment Representation to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. The undersigned will notify the parties listed in Annex I to the Rule 144A Investment Representation to which this certification relates of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                            Print Name of Buyer or Adviser


                                            By:_____________________________
                                               Name:
                                               Title:

                                            IF AN ADVISER:


                                            Print Name of Buyer

                                            Date:

                                   EXHIBIT M-1

                  CLASS R AFFIDAVIT PURSUANT TO SECTION 860E(e)
                      OF THE INTERNAL REVENUE CODE OF 1986



         Re:      EQCC Home Equity Loan Trust 1996-3
                  EQCC Home Equity Loan Asset Backed Certificates
                  Series 1996-3


STATE OF               )
                       )   ss.:
COUNTY OF              )

                  I, __________________, under penalties of perjury, de clare that, to the best of my knowledge and belief, the following representations are true, correct, and complete and being first sworn, depose and say:

                  1. That I am the  _______________ of  __________________  (the
"Investor"), whose taxpayer identification number is _______________, on behalf of which I have the authority to make this affidavit.

                  2. That the Investor is acquiring a Class R Certificate in the initial principal amount of $0. An election will be made to treat certain assets of the Trust as a real estate mortgage investment conduit ("REMIC") under
Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). The Class R Certificate will be designated as a "residual interest" in the REMIC.

                  3. That no purpose of the acquisition of the Class R Certificate by the Investor is to avoid or impede the assessment or collection of federal income tax.

                  4. That the Investor is not a "Disqualified Organization" (as defined below), and that the Investor is not acquiring a Class R Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political sub-division thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a Farmer's Cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in Section 1381(a)(2)(C) of the Code or (iv) any other entity designated as a Disqualified Organization by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of the determination.

                  5. That the Investor acknowledges that Section 860E(e) of the Code imposes a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class R Certificate to a Disqualified Organization.

                  6. That the Investor is a "U.S. Person" as that term is defined in the Transferee's Letter of even date herewith, and that the Investor is the beneficial owner of the Class R Certificate, and is not holding the Class R Certificate as nominee for any other person.

                  7. That the following information of the Investor is true and correct:
Address: _____________________________________; contact for tax matters ______________; phone number ___________; form of Orga nization of Investor _________________; and acquisition date
_______________________.

                  8. That capitalized terms used herein without definition shall have the meaning assigned such terms in the Pooling and Servicing Agreement dated as of August 1, 1996 among First Bank National Association, Equicredit Corporation of America, EQCC Receivables Corporation and EQCC Asset Backed Corporation.

                  IN WITNESS WHEREOF, the Investor has caused this instrument to be duly executed on its behalf, by its ________________ and its seal to be hereunto attached, this ____ day of _____________, 19__.


                          [Name of Investor]

                           By: _______________________
                                      Name:
                                     Title:


                  Personally appeared before me _______________, known or proved to me to be the same person who executed the foregoing instrument and to be a _______________ of the Investor, and acknowledged to me that he executed the same as his free act and deed and as the free act and deed of the Investor.


Subscribed and sworn before me
this ____ day of __________, 19__


____________________________________
Notary Public


My commission expires the ____ day
of _______________, 19__.

                                   EXHIBIT M-2

                               TRANSFEREE'S LETTER


                                                  [DATE]

EQCC Receivables Corporation
EQCC Asset Backed Corporation
[ADDRESS]

First Bank National Association
[ADDRESS]

Ladies and Gentlemen:

      We propose to purchase a Class R Certificate issued under the Pooling and Servicing Agreement, dated as of August 1, 1996 (the "Pooling and Servicing Agreement"), among First Bank National Association, as trustee (the "Trustee"), Equicredit Corporation of America, EQCC Receivables Corporation and EQCC Asset Backed Corporation. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.


      1. We certify that on the date hereof we have simul taneously herewith delivered to you an affidavit certifying, among other things, that (i) we are not a Disqualified Organi zation and (ii) we are not purchasing such Class R Certificate on behalf of a Disqualified Organization. We understand that any breach by us of this certification may cause us to be liable for a tax imposed upon transfers to Disqualified Organizations.

      2. We acknowledge that we will be the beneficial owner of the Class R Certificate and that the Class R Certificate will be registered in our name and not in the name of a nominee.

       3. We certify that no purpose of our purchase of the Class R Certificate is to avoid or impede the assessment or collection of tax.

       4. We represent that:

          (a) We understand that the Class R Certificate represents for federal income tax purposes, a "residual interest" in a real estate mortgage investment conduit;

          (b)      We understand that as the holder of a Class R
Certificate we will be required to take into account, in deter mining our taxable income, our pro rata percentage interest of the taxable income of the Trust REMIC in accordance with all applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code").

       5.  We  understand  that  if,   notwithstanding  the  transfer
restrictions, the Class R Certificate is in fact trans ferred to a Disqualified Organization, a tax may be imposed on the transferor of the Class R Certificate. We agree that any breach by us of these representations shall render such transfer of the Class R Certificate by us absolutely null and void and shall cause no rights in the Class R Certificate to vest in the transferee.

       6. The sale to us and our purchase of the Class R Certificate constitutes a sale for tax and all other purposes and each party thereto has received due and adequate consideration. In our view, the transaction represents fair value, representing the results of arms length negotiations and taking into account our analysis of the tax and other consequences of investment in the Class R Certificate.

       7. We expect  that the  purchase  of the Class R  Certificate, together with the receipt of the price, if any, therefore will be economically neutral or profitable to us overall, after all related expenses (including taxes) have been paid and based on conservative assumptions with respect to discount rates, prepayments and other factors necessary to evaluate profitability.

        8. We are a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. We are duly organized and validly existing under the jurisdiction of our organization. We are neither bankrupt nor insolvent nor do we have reason to believe that we will become bankrupt or insolvent. We have conducted and are conducting our business so as to comply in all material respects with all applicable statutes and regulations. The person executing and delivering this letter on our behalf is duly authorized to do so, the execution and delivery by us of this letter and the consummation of the transaction on the terms set forth herein are within our corporate power and, upon such execution and delivery, this letter will constitute our legal, valid and binding obligation, enforceable against us in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).

        9. Neither the execution and delivery by us of this letter, nor the compliance by us with the provisions hereof, nor the consummation by us of the transactions as set forth herein, will (i) conflict with or result in a breach of, or constitute a default or result in the acceleration of any obligation under, our articles or by-laws or after giving effect to the consents or the taking of the actions contemplated by clause (ii) of this subparagraph, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on us or our properties, or any of the provisions of any indenture or mortgage or any other contract or instrument to which we are a party or by which we or any of our properties is bound, or (ii) require the consent of or notice to or any filing with, any person, entity or governmental body, which has not been obtained or made by us.

        10. We anticipate being a profit-making entity on a ongoing basis.

        11. We have filed all required federal and state income tax returns and have paid all federal and state income taxes due; we intend to file and pay all such returns and taxes in the future.

        12. We agree that in the event that at some future time we wish to transfer the Class R Certificate, we will trans fer the Class R Certificate only to a transferee that:

            (i) is not a Disqualified Organization and is not purchasing such Class R Certificate on behalf of a Disqualified Organization, and

            (ii) has delivered to the Certificate Registrar a transferee letter in the form of Exhibit M-1 to the Pooling and Servicing Agreement and an affidavit in the form of Exhibit M-2 to the Pooling and Servicing Agreement, and, if requested by the Cer tificate Registrar, an opinion of counsel (in form ac ceptable to the Certificate Registrar), that the proposed transfer will not cause the Class R Certificate to be held by a Disqualified Organization.

        13.  We  are   knowledgeable  and  experienced  in  financial,
business and tax matters generally and in particular, the investment risks and tax consequences of REMIC residuals that provide little or no cash flow, and are capable of evaluating the merits and risks of an investment in the Class R Certificate; we are able to bear the economic risks of an investment in the Class R Certificate.

        14.  We are  acquiring  the  Class R  Certificate  for our own account for the purpose of investment and not within view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement or law that the disposition of our property shall at all times be and remain within our control.

        15. We will comply with all applicable federal and state securities laws in connection with any subsequent resale by us of the Class R Certificate.

        16. We understand that none of the Depositor, the Underwriter, the Servicer or the Trustee is required to register the Class R Certificate under the Securities Act of 1933.

        17. We are either (a) not an employee benefit plan or other plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), nor a Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan, and we understand that registration of transfer of any Certificate to any such plan, or to any Person acting on behalf of or purchasing any Certificate with "plan assets" of any such plan, will not be made unless such plan or Person delivers an opinion of counsel, addressed and satisfactory to the Trustee, the Representative and the Servicer, to the effect that the purchase and holding of a Certificate by, on behalf of or with "plan assets" of any such plan is permissible under applicable law, would not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and would not subject the Representative, the Servicer or the Trustee to any obligation or liability (including liabilities under Section 406 of ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement or any other liability, or (b) we have provided to the Trustee an opinion of counsel as described in clause (a) of this paragraph 17.

       18. We hereby designate the Trustee as our fiduciary to perform the duties of the Tax Matters Person for the Trust
REMIC.

                              Very truly yours,

                              [Name of Transferee]

                           By: _______________________
                                      Name:
                                     Title:

                                    EXHIBIT N

                           FORM OF CUSTODIAL AGREEMENT

                                    EXHIBIT O

                           FORM OF LIQUIDATION REPORT


Customer Name:
Account Number:
Original Principal Balance:

1.       Liquidation Proceeds

                  Principal Prepayment      $________
                  Property Sale Proceeds     ________
                  Insurance Proceeds         ________
                  Other (Itemize)            ________

                  Total Proceeds                                    $_______

2.       Servicing Advances                 $________
         Monthly Advances                    ________
         Servicing Fees                      ________

                  Total Advances                                    $_______

3.       Net Liquidation Proceeds                                   $_______
         (Line 1 minus Line 2)

4.       Principal Balance of the Mortgage                          $_______
           Loan on date of liquidation

5.       Loss, if any                                               $_______
         (Line 4 minus Line 3)

                                    EXHIBIT P

                 PRINCIPAL AND INTEREST ACCOUNT LETTER AGREEMENT



                                                (date)


To: (the "Account Depository")



         As "Servicer" under the Pooling and Servicing Agreement, dated as of August 1, 1996 (the "Agreement") with respect to EQCC Home Equity Loan Asset Backed Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class R (collectively, the "Certificates"), we hereby authorize and request you to establish an account, as a Principal and Interest Account pursuant to Section 5.03 of the Agreement, in the name of First Bank National Association and to be titled "EQCC Home Equity Loan Trust, Series 1996-2 Principal and Interest Account". The Principal and Interest Account shall bear an additional designation clearly indicating that the funds deposited therein are held for the Trustee for the benefit of the holders of the Certificates. All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                      EQUICREDIT CORPORATION OF AMERICA



                                      By:_______________________________
                                         Name:
                                         Title:

         The undersigned, as Account Depository, hereby certifies that the above described account has been established under Account Number ___________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The amounts deposited at any time in the account will be insured to the maximum amount provided by applicable law by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation.


                                     (Name of Account Depository)


                                     By:___________________________
                                        Name:
                                        Title:

                                    EXHIBIT Q

                                 FORM OF NOTICE


TO:      Financial Guaranty Insurance Company
         115 Broadway
         New York, New York
         Attention:  General Counsel
         Telephone: (212) 312-3000
         Telecopier: (212) 312-3093

RE:      EQCC Home Equity Loan Asset Backed Certificates, Series
         1996-3, Class A-1, Class A-2 and Class A-3, Class A-4,
         Class A-5, Class A-6 and Class A-7

Policy No. __________

Determination Date:

Payment Date:

We refer to that certain Pooling and Servicing Agreement among Credit Corporation of America, the Depositors listed therein and First Bank National Association, as trustee, relating to EQCC Home Equity Loan Asset Backed Certificates, Series 1996-2, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class R (the "Pooling and Servicing Agreement") dated as of August 1, 1996; all capitalized terms not otherwise defined herein shall have the same respective meanings as set forth in such Pooling and Servicing Agreement.

As of the Determination Date, the Trustee has determined under the Pooling and Servicing Agreement and hereby certifies that in respect of the related Payment
Date:


         (i) The Class A Remittance Amount ($__________) exclusive of amounts attributable to clause (iv) of the definition of "Basic Principal Amount," to the extent such amount is due but not paid by the Representative, the Depositors or the Originators.

         (ii) The Available Payment Amount with respect to the Mortgage Pool is $______________ and the amount of Excess Spread on deposit in the Collection Account is $_____________ (less $_____________, the amounts to be withdrawn for deposit into the Insurance Account, Spread Account or Letter of Credit Fee Account pursuant to Sections 6.02(i), (ii) and (iii) of the Pooling and Servicing Agreement).

         (iii) $_____________, amounts previously paid to Class A Certificateholders as Insured Payments.

         (iv) The amount that has been deposited in the Collection Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code and would otherwise have constituted all or a portion of the amount described in Item (ii) above is
                      $---------------.

         (v) The excess of the amount stated in (i), above, over the amount stated in (ii), above, less the amount described in
                      (iii), above, less the amount stated in (iv) above is $_________________.

         (vi) Monthly installments of principal and interest on the Mortgage Loans that were due during the Due Period related to this Payment Date and were not received prior to this Payment Date equal $_____________.

         (vii) In accordance with the above and the Agreement, the Insured Payment is $_________________.

[Attached hereto is a copy of the court order in connection with a voidable preference that constitutes a component of the Class A Principal Remittance Amount in the amount set forth therein.]

Accordingly, an Event of Nonpayment has occurred and, pursuant to Section 6.05 of the Pooling and Servicing Agreement, this statement constitutes a claim for an Insured Payment in the amount of $__________ under the Insurance Policy.

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand ($5,000.00) Dollars and the stated value of the claim for each such violation.

The amount claimed should be paid as follows:

                           ______________________
                           ______________________
                           ______________________
                           ___________, as Trustee

                           By:__________________________
                           Name:________________________
                           Title:_______________________
                           Telephone #:_________________



For Financial Guaranty Insurance Company Use Only

                           Wire Transfer Sent On:

                           By:___________________________
                           Confirmation Number:

                                    EXHIBIT R

                    MONTHLY INFORMATION DELIVERED BY SERVICER


1. The number and Principal Balances of all Mortgage Loans which were the subject of Principal Prepayments during the related Due Period.

2. The amount of all Curtailments which were received during the related Due Period.

3.       The aggregate amount of principal portion of all Monthly
         Payments received during the related Due Period.

4. The amount of interest received on the Mortgage Loans during the related Due Period.

5. The aggregate amount of the Advances made and recovered with respect to such Payment Date.

6. The delinquency and foreclosure information set forth in Exhibit H to the Pooling and Servicing Agreement and the amount of Mortgage Loan Losses during the related Due Period.

7. The weighted average maturity and the weighted average Net Mortgage Interest Rate as of the last day of the Due Period preceding of the related Accrual Period.

8. The Servicing Fees paid and Servicing Fees accrued during the related Due Period.

9. The amount of all payments or reimbursements to the Servicer pursuant to Section 5.04 (ii), (iv), (v), (vi) and (vii) paid or to be paid since the prior Payment Date (or in the case of the first Payment Date, since the Closing Date).

10.      The Pool Principal Balance.

11. Such other information as the Certificate Insurer, each Account Party and the Certificateholders may reasonably require.

12. The amounts which are reimbursable to the Servicer, the Representative or the Depositors, as appropriate, pursuant to Section 6.05.

13. The number of Mortgage Loans outstanding at the beginning and at the end of the related Due Period.

14. The aggregate interest accrued on the Mortgage Loans at their respective Mortgage Interest Rates for the related Due Period.

15. The amount deposited in the Collection Account which may not be withdrawn therefrom pursuant to an Order of a United States Bankruptcy Court of competent jurisdiction imposing a stay pursuant to Section 362 of U.S. Bankruptcy Code.

16. The Principal Balance of Mortgage Loans in the Mortgage Pool with Mortgage Interest Rates less than 8.30% per annum and less than 8.20% per annum.

                                    EXHIBIT S

                            LIST OF DELINQUENT LOANS

                                    EXHIBIT T

                      SCHEDULE OF MORTGAGE LOANS SUBJECT TO
              THE HOME OWNERSHIP AND EQUITY PROTECTION ACT OF 1994


NOTICE: Each Mortgage Loan listed on this Mortgage Loan Schedule is subject to special rules under the federal Truth in Lending Act. Purchasers or assignees of a Mortgage Loan listed on this Mortgage Loan Schedule could be liable for all claims and defenses with respect to such Mortgage Loan that the related Mortgagor could assert against the original lender.

                                    EXHIBIT U


                        DESTROYED MORTGAGE NOTE AFFIDAVIT



                  I, being duly sworn, do hereby state under oath that:


1.       I, ____________________, as __________________ , [name of
Originator] (the "Originator"), am authorized to make this Affidavit.

                  2. The Originator is the lawful owner under the following described Mortgage Note (the "Note"):

                      Date:
                      Loan No.:
                      Borrower(s):
                      Original Payee (if not Originator):
                      Original Amount:
                      Initial Rate of Interest:
                      Address of Mortgage Property:

                  3. The Originator has full authority to sell and deliver the Mortgage Note.

                  4. The Originator is the lawful owner of the Mortgage Note, and the Originator has not canceled, altered, assigned or hypothecated the Mortgage Note other than pursuant to the Transfer Agreement, dated as of August 1, 1996, among the Originators and Depositors named therein.

                  5. The Mortgage Note was not located after a thorough and diligent search and inquiry.

                  6. Attached hereto are true, complete and correct copies of the Mortgage Note, endorsed in blank by the Originator.

                  7. The Originator hereby agrees that in the event the Mortgage Note is ever located, the Originator (i) shall not assign, transfer, pledge, hypothecate, encumber or otherwise dispose of the Mortgage Note or any interest therein and (ii) shall deliver the Mortgage Note promptly to the Trustee or Custodian, if any.

                  8. The Originator agrees to indemnify and hold the Trustee and any Custodian and its successors and assigns harmless from any and all loss or damage incurred or relating to the Originator's failure to deliver the original Mortgage Note, promptly endorsed, to the Trustee.

                  9. Attached hereto as Exhibit "A" is a true, complete and correct photocopy of the original Mortgage Note.

                                       [name of Originator]


                                       --------------------------------
                                       Name:
                                       Title:

                      SWORN TO and subscribed before me this _____ day of __________, 1995.


                                            _________________________________
                                            Notary Public
                                            State of ________________________
                                            My Commission Expires:

                                    EXHIBIT V


                                Targeted Amounts
                                    Targeted
         Payment Date                                            Amount

         August 1996..............................            $12,945,000.00
         September 1996...........................             11,946,524.52
         October 1996.............................             10,951,743.74
         November 1996............................              9,960,635.94
         December 1996............................              8,973,179.48
         January 1997.............................              7,989,352.78
         February 1997............................              7,009,134.37
         March 1997...............................              6,032,502.86
         April 1997...............................              5,059,436.92
         May 1997.................................              4,089,915.32
         June 1997................................              3,123,916.90
         July 1997................................              2,161,420.60
         August 1997..............................              1,202,405.40
         September 1997 ..........................                246,850.40
         October 1997 and thereafter .............                      0.00